As filed with the Securities and Exchange Commission on April 16, 2007

Registration Number 333-137479

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Amendment No. 2)

ANPATH GROUP, INC.

(Name of Small Business Issuer in its Charter)

Delaware	2842	20-1602779
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

116 Morlake Drive, Suite 201

Mooresville, NC 28117

(704) 658-3350

 (Address and telephone number of principal executive offices)

J. Lloyd Breedlove

Chief Executive Officer

Anpath Group, Inc.

116 Morlake Drive, Suite 201

Mooresville, NC 28117

(704) 658-3350

(Name, address and telephone number of agent for service)

Copies to:

Lawrence G. Nusbaum, Esq.

Gusrae, Kaplan, Bruno & Nusbaum PLLC

120 Wall Street

New York, New York 10005

(212) 269-1400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.0001 par value per share	12,425,269	$2.25	$27,956,855	$2,991

Common Stock, $.0001 par value per share, issuable upon exercise of common stock purchase warrants(2)	4,713,535	$2.25	$10,605,454	$1,135

Common Stock, $.0001 par value per share, issuable upon exercise of options to purchase common stock	1,010,299	$2.25	$2,273,173	$243

Total	18,149,103			$4,369(3)

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The last sale price per share of the Registrant's Common Stock reported on the Over the Counter Bulletin Board on September 18, 2006 was $2.25 per share.

(2) Pursuant to Rule 416 there are being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the warrants.

(3)  Previously paid.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, Dated April 16, 2007

ANPATH GROUP, INC.

18,149,103 Shares of Common Stock

We are registering 18,149,103 shares of our common stock, par value $0.0001 per share, for resale by the selling stockholders identified in this prospectus. Of such shares 4,713,535 are issuable from time to time upon exercise of outstanding warrants and 1,010,299 are issuable from time to time upon exercise of outstanding options.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders nor will we receive the exercise price for options or certain of the warrants held by the selling stockholders. We will bear all expenses in connection with the registration of the shares, other than underwriting discounts and selling commissions.

Our common stock currently trades on the Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol "ANPG."

On April 12, 2007, the last reported sale price for our common stock on the OTC Bulletin Board was $2.85 per share.

The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus to read about factors you should consider before buying shares of our common stock.

The selling stockholders are offering these shares of common stock. We do not know when or if the selling stockholders intend to sell the shares covered by this prospectus or what the price, terms or conditions of any sales will be. The selling stockholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. For additional information on the methods of sale, you should refer to the section of this prospectus entitled "Plan of Distribution."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ________________, 2007

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock. Anpath Group, Inc. is referred to throughout this prospectus as “Anpath" "we" "us" or “Telecomm” (our former name) and, unless the context expressly requires otherwise, all such references also include EnviroSystems, Inc.

General

We were incorporated in the State of Delaware in August 2004 and from that time until January 2006, we had no significant assets or operations.  We had initially planned to provide sales channel and marketing consulting and support services to telecommunications companies that desired to establish distribution networks for their products in markets outside the United States.  We were not able to implement our original business plan, and as a result, from our inception until January 2006 we operated as a shell company.  On January 12, 2007, we amended our certificate of incorporation to change our name to Anpath Group, Inc. to more closely align our name with our business.

EnviroSystems, Inc. was incorporated in Nevada in 1999 and since its inception has been in the business of developing, marketing and distributing cleaning and disinfecting products that are intended to help prevent the spread of infectious micro-organisms without harmful effects to people, equipment or the environment.  Through EnviroSystems, which we acquired in January 2006, we are focused on developing safe infection prevention technologies.  See, Description of Business – Corporate History.

Equity Transactions.

The shares of our common we are registering were issued in a series of transactions related to our acquisition of EnviroSystems as follows.

In January 2006, in connection with our acquisition of EnviroSystems through a reverse merger acquisition, we issued to the preferred stockholders of EnviroSystems 6,400,000 shares of our restricted common stock in exchange for an aggregate of 3,363,322 shares of EnviroSystems preferred stock on a fully diluted basis.  Such shares of preferred stock consisted of 2,524,472 shares of EnviroSystems preferred stock and 838,850 shares of preferred stock issuable upon the exercise of warrants and options to purchase EnviroSystems’ preferred stock, which resulted in a conversion ratio of approximately 1.902880 shares of our common stock for each share of EnviroSystems preferred stock, on a fully diluted basis.  Pursuant to the terms of our Merger Agreement with EnviroSystems, all 6,400,000 shares of common stock have been placed in an escrow account for the benefit of the EnviroSystems preferred stockholders pursuant to the terms of an Escrow and Lock-Up Agreement.  All 6,400,000 shares of common stock will be held in escrow for a period of up to 15 months after the completion of the merger, subject earlier release in limited circumstances.  In addition, all 6,400,000 shares held in escrow are also subject to indemnification claims which may arise under the Merger Agreement.  Pursuant to the terms of the merger agreement, if any options or warrants to purchase EnviroSystems preferred stock expire unexercised, the shares of our common stock that would have been issuable to such holders upon exercise of such options or warrants will be distributed pro-rata among the EnviroSystems preferred stockholders.  As of April 13, 2007, warrants to purchase 93,000 shares of EnviroSystems preferred stock expired and accordingly, since the fully diluted number of shares of EnviroSystems preferred stock decreased, the conversion ratio was increased to approximately 1.956994 shares of our common stock for each share of EnviroSystems preferred stock, on a fully diluted basis.  Accordingly, as of April 13, 2007, of the 6,400,000 shares of common stock issuable to the EnviroSystems preferred stockholders, 4,940,376 are issuable in exchange for shares of EnviroSystems preferred stock, 449,326 shares are issuable upon the exercise of warrants to purchase shares of EnviroSystems preferred stock and 1,010,298 shares are issuable upon the exercise of options to purchase EnviroSystems preferred stock.  The shares of our common stock issuable upon exercise of such warrants and options have been distributed pro-rata among the EnviroSystems preferred stockholders.

Prior to our acquisition of EnviroSystems, in October 2005, we sold 3,230,000 shares of restricted common stock and a warrant to purchase up to an additional 4,000,000 shares of our common stock to MV Nanotech Corp.  In addition MV Nanotech Corp. made bridge loans to EnviroSystems in the aggregate principal amount of $850,000 which were used to fund EnviroSystems' operations.  Such bridge loans were made during 2005 and 2006 prior to our acquisition of EnviroSystems.  The principal amount of the bridge loans and all accrued but unpaid interest were repaid out of the net proceeds of our January Offering.  Certain of the selling stockholders participated in such bridge loans and, in connection with providing such loans, they received out of the 3,230,000 shares of common stock and warrant to purchase 4,000,000 shares of common stock issued to MV Nanotech Corp., an aggregate of 3,036,203 shares of common stock and warrants to purchase up to 846,656 shares of common stock at an exercise price of $2.50 per share, leaving MV Nanotech Corp. with 193,797 shares of common stock and a warrant to purchase up to 3,163,344 shares of common stock.  Subsequently, MV Nanotech Corp. sold warrants to purchase up to 1,000,000 shares of common stock at an exercise price of $2.50 per share to a selling stockholder, leaving MV Nanotech Corp. with 193,797 shares of common stock and a warrant to purchase up to 2,163,344 shares of common stock.

In September 2006, we issued to MV Nanotech, in exchange for the warrant issued in October 2005, an amended warrant to purchase up to 3,163,344 shares of common stock which contained limits on exercise such that MV Nanotech could not exercise the warrant if such exercise would result in MV Nanotech owning in excess of 4.9% of our outstanding common stock.  Stephen Hoelscher, our Chief Financial Officer is a 5% owner of and Chief Financial Officer of Mastodon Ventures, Inc., the parent corporation to MV Nanotech Corp.   In addition, in September 2005 MV Nanotech Corp. acquired 850,000 shares of EnviroSystems' common stock and, as a result of the foregoing acquisitions, MV Nanotech was a controlling stockholder of us and of EnviroSystems.   The shares of EnviroSystems common stock owned by MV Nanotech were cancelled, along with all other outstanding shares of EnviroSystems common stock in the merger.

In January 2006, substantially simultaneously with our acquisition of EnviroSystems, we completed a private sale of 4,250,000 shares of restricted common stock to accredited investors for gross proceeds of $8,500,000 (the “January Offering”).   The shares of common stock were sold at a price of $2.00 per share.  In addition, we issued to selling agents in the January Offering warrants to purchase up to 637,500 shares of our common stock at an exercise price of $2.50 per share.  The warrants expire on January 10, 2010.  We are registering 3,955,004 of the shares sold in our January Offering.

Recent Developments.

Shortly after the completion of our acquisition of EnviroSystems, we received notice from Environmental Protection Agency (EPA) Region 9 that it had conducted random tests of a single sample of EcoTru® (EPA Reg. No. 70791-1), which we refer to as EcoTru® or EcoTru® Ready to Use or EcoTru® RTU.  The sample was taken from a distributor's inventory and the results of EPA’s tests raised issues regarding EcoTru®'s labeling claims. In response, during January 2006, we: (1) voluntarily suspended sales, marketing and distribution of EcoTru®; (2) immediately initiated a retrieval program to recover stocks of EcoTru® manufactured during 2005 that were remaining in customer inventories; (3) promptly commenced a comprehensive review of our manufacturing procedures and quality standards; (4) began formulary exploration efforts and (5) contracted independent testing to support updated and potential additional label claims.  We believe that these new efforts, when combined with the previous data set which substantiated our prior labeling and marketing claims for the EcoTru® products, will support new submissions to EPA and the reintroduction of EcoTru®.

In response to the EPA letter, in November 2006 we elected to exercise our right to seek indemnification and made a claim seeking the return of all 6,400,000 shares held in escrow.  Pursuant to the terms of the Escrow and Lock-Up Agreement, if we determined that we had a claim for damages under the Merger Agreement, we had up to one year from the closing of the Merger to submit a claim seeking the return of shares held in escrow.

We are currently in negotiations with representatives of the EnviroSystems preferred stockholders and all parties to the negotiations are hoping to reach an amicable resolution.  We have not set a time frame for the conclusion of the negotiations and cannot say when the negotiations will be concluded.  Further, we cannot say whether or not our claim will be successful or if we will receive any or none of the shares we are seeking.  See Description of the Merger – Escrow and Lock-Up Agreement.

Since January 2006, our business activities have been focused upon aggressively reviewing all aspects of our EcoTru® product line. In addition to efforts to establish new manufacturing facilities, we contracted independent testing to support updated and potential additional claims, and initiated a program to review and enhance the Company's archive of test data. Further, we are instituting a new quality assurance program. While EnviroSystems' reviews and quality initiatives will address issues raised by the EPA, these same programs are integral parts of our business plan and include steps we began taking prior to the EPA inquiry.

We recently filed an application for EPA registration of a new disinfectant product based on EnviroSystems' proprietary technology. It is anticipated that this product will include new label claims not previously made for EcoTru® products.  We have also commenced analysis of a new manufacturing process for our EcoTru hospital grade disinfectant formulation with the intent to reintroduce the EcoTru® product.  We are exploring multiple process improvements in advance of our anticipated return to the hospital grade disinfectant market.

EcoTru® is expected to become available again soon in 22 ounce spray containers, one gallon bottles, 5 gallon pails and 55 gallon drums. The Company also produces a cleaning wipes product and plans to develop and test a wipe with the intent to register the product as a disinfectant wipe with EPA. We intend to market a disinfecting wipe with similar claims as those authorized for EcoTru® once EPA registration has been granted. We intend to apply to register our wipe technology with the EPA as soon as possible.

Our auditors, in their report dated June 27, 2006 have expressed substantial doubt about our ability to continue as a going concern.  In addition, EnviroSystems auditors, in their report dated April 24, 2005 (except for Note 12, as to which the date is April 29, 2005, expressed substantial doubt about EnviroSystems ability to continue as a going concern.

As of April 13, 2007, we had 16,299,889 shares of common stock outstanding.

Our headquarters is located at 116 Morlake Drive, Suite 201, Mooresville, North Carolina 28117.  Our telephone number is (704) 658-3350. Our website address is www.envirosi.com.

This Offering
Shares offered by Selling Stockholders	18,149,103 shares of common stock, including 4,713,535 shares of common stock issuable upon the exercise of warrants and 1,010,299 shares of common stock issuable upon the exercise of options.

Shares Outstanding Prior to Offering	16,299,889 shares of common stock.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock or from the exercise of options.  Out of the 4,713,535 shares of common stock issuable upon the exercise of warrants, we will receive the exercise price for 4,637,500 of such shares.  We expect to use the proceeds received from the exercise of such warrants, if any, for general working capital purposes.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 4.

OTC Bulletin Board Trading Symbol	ANPG

RISK FACTORS

You should carefully consider the following risk factors and the other information included herein before investing in our common stock. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you could lose all of your investment.

Risks Related To Our Business

In January 2006, we suspended sales, marketing and distribution of EcoTru® and commenced a voluntary recall of all such products produced since January 2005 which remained in customers' inventories. We cannot predict when, if ever, we will recommence sales or the harm such recall will have on our reputation and business.

In January 2006, in response to an EPA inquiry, we suspended sales, marketing and distribution of EcoTru® and commenced a voluntary recall of EcoTru® products produced since January 2005 that remained in customers' inventories.  In connection with the EPA’s inquiry, we paid a fine and administrative charges of $16,358.  As of December 31, 2006, we had accrued $23,099 as our best estimate of the costs to us of the EPA action and the recall. We have initiated formulary development work, manufacturing process and quality standards improvements and additional product testing to be submitted to the EPA for review. We cannot predict when, if ever, we will be recommence sales of EcoTru® or if we will be able to sell our products with the efficacy claims listed on our labels prior to the EPA inquiry. If we are not able to sell, market or distribute EcoTru®, or related products based on our PCMX technology, or if we are not permitted to again use our prior efficacy claims, our prospects, business and results of operations could be materially adversely affected. Further, we cannot predict at this time the effect the recall has had, or will have, on our reputation and business.

If our formulary exploration work, manufacturing improvement efforts and additional product testing does not prove the efficacy of our products or does not result in the receipt of EPA authorization, we will not be able to sell our products under their prior label claims which could have a material adverse effect on our ability to market and sell our products.

The results of our efforts may show that EcoTru® cannot meet the same standards as previously shown. In that event, we will have to devote significant financial and other resources to further research and development and the commercialization of our products using our technologies will be delayed or may never occur. Although our earlier tests and studies resulted in EPA approval for a variety of efficacy claims, the results from these earlier tests may not be representative of the results we obtain from any future tests, including our current tests.

Even if our current work does reconfirm the efficacy of our products, we cannot assure that the EPA will accept our results without additional testing and review. If the EPA does not accept the results, they may require that we conduct additional tests and studies and submit that data before EPA will reconsider restoration of our product claims. We may need to expend substantial resources to conduct further tests and studies to obtain data that EPA believes is sufficient. Depending on the extent of these tests and studies, this process could take a significant amount of time and/or may require us to expend more resources than we may have available. If any of these outcomes occur, we may be forced to abandon our applications for approval, which might cause us to cease operations.

We have to re-establish our core product in the market and rebuild our reputation and costumer confidence in us.  If we are not able to do so, our business could be materially adversely affected.

As a result of the EPA inquiry and the recall, our product’s position in the market and our reputation has been significantly adversely effected. Even if we are successful in having EcoTru’s prior labeling claims reauthorized, we may not be able to regain customer confidence or rehabilitate our reputation.  If we cannot regain our reputation and reestablish relationships with our customers, our business will be materially adversely affected.

Our products will continue to be subject to periodic random inspection and testing by the EPA and we cannot assure that such tests will not result in further EPA letters of inquiry or other actions.

Our products will continue to be subject to periodic inspection and testing by the EPA and other authorities, where applicable, and must comply at all times with the EPA and state regulations. If we fail an EPA inspection and/or test, or otherwise fail to comply with statutory and regulatory requirements we could be subject to possible legal or regulatory action, such as suspension of sales, suspension of manufacturing, seizure of product or voluntary recall of products.  Further, such a failure could result in the imposition of market restrictions through labeling changes or in product removal.  If compliance with regulatory requirements is not maintained or if problems concerning safety or effectiveness of our products occur following reauthorization by the EPA our ability to market our products may be withdrawn.  Further, if products selected for random testing by the EPA have not been properly stored, then the EPA tests may result in a finding that our products do not meet the efficacy standards on our labels. If EPA testing results in findings that our products do not meet EPA standards, it could have a material adverse effect on our business, reputation and results of operation.

We have been and are dependent upon sales of a single product, EcoTru® to the healthcare industry for most of our sales. If we are not able to reintroduce our EcoTru® to the market or our product fails to gain market acceptance our business will suffer.

EcoTru® has been and currently is our only product.  Sales of this product to customers in the healthcare industry have accounted for substantially all of our revenue. We cannot provide assurance that we will be successful in reintroducing EcoTru® to the market or in convincing former or new customers in the healthcare market to use our product once it returns to distribution or if we can successfully branch out into other markets. Certain competitors have products that are established in our target markets, and we may not be able to convince users of those products to switch to EcoTru® if it is reintroduced into the market. Healthcare professionals may be hesitant to utilize our product given our recent history with the EPA and product recall, our product pricing structure and the fact that we are a relatively small company. If we fail to reintroduce EcoTru® to the healthcare market or if after reintroduction our product fails to gain additional acceptance in the healthcare industry, our business will be significantly harmed.

We have not applied for patents on our proprietary technology and rely upon trade secret protection to protect our intellectual property; it may be difficult and costly to protect our proprietary rights and we may not be able to ensure their protection.

We have not applied for patent protection for our proprietary formulas and micro-emulsion technology and have decided instead to rely upon trade secret protection to protect such intellectual property. Trade secrets are difficult to protect and while we use reasonable efforts to protect our trade secrets, we cannot assure that our employees, consultants, contractors or scientific advisors will not, unintentionally or willfully, disclose our trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. If we are unable to defend our trade secrets from illegal use, or if our competitors develop equivalent knowledge, it could have a material adverse effect on our business.

Any infringement of our proprietary rights could result in significant litigation costs, and any failure to adequately protect our proprietary rights could result in our competitors' offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States. Therefore, we may not be able to protect our proprietary rights against unauthorized third party use. Enforcing a claim that a third party illegally obtained and is using our trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect our future operating results.

Potential claims alleging infringement of third party's intellectual property by us could harm our ability to compete and result in significant expense to us and loss of significant rights.

From time to time, third parties may assert patent, copyright, trademark and other intellectual property rights to technologies that are important to our business. Any claims, with or without merit, could be time-consuming, result in costly litigation, divert the efforts of our technical and management personnel, cause product shipment delays, disrupt our relationships with our customers or require us to enter into royalty or licensing agreements, any of which could have a material adverse effect upon our operating results. Royalty or licensing agreements, if required, may not be available on terms acceptable to us. If a claim against us is successful and we cannot obtain a license to the relevant technology on acceptable terms, license a substitute technology or redesign our products to avoid infringement, our business, financial condition and results of operations would be materially adversely affected.

To date we have had significant operating losses, an accumulated deficit and have had limited revenues and do not expect to be profitable for at least the foreseeable future, and cannot predict when we might become profitable, if ever.

We have been operating at a loss each year since our inception, and we expect to continue to incur substantial losses for the foreseeable future. As of December 31, 2006, we had an accumulated deficit of approximately $19.9 million. We also have had limited revenues. Revenues for the twelve months ended March 31, 2005 and March 31, 2006, were $670,214 and $486,568, respectively and for the nine months ended December 31, 2005 and December 31, 2006 were $409,206 and $56,975, respectively. Further, we may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we expect to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, we might become profitable.

Terms of subsequent financings may adversely impact your investment.

We may have to engage in common equity, debt, or preferred stock financing in the future which could have a negative impact on you rights and the value of your investment in our common stock.  If we issued debt, interest on such debt securities could increase our costs and negatively impact our operating results.  If we issue preferred stock, the terms of such preferred stock could be more advantageous to those investors than to the holders of our common stock. In addition, if we need to raise more equity capital from sale of common stock, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment. In addition, any additional sales of our common stock will have the effect of reducing current common stockholders equity interest in us and could adversely affect market price.

We operate in a highly regulated industry, which may delay the introduction of new products, cause withdrawal of products from the market, and have other adverse consequences.

Pursuant to applicable environmental and safety laws and regulations, we are required to obtain and maintain certain governmental permits and approvals for our products, including obtaining EPA reauthorization for our core product EcoTru®. Permits and approvals may be subject to revocation, modification or denial under certain circumstances. While we believe we are in compliance in all material respects with such environmental and safety laws, there can be no assurance that our operations or activities will not result in administrative or private actions, revocation of required permits or licenses, or fines, penalties or damages, which could have an adverse effect on us. In addition, we cannot predict the extent to which any legislation or regulation may affect the market for our products or our cost of doing business. See “Description of Business - Government Regulations.”

We may need to raise capital to fund our operations, and our failure to obtain funding when needed may force us to delay, reduce or eliminate our product development efforts.

If in the future, if we are not capable of generating sufficient revenues from operations and our capital resources are insufficient to meet future requirements, we may have to raise funds to continue the commercialization, marketing and sale of our products.

We cannot be certain that funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital if required or on acceptable terms, it may have to significantly delay, scale back or discontinue the development and/or commercialization of one or more of our products, restrict our operations or obtain funds by entering into agreements on unattractive terms.

Our independent registered auditors have expressed doubt about our ability to continue as a going concern and the independent auditors EnviroSystems expressed doubt about its ability to continue as a going concern.

Our audited financial statements for the fiscal year ended March 31, 2006 and for our prior fiscal year ended September 31, 2005, each included an explanatory footnote that such financial statements were prepared assuming that we would continue as a going concern. Further, EnviroSystems' audited financial statements for the year ended March 31, 2005 and 2006, contained a similar qualification.

We rely upon a third party manufacturer to produce our products which makes us vulnerable to supply disruption, which could harm our business.

We rely upon a manufacturing partner to produce EcoTru®. If our supplier is unable to provide us with product in quantities we require or meeting our specifications, or if it raises its prices we would be required to seek new suppliers.  In such event, we cannot assure that we will find alternative suppliers who will supply us with EcoTru® on similar economic terms, which could increase our costs of goods sold and have an adverse effect on our sales and results of operations.

In addition, if our supplier encounters problems during manufacturing as a result of, among other things, failure to follow our protocols and procedures, failure to comply with applicable regulations, or equipment malfunction, any of which could delay or impede their ability to meet our demand, it could have a material adverse effect on our business. Further, any interruption or delay in the supply of EcoTru® concentrate or EcoTru®, or our inability to obtain such goods from alternate sources at acceptable prices in a timely manner, could impair our ability to meet our customers demand and cause them to cancel orders or switch to competitive products, which would harm our business.

We rely upon a single supplier for parachlorometaxylenol (PCMX), the active ingredient in EcoTru®.

We rely upon a single supplier, Clariant Corporation, to provide us with PCMX, which is the biocide used in our EcoTru® products. Clariant Corporation is one of the largest suppliers of PCMX in the United States with some smaller sources in the United States. There are also some smaller foreign sources. If Clariant Corporation is unable to supply us with PCMX in the quantities and on the economic terms that we require, it could have a material adverse effect on our business. We have no written agreement with Clariant.

We lack sales, marketing and distribution capabilities and depend on third parties to market our product.

We do not have an internal sales organization dedicated solely to sales and marketing of our product and therefore we must rely upon third party distributors to market and sell our product. These third parties may not be able to market our product successfully or may not devote the time and resources to marketing our product that we require. We also rely upon third party carriers to distribute and deliver our product. As such, our deliveries are to a certain extent out of our control. If we choose to develop our own sales, marketing or distribution capabilities, we will need to build a marketing and sales force with technical expertise and with supporting distribution capabilities, which will require a substantial amount of management and financial resources that may not be available. If we or a third party are not able to adequately sell and distribute our product, our business will be materially harmed.

We may face product liability for the products we manufacture and sell.

Manufacturing, marketing and sale of our products may subject us to product liability claims. We currently have insurance coverage against product liability risks up to an aggregate annual limit of approximately $1,000,000.  However, such insurance coverage may not be adequate to satisfy any liability that may arise. Regardless of merit or eventual outcome, product liability claims may result in decreased demand for a product, injury to our reputation and loss of revenues. As a result, regardless of whether we are insured, a product liability claim or product recall may result in losses that could be material to us.

Substantially all of our operations are conducted at a single location. Any disruption at our facility could adversely affect our operations and increase our expenses.

Substantially all of our operations are currently conducted at a single location in Mooresville, South Carolina. We take precautions to safeguard our facility, including insurance, health and safety protocols. However, a natural disaster, such as a fire, flood or earthquake, could cause substantial delays in our operations, damage or destroy our books and records, computer systems, or inventory, and cause us to incur additional expenses. The insurance we maintain against fires, floods, earthquakes and other natural disasters may not be adequate to cover our losses in any particular case.

If we are unable to establish sufficient sales and marketing capabilities or enter into and maintain appropriate arrangements with third parties to sell, market and distribute our product, our business will be harmed.

We depend upon third parties to sell our product both in the United States and internationally. To achieve commercial success, we must develop sales and marketing capabilities and enter into and maintain successful arrangements with others to sell, market and distribute our products.

If we are unable to establish and maintain adequate sales, marketing and distribution capabilities, independently or with others, we may not be able to generate product revenue and may not become profitable. If our current or future partners do not perform adequately, or we are unable to locate or retain partners, as needed, in particular geographic areas or in particular markets, our ability to achieve our expected revenue growth rate will be harmed.

We face competition in our markets from a number of large and small companies, some of which have greater financial, research and development, production and other resources than we have.

Our products face competition from products which may be used as an alternative or substitute therefore. In addition we compete with several large companies in the disinfectant business. To the extent these companies, or new entrants into the market, offer comparable disinfectant products at lower prices, our business could be adversely affected. Our competitive position is based principally on our micro-emulsion technology, product quality and product safety. Our competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive performance characteristics. There can be no assurance that we will have sufficient resources to maintain our current competitive position. See “Description of Business - Competition.”

We may not be able to manage our growth effectively, which could adversely affect our operations and financial performance.

The ability to manage and operate our business as we execute our development and growth strategy will require effective planning. Significant growth could strain our internal resources and could adversely affect our financial performance. We expect that our efforts to grow will place a significant strain on our personnel, management systems, infrastructure and other resources. Our ability to manage future growth effectively will also require us to successfully attract, train, motivate, retain and manage new employees and continue to update and improve our operational, financial and management controls and procedures. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

Our future success depends on retaining our existing key employees and hiring and assimilating new key employees. The loss of key employees or the inability to attract new key employees could limit our ability to execute our growth strategy, resulting in lost sales and a slower rate of growth.

Our success depends in part on our ability to retain key employees including our executive officers. We have only entered into an employment agreement with one of our executives. Also, we do not currently carry "key man" insurance on our executives but intend to obtain it in the near future.  It would be difficult for us to replace any one of these individuals. In addition, as we grow we may need to hire additional key personnel. We may not be able to identify and attract high quality employees or successfully assimilate new employees into our existing management structure.

We cannot predict the impact of our proposed marketing efforts. If these efforts are unsuccessful we may not earn enough revenue to become profitable.

Our success will depend on investing in marketing resources and successfully implementing our marketing plan. Our proposed business plan includes hiring marketing personnel and a dedicated sales force and developing a comprehensive marketing plan for our product. Such a marketing plan may include attending trade shows and making private demonstrations, advertising and promotional materials, advertising campaigns in both print and broadcast media, and advertising/promotion-related operations.  We cannot give any assurance that these marketing efforts will be successful. If they are not, revenues may be insufficient to cover our fixed costs and we may not become profitable.

Our business was recently acquired which means that we have a limited operating history upon which you can base your investment decision.

Prior to January 2006, we were a shell company with no operations and minimal assets. In January 2006, we acquired EnviroSystems and, as a result, our business became that of EnviroSystems. Accordingly, we have a limited operating history upon which an evaluation of our prospects can be made. Our strategy is unproven and the revenue and income potential from our strategy is unproven. We may encounter risks and difficulties frequently encountered by companies that have grown rapidly through acquisition, including the risks described elsewhere in this section. Our business strategy may not be successful and we may not be able to successfully address these risks. If we are unsuccessful in the execution of our current strategic plan, we could be forced to reduce or cease our operations.

Our management has limited experience running our businesses which may hamper with our ability to make effective management decisions.

All of our operations were acquired in January 2006 and at that time we hired our executive officers and appointed new board members to run our business. Therefore, our experience in operating our current business is limited. Our senior executives have limited experience working with each other. Consequently, internal communication and business-decision making processes are evolving. We may react too slowly or incorrectly to trends that may emerge and affect our business. Our future success depends on the ability of the senior executives to establish an effective organizational structure and to make effective management decisions despite their limited experience.

We have experienced a history of losses and expect to incur future losses. Therefore, we must continue to raise money from investors to fund our operations. If we are unable to fund our operations, we will cease doing business.

We are a development stage company and have recorded very limited revenue from operations to date and we have incurred a cumulative loss of approximately $19.9 million through December 31, 2006. We expect to incur significant operating losses and negative cash flows over the next several quarters due to the costs of expanded research and development of our products. We will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate sufficient revenue to fund our operations or achieve profitability in the future. Even if we do achieve profitability, we may not be able to sustain or increase profitability.  If we are not able to generate revenues sufficient to fund our operations through product sales or if we are not able to raise sufficient funds through investments by third parties, it could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

We have relied almost entirely on external financing to fund our operations and acquisitions to date.

Because we have never generated meaningful revenue and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future. Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

Relationship with Principal Stockholders

Prior holders of EnviroSystems preferred stock beneficially own, or have the right to acquire, approximately 40% (6,400,000 shares) of our common stock. As a result, such persons will have substantial influence in all matters requiring a vote of our stockholders. This concentration of ownership could also have the effect of delaying or preventing a change in our control or discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material adverse effect on the market price of the common stock or prevent our stockholders from realizing a premium over the market price for their shares of common stock.

Our business may be affected by factors outside of our control.

Our ability to increase sales, and to profitably distribute and sell our products, is subject to a number of risks, including changes in our business relationships with our principal distributors, competitive risks such as the entrance of additional competitors into our markets, pricing and technological competition, risks associated with the development and marketing of new products in order to remain competitive and risks associated with changes in demand for disinfectants which can be affected by economic conditions, health care reform and government regulation.

Risks Related To Our Common Stock

The price of our common stock may fluctuate significantly, which could lead to losses for stockholders.

The securities of public companies can experience extreme price and volume fluctuations, which can be unrelated or out of proportion to the operating performance of such companies. We expect our common stock price will be subject to similar volatility. Any negative change in the public's perception of the prospects of our company or companies in our market could also depress our common stock price, regardless of our actual results. Factors affecting the trading price of our common stock may include:

•

regulatory actions;

•

variations in our operating results;

•

announcements of technological innovations, new products or product enhancements, strategic alliances or significant agreements by us or by our competitors;

•

recruitment or departure of key personnel;

•

litigation, legislation, regulation or technological developments that adversely affect our business;

•

changes in the estimates of our operating results or changes in recommendations by any securities analysts that elect to follow our common stock; and

•

market conditions in our industry, the industries of our customers and the economy as a whole.

If securities analysts do not publish research or reports about our business or if they downgrade our stock, the price of our stock could decline.

The trading market for our common stock may be affected by research and reports that industry or financial analysts may in the future publish about us or our business, over which we will have no control. There are many large, well-established publicly traded companies active in our industry and market, which means it will unlikely that we will receive widespread, if any, analyst coverage. Furthermore, if one or more of the analysts who in the future elect to cover us, downgrade our stock, our stock price would likely decline rapidly.

We have no intention to pay dividends on our common stock.

For the foreseeable future, we intend to retain future earnings, if any, to finance our operations and do not anticipate paying any cash dividends with respect to our common stock. As a result, investors should not expect to receive dividends on any of the shares of our common stock purchased by them, for a long period of time, if ever.

Our common stock is quoted on the OTC Bulletin Board and there may be a limited trading market for our common stock.

Our common stock is quoted on the OTC Bulletin Board. There is extremely limited and sporadic trading of our common stock and no assurance can be given, when, if ever, an active trading market will develop or, if developed, that it will be sustained. As a result, investors in our common stock may be unable to sell their shares.

Future sales of shares of our common stock currently subject to an escrow and lock-up agreement may decrease the price for such shares.

As of April 13, 2007, we had 16,299,269 shares of common stock outstanding. Out of such shares, an aggregate of 6,400,000 shares of common stock, which we issued in connection with our acquisition of EnviroSystems are subject to an Escrow and Lock-Up Agreement.  Included in the 6,400,000 shares subject to the Escrow and Lock-Up Agreement are 449,326 shares issuable upon the exercise of warrants and 1,010,298 shares issuable upon the exercise of options. If such options and/or warrants expire unexercised, the shares of common stock issuable to such holders will be distributed to the other EnviroSystems Series A Preferred Stockholders. When the Escrow and Lock-Up Agreement expires, such shares will be eligible for resale on the open market, many without any restrictions as to size or frequency of such sales. Actual sales, or the prospect of sales by our stockholders, may have a negative effect on the market price of the shares of our common stock.

If any of our stockholders either individually or in the aggregate cause a large number of securities to be sold in the public market, or if the market perceives that these holders intend to sell a large number of securities, such sales or anticipated sales could result in a substantial reduction in the trading price of shares of our common stock and could also impede our ability to raise future capital. In addition as of April 13, 2007, we had warrants to purchase up to an aggregate of 4,713,535 shares and options to purchase up to 1,760,299 shares of common stock outstanding. Further, we have up to an additional 3,700,000 shares of common stock reserved for future issuance under our 2004 Equity Compensation Plan and our 2006 Incentive Stock Plan.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

As long as the trading price of our common stock is below $5.00 per share, the open-market trading of our common stock will be subject to the “penny stock” rules. The penny stock rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1 million or annual income exceeding $200,000 or $300,000 together with their spouses). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common stock, and may result in decreased liquidity of our common stock and increased transaction costs for sales and purchases of our common stock as compared to other securities.

Our stockholders may encounter difficulties in obtaining, or may be unable to obtain, recovery from Weinick Sanders Leventhal & Co., LLP with respect to its audit of the financial statements of EnviroSystems and the inability to obtain this consent could negatively affect our ability to access public capital markets and to file future documents in a timely manner.

As a public company we are required to file periodic financial statements with the SEC that have been audited or reviewed by an independent accountant.   The independent auditor of EnviroSystems, Weinick Sanders Leventhal & Co., LLP (“Weinick”), provided a report on EnviroSystems’ financial statements for the fiscal year ended March 31, 2005.  However, Weinick has ceased doing business and we have been unable to obtain a reissued Weinick report for EnviroSystems’ financial statements included in this prospectus.  Although we are not aware of any basis for a lawsuit seeking relief from Weinick, our stockholders will encounter difficulties in obtaining or will be unable to obtain from Weinick, with respect to its audits of EnviroSystems’ financial statements for the year ended March 31, 2005, relief that may be available to investors under the federal securities laws against audit firms.

The inability of Weinick to reissue its audit or, if necessary, to provide its consent to the incorporation of its audit report in other public filings could limit our ability to access the public capital markets or cause us to incur the additional cost of having the financial statements for the year ended March 31, 2005.

FORWARD-LOOKING STATEMENTS

We and our representatives may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results.  Among the important factors on which such statements are based are assumptions concerning uncertainties associated with product development, the risk that we will not obtain approval to market our products, the risk that our technology will not gain market acceptance, our ability to obtain additional financing, our ability to attract and retain key employees, our ability to protect intellectual property, and our ability to adapt to economic, political and regulatory conditions affecting the healthcare industry.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock or from the exercise of options and warrants held by the prior preferred stockholders of EnviroSystems.  However, we will receive the exercise price of warrants to purchase up to 4,637,500 shares of our common stock issued in our October and January private offerings.  We expect to use the proceeds received from the exercise of such warrants, if any, for general working capital purposes.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

Overview

From our inception in August 2004, until our acquisition of EnviroSystems in a reverse merger transaction in January 2006, we had no material assets and/or business operations. As a result of the merger, EnviroSystems became our wholly owned subsidiary and our business became that of EnviroSystems. EnviroSystems was incorporated in the State of Nevada in 1996.

EnviroSystems holds federal and state registrations to produce and distribute a hard-surface disinfectant product known as EcoTru® (EPA Reg. No. 70791-1), which we refer to as EcoTru® Ready to Use or EcoTru® RTU.  EcoTru® is manufactured using what we believe to be a unique and proprietary micro-emulsion biocide technology platform which is intended to kill numerous bacteria, fungi, and viruses.  In addition to being highly effective, EcoTru® combines this effectiveness in a product which has a favorable profile for health and environmental effects.

Recent EPA Action and Product Retrieval Program

Historically, sales of EcoTru® accounted for substantially all of EnviroSystems' revenues.  In January 2006, shortly after we acquired EnviroSystems, our business activities were redirected when we received notice from the Environmental Protection Agency (EPA) Region 9 that the results of random tests of a single sample of our EcoTru® product taken from a distributor's inventory raised issues regarding EcoTru®'s labeling claims.  In response, we suspended sales, marketing and distribution of EcoTru®.  We also undertook a voluntary retrieval program to recover stocks of EcoTru® that were manufactured during 2005 that still remained in customers’ inventories.  Since January 2006, our business activities have been focused upon aggressively reviewing all aspects of our EcoTru® product line. In addition to efforts to establish new manufacturing facilities, independent testing is ongoing in conjunction with a program to review and enhance our archive of test data. Further, we are instituting a new quality assurance program. While we believe that these product reviews and quality initiatives will address issues raised by the EPA, these same programs are integral parts of our business plan and include steps we began taking prior to the EPA inquiry.  A final settlement that resolved EPA's allegations recently was completed with EPA and provided for payment by EnviroSystems of a civil penalty of approximately $16,500.  The Consent Agreement with EPA was completed and signed by both parties and filed by EPA during June 2006; the fine was paid in a timely manner during July.  See, Description of Business – Recent EPA Action and Product Retrieval Program.

As a result of our EPA response, revenues from sales of EcoTru® for the period from January 2006 to December 31, 2006 totaled $2,774 and our total revenue for the nine month period ended December 31, 2006 was $56,975.  At December 31, 2006, we estimated that the remaining cost to us for the EPA action and voluntary recall was $23,099.

Our EcoTru® product is produced using a proprietary and we believe unique, emulsion biocide technology platform that we expect to reformulate for use as a hospital grade hard-surface disinfectant product. This product, which will be an update of our product that historically was known as EcoTru® is expected to demonstrate through testing that it will effectively kill numerous bacteria, fungi, and viruses, including Hepatitis B and C, HIV, herpes and influenza. In addition to being highly effective as a disinfectant, the updated EcoTru® is expected to occupy a unique position in the market place in that it will combine this microbial effectiveness in a disinfectant product which also will have a favorable profile for health and environmental effects.

Change in Fiscal Year

On January 26, 2006, our board of directors approved a change in our fiscal year-end from September 30 to March 31 in order to have our fiscal year-end coincide with the fiscal year of our operating subsidiary, EnviroSystems.  In the future, we will report on a March 31 year end basis, with our first three fiscal quarters ending on June 30, September 30, and December 31. On June 29, 2006 we filed a transition report on Form 10-KSB for the twelve month period ended March 31, 2006.  We decided to provide audited financial statements for the twelve month period ending March 31, 2006, rather than the six month period from September 30, 2005 to March 31, 2006, because we are a holding company, with no prior operations, and all our current operations are conducted through our subsidiary EnviroSystems.

Results of Operations

Year Ended March 31, 2005 compared to Year Ended March 31, 2006

Revenues. Our revenues for the year ended March 31, 2006 and 2005 were $486,568 and $670,214, respectively. This is a decrease of $183,646 or 27%. This decrease is directly attributive to the EPA action and the Company's voluntary recall and suspension of sales during the last quarter of our fiscal year.

Cost of Sales. Cost of sales for the year ended March 31, 2006 and 2005 were $761,563 and $661,133, respectively, an increase of $100,430 or 15%. The increase includes $140,000 for the reserve for returned product due to the EPA action and the voluntary recall.

Operating Expenses. Total operating expenses for the year ended March 31, 2006 and 2005 were $3,285,549 and $2,309,358, respectively, an increase of $976,191 or 42%.  The increase in operating expenses was the result of increased product development costs and a decrease in marketing and sales costs.

During the year ended March 31, 2006, the Company reduced its marketing and sales efforts which reduced the Company’s costs and expenses in these areas by $279,568 ($118,628 for marketing; $160,940 for sales) as compared to the year ended March 31, 2005.  This reduction in sales and marketing costs was mainly a result of the reduction in personnel and travel-related costs due to the Company's budgetary constraints. The Company hired its current Vice President of Marketing & Sales in February 2006. Prior to that date the Company did not have a full time sales and marketing person or staff for most of the current period.

Product development costs increased to $844,113 for the year ended March 31, 2006 as compared to $260,091for the year ended March 31, 2005, an increase of $584,022.  This increase was primarily the result of the Company’s change to its estimate of the useful life of its product development cost during the period ended March 31, 2006.  Due to this change, product development cost increase by $659,254 for the change in estimate of useful life. Offsetting decreases in product development from the prior year were due primarily to a reduction in personnel costs.  The Company hired its current Chief Science Officer in February 2006. Prior to that date the Company did not have a full time product development person or staff for most of the current period.

Nine Months Ended December 31, 2005 compared to Nine Months Ended December 31, 2006

Overview: Our current focus for the Company is to resubmit EcoTru® to the EPA or identify an equivalent product opportunity. We have added one additional research position to our laboratory facility in Mentor, OH. At September 30, 2006 we closed our Santa Clara, CA office and moved our operations to our Mooresville, NC office.

Revenues.  Our revenues for the nine months ended December 31, 2006 and 2005 were $56,975 and $409,206, respectively. This is a decrease of $352,231 or 86.1%. This decrease is directly attributive to the EPA action and the Company's voluntary recall and suspension of sales during the last quarter of our prior fiscal year. All of our revenues for the nine months ended December 31, 2006 are from the sale of our wipes which were not affected by the EPA action.

Cost of Sales. Cost of sales for the nine months ended December 31, 2006 and 2005 were $103,576 and $445,197, respectively, a decrease of 341,621 or 76.7%. This decrease is directly attributive to the EPA action and the Company's voluntary recall and suspension of sales during the last quarter of our prior fiscal year.

Operating Expenses. Total operating expenses for the nine months ended December 31, 2006 and 2005 were $1,766,586 and $532,381, respectively, an increase of $1,234,205. Operating expenses for the nine months ended December 31, 2005 included a credit of $443,528 in settlement of outstanding liabilities owed to Diana Hoffman, our former President and CEO. Before this one time credit, our operating expenses for the nine months ended December 31, 2005 were $975,909.    We hired additional personnel, including our Vice President of Sales and our Chief Science Officer in February 2006. We did not have these positions filled in the nine moths ended December 31, 2005. We also incurred additional cost in the nine months ended December 31, 2006 for the EPA action and related research cost.  The nine months ended December 31, 2006 also includes $180,214 compensation cost related to vested stock options issued.

Liquidity and Capital Resources

For the year ended March 31, 2006, we used $1,936,179 in operating activities, compared with $1,415,679 used in operating activities for the year ended March 31, 2005. The Company reduced accounts payable balance by $878,307 during the current period.

We had net cash provided by financing activities of $5,280,786 for the year ended March 31, 2006 compared with $1,384,372 provided by financing activities for the year ended March 31, 2005. Cash provided by financing activities for the year ended March 31, 2006, consisted of $6,951,084 in proceeds from a private offering (see below) of our common stock which was completed on January 10, 2006 and additional proceeds from borrowings of $700,000. Cash used in financing activities included payments of notes and convertible debt of $2,301,909 and payment of an amount due to a former officer of $68,389.

We had net cash provided from investing activities of $42,766. The Company received $4,177 in cash in the merger transaction and received payment on a note receivable of $40,350.

Our inventory was reduced at March 31, 2006 from March 31, 2005 by $187,040 and our accounts receivables were also reduced by $52,974. These reductions are due to the EPA action and our voluntary recall and suspension of sales during the last quarter of our fiscal year.  We have recorded a reserve of $270,000 for anticipated cost associated with the EPA action.

We received net proceeds from a private placement of stock during the current period. We raised a gross amount of $8,500,000. After paying fees ($850,000) and related cost associated with the offering ($698,916) we received a net amount of $6,951,084.

During the period ended March 31, 2006, we were able to pay in full the $2,301,909 in notes, convertible debt, accrued interest of $110,036 and the amount due to a former officer in total in the amount of $68,389. We paid these amounts from the proceeds of the private placement transaction.

For the nine months ended December 31, 2006, we used $1,707,967 in operating activities, compared with $592,941 used in operating activities for the nine months ended December 31, 2005. The Company reduced its product recall reserve by $246,901 during the nine months ended December 31, 2006.

At December 31, 2006 and March 31, 2006, we had cash and cash equivalents available in the amounts of $1,212,689 and $3,420,358, a decrease of $2,207,669.

Contractual Obligations

We have entered into two lease agreements for office and laboratory facilities. The first agreement for laboratory facility requires us to pay $10,800 yearly beginning in July 2006. The laboratory is located in Mentor, OH. The office lease requires us to pay $156,000 over a two year period beginning in August 2006.  We have two one year options to extend this lease at a rate of $62,400 per year. The office is located in Mooresville, NC.

Effective August 1, 2006, EnviroSystems, Inc., the wholly owned subsidiary of Anpath Group, Inc., entered into a manufacturing agreement with Minntech Corporation, a Minnesota corporation pursuant to which Minntech has agreed to be the exclusive U.S. manufacturer of EnviroSystems' disinfectant product.

The Manufacturing Agreement provides the terms and conditions pursuant to which Minntech will manufacture and supply to ESI all of ESI's requirements for the Product.  Manufacturing of the Product is expected to commence sometime in March 2007.  The Manufacturing Agreement has a term of three years commencing after the first shipment of commercial quantities of the Product by Minntech to ESI, provides for automatic one year renewals if not terminated by one of the parties.  The Manufacturing Agreement may be terminated by either party upon 90 days prior written notice.

Off Balance Sheet Arrangements

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Management's discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements. These statements have been prepared in accordance with generally accepted accounting principles in the United States of America. All intercompany balances and transactions have been eliminated in consolidation.

Use of estimates in preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, based on historical experience, and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The following critical accounting policies rely upon assumptions, judgments and estimates and were used in the preparation of our consolidated financial statements:

Trade Secret

The trade secret of the formula/formulation of EnviroSystems' product, at the time acquired by the Company was based upon the valuation of an independent appraiser.

Impairment of Long Lived Assets

The Company assesses potential impairment of its long lived assets, which include its property and equipment and its identifiable intangibles such as its trade secrets under the guidance of Statement of Financial Standards No. 144 Accounting for the Impairment or Disposal of Long Lived Assets.  Once annually, or as events and circumstances indicate that an asset may be impaired, the Company assesses potential impairment of its long lived assets. The Company determines impairment by measuring the undisclosed future cash flows generated by the assets, comparing the results to the assets' carrying value and adjusting the assets to the lower of the carrying value to fair value and charging currant operations for any measured impairment.

Revenue Recognition

Revenue is generally recognized and earned when all of the following criteria are satisfied: a) persuasive evidence of sales arrangements exists; b) delivery has occurred; c) the sales price is fixed or determinable, and d) collectibility is reasonably assured.

Persuasive evidence of an arrangement is demonstrated via a purchase order from our customers. Delivery occurs when title and all risks of ownership are transferred to the purchaser which generally occurs when the products are shipped to the customer. No right of return exists on sales of product except for defective or damaged products. The sales price to the customer is fixed upon acceptance of purchase order. To assure that collectibility is reasonably assured we perform ongoing credit evaluations of all of our customers.

Contingent Liability

In accordance with Statement of Financial Accounting Standards Interpretation No. 14, the Company may have certain contingent liabilities with respect to material existing or potential claims, lawsuits and other proceedings. The Company accrues liabilities when it is probable that future cost will be incurred and such cost can be measured.

DESCRIPTION OF BUSINESS

Overview

Through our wholly-owned subsidiary EnviroSystems, Inc., which we refer to as EnviroSystems, we produce cleaning and disinfecting products that help prevent the spread of infectious micro-organisms without harmful effects to people, equipment or the environment.  We are focused on developing safe infection prevention technologies that we believe will position us in the forefront of the industry at a time when there is rapidly growing awareness of the critical need to prevent biological risks -- both natural and man-made.  We acquired EnviroSystems in a reverse merger acquisition transaction in January 2006.  See, Description of the Merger.

Shortly after we acquired EnviroSystems, our business activities were redirected after we received notice from the Environmental Protection Agency (EPA) Region 9 in January 2006 that the results of random tests of a single sample of our EcoTru® product taken from a distributor's inventory raised issues regarding EcoTru®'s labeling claims.  In response, we suspended sales, marketing and distribution of EcoTru®.  We also undertook a voluntary retrieval program to recover stocks of EcoTru® that were manufactured during 2005 that still remained in customers’ inventories.  Since January 2006, our business activities have been focused upon aggressively reviewing all aspects of our EcoTru® product line. In addition to efforts to establish new manufacturing facilities, independent testing is ongoing in conjunction with a program to review and enhance our archive of test data. Further, we are instituting a new quality assurance program. While we believe that these product reviews and quality initiatives will address issues raised by the EPA, these same programs are integral parts of our business plan and include steps we began taking prior to the EPA inquiry.  A final settlement that resolved EPA's allegations recently was completed with EPA and provided for payment by EnviroSystems of a civil penalty of approximately $16,500.  The Consent Agreement with EPA was completed and signed by both parties and filed by EPA during June 2006; the fine was paid in a timely manner during July.  See, Description of Business – Recent EPA Action and Product Retrieval Program.

Our EcoTru® product is produced using a proprietary and we believe unique, emulsion biocide technology platform that we expect to reformulate for use as a hospital grade hard-surface disinfectant product. This product, which will be an update of our product that historically was known as EcoTru® is expected to demonstrate through testing that it will effectively kill numerous bacteria, fungi, and viruses, including Hepatitis B and C, HIV, herpes and influenza. In addition to being highly effective as a disinfectant, the updated EcoTru® is expected to occupy a unique position in the market place in that it will combine this microbial effectiveness in a disinfectant product which also will have a favorable profile for health and environmental effects.

EcoTru® is expected to become available again in 22 ounce spray containers, one gallon bottles, 5 gallon pails and 55 gallon drums. The Company also produces a cleaning wipes product and plans to develop and test a wipe with the intent to register the product as a disinfectant wipe with EPA. We intend to market a disinfecting wipe with similar claims as those authorized for EcoTru® once EPA registration has been granted. We intend to apply to register our wipe technology with the EPA as soon as possible.

Our headquarter is located in Mooresville, North Carolina, at 116 Morlake Drive, Suite 201, Mooresville, North Carolina 28117. Our telephone number is (704) 658-3350. Our website address is www.envirosi.com.

Recent EPA Action and Product Retrieval Program

In January 2006, we received notice from the EPA Region 9 that it had conducted random tests of a single sample of our EcoTru® product taken from a distributor's inventory and that the results of such tests raised issues regarding EcoTru®'s labeling claims. In response, during January 2006, we: (1) voluntarily suspended sales, marketing and distribution of EcoTru®; (2) immediately initiated a retrieval program to recover stocks of EcoTru® manufactured during 2005 that were remaining in customer inventories; (3) promptly commenced a comprehensive review of our manufacturing procedures and quality standards; (4) began formulary exploration efforts; and (5) contracted independent testing to support updated and potential additional label claims.  We believe that these new efforts, when combined with the previous data set which substantiated our prior labeling and marketing claims for the EcoTru® products, will support new submissions to EPA and the reintroduction of EcoTru®.  We have commenced installation of a new manufacturing process for our broad spectrum disinfectant formulation (and new product introductions) with the intent to reintroduce the EcoTru® product upon reauthorization by EPA.  We are exploring multiple process/quality improvements in advance of our anticipated return to the hospital grade disinfectant market.

The EPA commenced its nation-wide antimicrobial products efficacy program more than a decade ago in response to a study issued by the U.S. Government Accounting Office which found that the EPA lacked assurance that antimicrobial products registered by the EPA were efficacious. Accordingly, we understand that the EPA has committed itself to re-examining all EPA registered antimicrobial products that claim to control pathogenic organisms at specified levels in accordance with strict standards for performance established by the U.S. government. The EPA, through use of its own testing laboratory and certain state-run labs, has completed testing of sterilant products and currently is testing approximately 800 EPA-registered hospital-level disinfectants and 150 tuberculocides.

Although we believe that the data previously submitted to the EPA supports appropriate  labeling and marketing claims for our EcoTru®  products and we expect to  generate new data that  will be consistent with the numerous studies EnviroSystems generated over the years and which previously have been submitted to EPA in support of our claims, we cannot assure that the EPA will accept such data or that we will be able to resume sales, marketing and distribution of our EcoTru® products using identical claims under our prior EPA registration.

We recently filed an application for EPA registration of a new disinfectant product based on EnviroSystems' proprietary technology. It is anticipated that this product will include new label claims not previously made for EcoTru® products.  We have also commenced analysis of a new manufacturing process for our products.

EPA Registration History – Prior to January 2006

EcoTru® was first registered by the EPA in October of 1998. The registrations claims were expanded in 2001 to include additional bacteria, fungi, and viruses, after development and testing of our emulsion technology. In 2003, further expansion of EcoTru®'s claims were registered with the EPA for mitigating MRSA, VRE and for Hepatitis C.

Corporate History

We were incorporated in the State of Delaware in August 2004, and prior to January 10, 2006, we had no material assets and/or operations. Effective January 10, 2006, we completed a reverse merger acquisition transaction with EnviroSystems, Inc., whereby EnviroSystems became our wholly owned subsidiary. In connection therewith, we issued to the preferred stockholders of EnviroSystems 6,400,000 shares of our common stock in exchange for all of the issued and outstanding preferred stock of EnviroSystems. See “Description of The Merger.” Effective as of January 10, 2006 our business became that of EnviroSystems.  On January 12, 2007, we amended our certificate of incorporation to change our name from Telecomm Communications, Inc. to Anpath Group, Inc. to more closely align our name with our business.

Unless the context otherwise expressly requires, all references to “we,” “us,” “our business,” “our company” or “Telecomm” shall mean Anpath Group, Inc. and EnviroSystems, Inc.

EnviroSystems was incorporated in the State of Nevada in 1996 and historically its business has been the development, marketing and distribution of cleaning and disinfecting products that are intended to reduce the spread of infectious disease without adverse effects to people, equipment or the environment.  EnviroSystems' products were sold into the healthcare, aviation, government and marine industry segments.  During the latter part of 2004, EnviroSystems undertook a review of its strategic alternatives, such review included consideration of a merger or sale of substantially all of the assets of EnviroSystems. Members of EnviroSystems’ Board of Directors and management contacted potential acquisition candidates to determine their interest in a transaction. After discussions with selected parties and an extensive exploration and evaluation of possible strategic alternatives to best maximize shareholder value, EnviroSystems' Board of Directors determined that an acquisition of EnviroSystems by us through the Merger was the best opportunity to maximize shareholder value.

Market Strategy

We believe that the concept of an easy to use and effective broad spectrum disinfectant that fits with a favorable environmental profile offers us a unique opportunity to differentiate our products in the surface disinfectant market. It is our intention to use our product's unique characteristics to build acceptance of EcoTru® as an alternative which is significantly different from other disinfectant products that currently dominate the marketplace.

Our primary target market has been the healthcare industry, including hospitals, surgi-centers, dialysis and other clinics, reference laboratories and dental offices where we believe the demand for EcoTru® is greatest. We currently have sales and/or distribution arrangements in the United States with Stericycle, Crosstex, Medline and Cardinal Healthcare Systems. In addition, we have an agreement with Blue Cross Health Services (BCHS) to allow BCHS to sell EcoTru® under the label “TruClean ®” in the healthcare market in the United Kingdom. We also have a distribution agreement with Andpak to distribute EcoTru ®  1453 to the aviation industry and we also sell our cleaning wipes directly to JetBlue Airlines. While we have initially targeted the healthcare industry and related markets for our sales efforts, we anticipate offering EcoTru® and any future products to any and all industrial and consumer markets that may benefit from a disinfecting product such as EcoTru®.

Historically we have allocated limited resources to our marketing and sales efforts.  As part of our marketing plan, we have hired a Vice President of Marketing and Sales who will be responsible for developing and implementing our marketing plan.

Products

EcoTru®

Our core product, EcoTru® has been sold to certain segments of the US healthcare market under the brand name “EcoTru® Professional” and to the aviation market as “EcoTru® 1453.” In addition, several distributors sold EcoTru® as a private label product including: Stericycle (Sterisafe ®) and Blue Cross Health Services in the UK. EcoTru® can be manufactured as a ready-to-use disinfectant/cleanser in 22 ounce spray containers, 1 gallon bottles, 5 gallon pails and 55 gallon drums.

We believe that when label claims have been updated, EcoTru® will be reauthorized for a wide spectrum of uses and be considered effective as both an all-purpose cleaner and as a hospital grade hard surface disinfectant; providing users with cost-savings in material and labor through the elimination of (i) the need to use multiple cleaning/disinfecting products and (ii) the procedures, disposal techniques, and costs associated with the use of other disinfecting products. We believe that EcoTru® will be unique in its capacity to list multiple pathogens that will be identified on the product label while remaining classified within the EPA's lowest possible toxicity rating in each of the categories for which the EPA requires acute toxicity testing (including primary skin, eye, acute inhalation and oral and dermal toxicity). We believe that EcoTru® labeling will reflect that it is effective for use on numerous surfaces including metals, metal alloys, plastics, synthetics, glass, painted surfaces and vinyl and is therefore an ideal product to use on hard surfaces that require disinfecting on a regular basis.

Cleaning Wipes

We currently market a line of cleaning wipes and expect soon to begin development of a line of EcoTru® Wipes that will be registered with the EPA as a disinfectant, based on our technology and appropriate for use in hospitals and medical clinics, dental offices, veterinary hospitals, aviation equipment, mass transit and cruise lines.

Potential Future Products

In the future, we may be able to use our technology platform to develop new potential products with claims similar or identical to EcoTru®. These products may include, an EPA registered wipe (as described above), a sterilant, and a wound cleansing and topical healing agent for use on animals and humans.

Micro-emulsion Technology

Our products are manufactured using our micro-emulsion technology.  Through the use of micro-emulsion technology, we are able to create a highly efficient delivery mechanism for parachlorometaxylenol, which is the antimicrobial ingredient used in our formulations.  We believe that our micro-emulsion technology allows our products to specifically target infectious microorganisms without harming higher life forms or the environment.

Parachlorometaxylenol (“PCMX”)

PCMX is the active antimicrobial ingredient in our EcoTru®. PCMX has been used as an effective antimicrobial disinfectant ingredient for over five decades, both in the United States and in Europe. PCMX has been demonstrated to be effective against bacteria, virus, and fungal species. In other formulations using PCMX, its biocide activity has been limited due to the inability of such formulations to deliver PCMX because a water barrier exists between PCMX and micro-organism membranes, which are both oily. The EcoTru® emulsion technology efficiently enables the delivery of PCMX across this barrier to the cell membranes.

In addition to its broad spectrum of activity, PCMX has a very low instance of allergic response (it has been used by the cosmetics industry for many years as a preservative) and it is rapidly degraded in the environment in both the presence and the absence of oxygen.

Micro-particle Anatomy

Observing the EcoTru® emulsion under a very high degree of magnification, one would see a suspension of micro-particles moving very rapidly in distilled de-ionized water. Many of these particles are about 1/200th the width of a human hair. The center of the particles is oily or lipophilic, as is the target microbial membrane.

Incorporated into these micro-particles is PCMX biocide. The surface of each particle has a negative surface charge that is crucial to the targeting mechanism. There is an electrostatic attraction between EcoTru® particles and the microbes. The selective targeting of the microbes by these micro-particles is the basis for EcoTru®'s efficacy.

Micro-Emulsion Mechanism

The use of PCMX in an emulsion is the basis for EcoTru®'s efficacy. We believe that the physical/chemical properties of the emulsion particles and the electrostatic charge on the surface allows the particles to successfully target pathogenic microorganisms and deliver the biocide directly to the microorganisms' cell membrane, thereby improving efficacy.

By delivering the PCMX directly to the cell membrane, EnviroSystems has been able to reduce the concentration of the biocide PCMX to 0.2% and yet achieve disinfectant efficacy not seen at 15 to 25 fold higher concentrations.

In addition, we believe by targeting the membrane, it is not necessary to use an oxidizing biocide to kill the organism. Oxidizing biocides, such as bleach and hydrogen peroxide, are effective biocides but are indiscriminate, can be corrosive and require direct access to the microorganism. Also, differences in cell surface architecture, which is the key to cellular identity, provide the mechanism by which EcoTru® micro-particles discriminate between microorganisms and provides the foundation and focal point for the antimicrobial effect of EcoTru®.

Manufacturing

Previously, we had used different contract manufacturers for our production.  Our wholly owned subsidiary, EnviroSystems, recently entered into an agreement with Minntech Corporation, an EPA and FDA listed manufacturer that has the capability to consolidate our manufacturing operations into one location.  The terms of the agreement with Minntech were finalized in August 2006 and efforts are now underway to establish a dedicated manufacturing line at Minntech’s manufacturing facility.  We anticipate achieving production capability by the end of the year.  The agreement with Minntech has a term of three years, commencing after the date of the first shipment of commercial quantities of our product and provides for one year renewals.  The agreement may be terminated by either of the parties on ninety days notice.

The agreement with Minntech also includes warehousing and distribution services and Minntech will provide dedicated warehousing facilities for our products.  Additionally, we may elect to utilize other customer and technical services offered by Minntech and we have the ability to expand our relationship with Minntech to take advantage of Minntech’s international manufacturing capabilities.

We believe that Minntech has the capabilities to continue to meet our volume requirements and specifications through the next several years and until we are ready to conduct our own in-house manufacturing and/or identify another contract manufacturer. All lots of product produced will be subject to quality assurance standards established by EnviroSystems and Minntech will provide a Certificate of Analysis with each lot produced, certifying inspection results and quality standards compliance.  Additionally, we intend to monitor vendor testing of raw materials and review production records to ensure EnviroSystems' procedures and specifications are followed throughout production.

Future Possible Self Manufacture Capability

Upon achieving sufficient levels of sales and revenues, we may pursue the development of in-house manufacturing capabilities which we believe might reduce our cost of goods sold and improve our control over our trade secrets. We believe that such a facility would cost approximately $2 million to develop and require approximately 20,000 to 80,000 square feet.  Any such facility that we developed would also include quality assurance and research and development facilities in addition to manufacturing facilities adequate to produce EcoTru® products.

Research and Development

Prior to January 10, 2006, we had conducted limited research and development because of a lack of capital. Since that time, we have devoted approximately $240,200 to research and development activities. Our research and development activities since January 2006 have focused on returning EcoTru® to the market.  While the return to the market of the broad spectrum product is our clear priority, we have ongoing cooperative research programs focused on disinfectant wipes and the use of our disinfectant in a variety of fogging devices.  We remain opportunistic regarding synergistic product line extensions.

Government Regulation

Disinfectant products such as ours are classified as “pesticides” and are subject to regulation by the United States Environmental Protection Agency (“EPA”), pursuant to the Federal Insecticide, Fungicide, and Rodenticide Act (FIFRA) as amended by the Food Quality Protection Act (FQPA) of 1996. FIFRA generally requires that before any person can sell or distribute any pesticide in the United States, they must obtain a registration from the EPA. After completing the registration process and submission of all required data, an applicant's proposed product label is stamped when accepted by EPA and returned to the registrant for use upon the registered product package. Anyone who sells/distributes a pesticide (including antimicrobial products) also must register that product in every state in which they intend to sell/distribute the product.

Facilities at which a pesticide is produced also must be listed with the EPA. Upon registration, an establishment number is assigned. Annual pesticide production reports are required to be submitted to the EPA and other books and records must be maintained indicating the amount produced, repackaged/relabeled for the past year, amount sold/distributed for the past year within and outside of the U.S., and the amount to be produced/repackaged/ relabeled for the current year. Pesticide maintenance fees are required for registered products. Failure to pay registration and annual maintenance fees or provide necessary test data when requested by the EPA could result in the cancellation of an EPA registration.

EPA regulations also require registrants to report to the EPA new information concerning adverse effects associated with their products.

We have one product registered with the United States Environmental Protection Agency, EcoTru®, assigned EPA Registration No. 70791-1 which has an EPA registered label. EcoTru® is registered in all of the 50 States in the United States and the District of Columbia, except that California Department of Pesticide Registration (CDPR) has conditionally registered EcoTru® and EnviroSystems must provide additional test data to the CDPR.

EnviroSystems' Cleaning Wipes have not been registered with the EPA and are not marketed as a disinfectant. We intend to pursue EPA registration of a disinfecting wipe as soon as possible.

Foreign Regulation

Although to date we have not had substantial international sales of our products, when we do sell products in foreign jurisdictions, we will be subject to foreign regulations. For example, before we can introduce our products into certain markets in the United Kingdom, such products must be listed on the United Kingdom's National Registry. We expect that we will have to register our products in other foreign jurisdictions before we can commence sales in such jurisdictions. Compliance with foreign requirements could require substantial expenditures and effort.

Competition

The market for products such as ours is highly competitive and we face competition from a number of companies, most of which have substantially greater brand name recognition and financial, research and development, production and other resources than we do.

Healthcare

Our competitors in the Healthcare market include Johnson & Johnson, Clorox, STERIS Corporation, Caltech Industries, Sybron Dental Specialties, Inc., Reckitt Benkiser, Sensible Life Products, and Ecolab, Inc.

We believe that few competitive products have the same low-toxicity classifications assigned by the EPA to proprietary EcoTru® formulation, as well as the efficacy against a broad range of micro-organisms and virulent pathogens that EcoTru®'s reissued labeling is expected to reflect.

Hospitality Aviation, Military

In the hospitality, aviation and military industry our primary competitors include Johnson & Johnson, Ecolab, Inc., Clorox, Sensible Life Products, and Proctor & Gamble, and others all of which have products with recognized national brands that include Clorox, Lysol, Pine Sol, and industry specific products. Products used in the hospitality industry generally compete based upon price. To date, relatively higher per unit costs of our product as compared to our competitors has limited our ability to compete in the hospitality industry. We believe that our principal competitive advantages of our future products will be their comparatively favorable toxicity profile and anticipated broad range of efficacy.

Intellectual Property

We have not applied for patent protection for our proprietary PCMX formulation or for our micro-emulsion technology and instead rely upon trade secret protection for protection of our formula, formulation, micro-emulsion technology and manufacturing process. We continue to review our intellectual property protection policy and have evaluated the use of patent versus trade secret protection for our intellectual property. While we cannot apply for patents on our formulation or micro-emulsion technology as a result of the passage of time, in the future we may seek other available patent protection. In addition, based upon our review of industry practice, we determined that it is more common to rely upon trade secret protection, rather than patents to protect intellectual property, particularly when such intellectual property involves processes such as ours. We have instituted strict internal procedures to protect the trade secrets and have confidentiality and non-disclosure agreements in place with our current contract manufacturers as well as our potential new manufacturing partner.

We will continue to evaluate our current trade secret protection and may decide in the future, if available, to submit use or design patents in certain areas that will not require us to disclose the trade secrets that give EcoTru®  or future potentially patentable derivative products a competitive advantage. In addition, we submitted both the early and the current versions of EcoTru® to a major U.S. de-formulation laboratory to see if they could reverse engineer our products. Despite their best efforts to reverse engineer our product, they were not able to provide us with an accurate report of the micro-emulsion ingredients or manufacturing process. As new products are brought to market, we intend to carefully analyze each for the methodology to be employed in protection of the intellectual property.

Pursuant to an Intellectual Property Assignment Agreement, effective as of July 30, 1996, between EnviroSystems, American Children's Foundation, Richard M. Othus, Andrew D.B. Lambie and Cascade Chemical Corporation, each of American Children’s Foundation, Mr. Othus, Mr. Lambie and Cascade Chemical Corporation irrevocably assigned to us all of their rights to the chemical formula which we use in the manufacture of our product. In consideration thereof, we agreed to pay to each of Messrs. Othus and Lambie a royalty equal to 0.25% of gross revenues received by us from sales of our products throughout the world, less credits and returns, for as long as we sell products which embody the assigned formula.

Our products are sold under a variety of trademarks and trade names. We own all of the trademarks and trade names we believe to be material to the operation of our business. EcoTru® is currently registered in the United States, Japan, and Taiwan. We expect to file additional registrations in the European Union countries and Canada.

Except for the trademarks referred to above, we do not believe any single trademark is material to the operations of our business as a whole.

Employees

As of August 25, 2006 we had a total of seven full time employees. None of our employees are represented by a trade union. We anticipate hiring additional full time employees within the next twelve months.

Customers

We have traditionally sold the majority of our products to customers in the healthcare industry, including hospitals, dental offices, physicians' offices, reference laboratories, long term care facilities and veterinary offices. In addition, we also have also sold our products to airlines, the U.S. Government and customers in the hospitality industry. As of December 31, 2006 we had approximately one customer in the airline industry that purchased our products directly from us.  Sales to our top ten customers represented approximately 78% of our sales for the twelve months ended March 31, 2006. Of such sales, approximately 84% consisted of sales of our EcoTru® and 16% were Cleaning Wipes. In 2005, JetBlue accounted for 85% of sales of our wipes.

Sales, Marketing, Distribution

Our strategy has been to market and sell our products primarily through third party distributors and to a lesser extent through direct sales. For the twelve months ended March 31, 2006, sales through distributors accounted for approximately 68% of our sales. We have entered into distribution agreements with distributors that service the industry segments that we have targeted for sales of our products. In the healthcare market, we have entered into distribution agreements with Stericycle (which markets EcoTru® under the private label “Sterisafe® ”), Medline, Crosstex, and Cardinal Health Systems. In the transportation industry, we have entered into a distribution agreement with Andpak, a distributor to the airline industry (which re-packages and markets EcoTru® under the private label EcoTru® 1453).

We have also entered into distribution agreements with distributors to market our products outside of the United States, such as Blue Cross Health Services which sells EcoTru® under the private label TruClean® in the healthcare market in the United Kingdom, and Alpha Scientific Repair Services which is a distributor in Canada. To date we have had minimal international sales of our products.

Our direct sales efforts have been to healthcare facilities, institutions, commercial airlines and local governments and were intended primarily to help gain market acceptance, attract major distributors and establish EcoTru® as a brand. For the twelve months ended March 31, 2006, direct sales to customers accounted for 32% of our sales, with sales to one customer, JetBlue accounting for 17% of total sales and 53% of direct sales.

The majority of our products are shipped to customers from our manufacturer’s facility in Minneapolis, MN.  We use third party carriers to deliver our products. From time to time, we will arrange for shipments directly from our contract manufacturer.

Insurance Matters

We maintain a general business liability policy and other coverages specific to our industry and operations. We also maintain general products liability coverage and directors and officers liability coverage. We believe that our insurance program provides adequate coverage for all reasonable risks associated with operating our business.

DESCRIPTION OF THE MERGER

The Merger

Effective January 10, 2006, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 11, 2005 between us, our wholly owned subsidiary, TSN Acquisition Corporation and EnviroSystems , TSN merged with and into EnviroSystems, with EnviroSystems as the surviving corporation (the “Merger”).

Pursuant to the terms of the Merger Agreement, we issued an aggregate of 6,400,000 shares of our restricted common stock to the holders of EnviroSystems preferred stock (including holders of options and warrants to purchase EnviroSystems preferred stock), which we refer to herein as the “EnviroSystems Preferred Stockholders.” Each outstanding share of EnviroSystems common stock was cancelled and extinguished in connection with the Merger. The shares of common stock issued in connection with the merger were issued in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended (the “Securities Act”) and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.

EnviroSystems Preferred Stock Conversion

Immediately prior to the Merger, the EnviroSystems preferred stockholders held 2,524,472 shares of EnviroSystems preferred stock and warrants and options to purchase up to an additional 838,850 shares of EnviroSystems preferred stock, for an aggregate of 3,363,322 shares of EnviroSystems’ preferred stock on a fully diluted basis.  All of such preferred shares, including preferred shares underlying options and warrants, were exchanged for 6,400,000 shares of our common stock, which resulted in a conversion ratio of approximately 1.902880 shares of our common stock for each share of EnviroSystems preferred stock, on a fully diluted basis.   Accordingly, of the 6,400,000 shares of our common stock issued in the Merger, 4,833,469 shares represent shares issued in exchange for shares of preferred stock, 583,201 shares represent shares of common stock issuable upon the exercise of warrants to purchase EnviroSystems preferred stock and 983,329 shares represent shares issuable upon the exercise of options to purchase EnviroSystems preferred stock.  All 6,400,000 shares of our common stock were placed in an escrow account to be held according to the terms of the Escrow and Lock-Up Agreement.  Pursuant to the terms of the Escrow and Lock-Up Agreement, if any options or warrants to purchase EnviroSystems preferred stock expire unexercised, the shares of our common stock that would have been issued to such holders upon exercise will be allocated pro-rata among the remaining EnviroSystems preferred stockholders.

Escrow and Lock-Up Agreement

The 6,400,000 restricted shares of common stock issued to the EnviroSystems preferred stockholders are subject to an Escrow and Lock-Up Agreement.  Pursuant to the terms of the Escrow and Lock-Up Agreement, the 6,400,000 shares of common stock will be held in escrow for a period equal to the longer of 12 months following January 10, 2006 or 9 months after the effective date of a registration statement under the Securities Act registering such shares for resale. Provided, however, that in no event shall such shares be held in escrow for a period exceeding 15 months from January 10, 2006, the effective date of the merger closing. The Escrow and Lock-Up Agreement also provides for earlier release of the shares of common stock in the event that (i) MV Nanotech Corp. exercises warrants and sells the underlying shares of common stock, or (ii) we agree, with MV Nanotech Corp.’s consent to release the shares. All 6,400,000 shares of common stock are to be held for the benefit of the EnviroSystems Preferred Stockholders. If any options or warrants to purchase EnviroSystems preferred stock held in the escrow account expire unexercised, then the shares of our common stock that would have been issued upon such exercise, will be distributed among the remaining EnviroSystems Preferred Stockholders.

As of April 13, 2007, warrants to purchase 93,000 shares of EnviroSystems preferred stock expired and therefore, since the aggregate number of shares of EnviroSystems preferred stock decreased, the conversion ratio was increased to approximately 1.956994 shares of our common stock for each share of EnviroSystems preferred stock, on a fully diluted basis.  Accordingly, as of April 13, 2007, of the 6,400,000 shares of common stock issuable to the EnviroSystems preferred stockholders, 4,940,376 are issuable in exchange for shares of EnviroSystems preferred stock, 449,326 shares are issuable upon the exercise of warrants to purchase shares of EnviroSystems preferred stock and 1,010,298 shares are issuable upon the exercise of options to purchase EnviroSystems preferred stock.

Under the Escrow Lock-Up Agreement, the EnviroSystems Preferred Stockholders are entitled to vote the shares of common stock held in escrow on all matters brought to a vote of our stockholders and shall be entitled to receive dividends, if and when declared, on our common stock and have the right to demand registration of their share of common stock if, after the release of the shares of common stock, such shares are not freely tradeable.

Pursuant to the terms of the Escrow Lock-Up Agreement, for a period of one year after the closing of the merger, the shares of common stock held in escrow are available to satisfy indemnification obligations, if any, of the EnviroSystems preferred stockholders under the merger agreement to us and to MV Nanotech Corp., which are referred to as indemnified parties under the merger agreement.  Pursuant to the terms of the Escrow and Lock-Up Agreement, in the event that an indemnified party incurs losses as a result of a breach of any covenants, agreements, representations or warranties in the Merger Agreement, then such party has the right to require the EnviroSystems preferred stockholder to deliver out of the escrow account to such indemnified party that number of shares of common stock held in escrow equal in value to the amount of damages.

In November 2006 we elected to exercise our right to seek indemnification and sent to representatives of the EnviroSystems preferred stockholders, a Claim Notice for indemnification under the Escrow and Lock-Up Agreement seeking the return of all 6,400,000 shares of common stock held in escrow.  In December 2006, representatives of the EnviroSystems preferred stockholders responded on behalf of the EnviroSystems preferred stockholders by indicating that they did not believe that our Claim Notice satisfied the requirements of the Escrow and Lock-Up Agreement and requested that we provide a Claim Notice meeting said requirements.  We, however, believe that our Claim Notice satisfied the requirements in the Escrow and Lock-Up Agreement.  In addition, the representatives of the EnviroSystems preferred stockholders verbally rejected our request for the return of all of the 6,400,000 shares of common stock held in escrow and reserved further objection to our claims pending receipt of a Claim Notice, which the representatives of the EnviroSystems preferred stockholders believes satisfies the requirements of the Escrow and Lock-Up Agreement.   On April 9, 2007, we sent a supplement to our Claim Notice to the representatives of the EnviroSystems preferred stockholders further outlining our claim for indemnification and reiterating our demand for the return of all 6,400,000 shares of common stock held in escrow.

We are currently in negotiations with representatives of the EnviroSystems preferred stockholders and all parties to the negotiations are hoping to reach an amicable resolution.  We have not set a time frame for the conclusion of the negotiations and cannot say when the negotiations will be concluded.  Further, we cannot say at this time whether or not our claim will be completely or partially successful, if at all, or when, if ever, the 6,400,000 shares of common stock held in escrow will be released from escrow, and, if released, the amount to be released.  It is possible that we will not be able to achieve the return of any of the 6,400,000 shares held in escrow.  Pursuant to the terms of the Escrow and Lock-Up Agreement, the 6,400,000 shares of common stock will remain in escrow until the parties deliver the escrow agent a settlement agreement directing the release of the shares or the escrow agent receives a non-appealable court order directing how the shares should be released.  In the event that our claim is successful and we receive a return all or a portion of the 6,400,000 shares, we intend to hold such shares as treasury shares, and if necessary, to file a post-effective amendment to de-register all of such shares returned to us.

DESCRIPTION OF PROPERTY

Facilities

Our principal executive offices are located at 116 Morlake Drive, Suite 201, Mooresville, North Carolina 28117.  We entered into a lease for this space in June 2006.  The space is approximately 2,800 square feet.  The lease has a two year term commencing on August 15, 2006, and rent is $6,500 per month, with no common charges. We have the option to renew the lease for an additional two year term at a reduced rent of $5,200 per month. We recently moved EnviroSystems' offices located in Santa Clara, California to this new space and consolidated EnviroSystems’ officers with our principal executive offices.

In June 2006 we entered into a lease for a laboratory facility in Mentor, Ohio.  The space is approximately 1,440 square feet.  The lease has a one year term, commencing on August 1, 2006 and ending in June 2007 and the rent is $900 per month.

LEGAL PROCEEDINGS

In January 2006, we received notice from the EPA Region 9 that it had conducted tests of a single sample of our EcoTru® product taken from a distributor's inventory and that the results of such tests raised issues regarding EcoTru®'s labeling claims.  The EPA established a nation-wide antimicrobial products enforcement efficacy program more than a decade ago.  This program was created in response to issues raised by a study issued by the Government Accounting Office stating that the EPA lacked assurance that antimicrobial products registered by the EPA were efficacious.  Accordingly, the Company believes the EPA has committed itself to re-examining all antimicrobial products that are registered with the EPA to control pathogenic organisms at specified levels in  accordance with strict standards for performance established by the U.S. government concerning the reduction of microorganisms on tested surfaces.  The EPA, through use of its own testing laboratory and certain state-run labs, has completed testing of sterilant products and currently is testing approximately 800 EPA-registered hospital-level disinfectants and 150 tuberculocides.

In January of 2005, the EPA collected a container of EcoTru 1453 from our exclusive distributor to the airline industry located in the San Francisco area, shipped the sample to a lab on the East Coast and in September tested the product against the pathogenic organisms Pseudomonas aeruginosa and Staphylococcus aureus. These organisms were tested using the Association of Official

Analytical Chemists (AOAC) Use-dilution Test per our label claims related to these same organisms at, 2 minutes at 20 degrees centigrade and 10 minutes at 20 degrees centigrade, respectively.

The EPA test results differed from the tests (conducted at an independent, EPA registered test laboratory and reviewed by the EPA) which were submitted to and accepted by the EPA to originally register EcoTru®; and accordingly, EcoTru® did not satisfy the contemporary standards our label claims for eliminating these two (2) pathogenic organisms.

In response, in January 2006, we: (1) voluntarily suspended sales, marketing and distribution of EcoTru® (2) initiated a retrieval program to recover stocks of EcoTru® manufactured during 2005 that were remaining in customer inventories; (3) commenced a comprehensive review of our manufacturing procedures and quality standards; (4) initiated formulary exploration efforts; and (5) contracted independent testing to support updated and potential additional label claims.  We believe that these new efforts, when combined with the previous data set which substantiated the current labeling and marketing claims for the EcoTru® products will support new submissions to EPA and the reintroduction of EcoTru®.  A final settlement that resolved EPA's allegations recently was completed with EPA and provided for payment by EnviroSystems of a civil penalty of approximately $16,500.  The Consent Agreement with EPA was completed and signed by both parties and filed by EPA during June 2006; the fine was paid in a timely manner during July.  We have begun vigorously exploring re-entry to the antimicrobial market with modified claims.

Except for the foregoing, we are not a party to any pending legal proceedings.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

Set forth below are the names, ages, and positions of each of our and EnviroSystems' executive officers and directors, together with such person's business experience during the past five (5) years.

Name	Age	Position(s)

J. Lloyd Breedlove	58	President, Chief Executive Officer, Chairman of the Board of Directors
Stephen Hoelscher	48	Chief Financial Officer, Secretary, Director
Charles Cottrell	62	Director
Jeffrey Connally	58	Director
Stephen A. Schneider	59	Director
Paul S. Malchesky	60	Chief Science Officer, EnviroSystems
Jeff Savino	53	Vice President, Marketing and Sales, EnviroSystems

J. Lloyd Breedlove

J. Lloyd Breedlove has been our and EnviroSystems' President, Chief Executive Officer and Chairman of the board of directors since January 10, 2006 and since 2004, he has served as a member of the board of directors of EnviroSystems. From June 2003 to 2006, he was the President and Chief Executive Officer of Imalux Corporation a corporation in the medical imaging equipment industry. Prior thereto, from December 2000 to May 2003 he was the President and Chief Executive Officer of KIVALO, Inc. a healthcare technology company with emphasis on disease management. From 1991to 1999, Mr. Breedlove served as the Executive Vice President and Group President of Steris Corporation, a developer and manufacturer of infection and contamination control products. From 1989 to 1991, he was the President and Chief Executive Officer of Cambridge Research and Implementation, Inc., a developer of a vascular surgery product and prior thereto he was the Director of Sales and held other sales and management positions at Mallinckrodt, Inc., a diverse company focusing on supplying products to the healthcare industry. Mr. Breedlove has a wide range of experience working with companies in various stages of development from start-ups to companies with global operations. During Mr. Breedlove's tenure at Steris, annual sales increased from $13 million to greater than $820 million. He has served on numerous advisory and corporate boards, with an emphasis on establishing healthcare businesses. Mr. Breedlove received an MBA from Western Carolina University. Serving in Viet Nam, he was awarded the Bronze Star, Bronze Star with Oak Leaf Cluster, Vietnamese Cross of Gallantry, Air Medal and Purple Heart.

Stephen Hoelscher

Mr. Hoelscher has been our and EnviroSystems' Chief Financial Officer, Secretary and a member of our board of directors since January 10, 2006. Mr. Hoelscher is a Certified Public Accountant and has 24 years of accounting and auditing experience. Mr. Hoelscher is a 5% owner of, and also the CFO for, Mastodon Ventures, Inc., a financial consulting business in Austin, Texas, a position that he has held since 2000. Mastodon Ventures, Inc. is an affiliate of MV Nanotech Corp. which previously made loans to us in the aggregate amount of $850,000, which amount (plus accrued but unpaid interest) was repaid out of the net proceeds of our private offering completed in January 2006. Since May, 2004, Mr. Hoelscher has also served as the Chief Financial Officer of EnXnet, Inc, a Tulsa, Oklahoma based publicly traded technology company, he has provided accounting consulting services to EnXnet since January 2001. Mr. Hoelscher will continue to provide limited consultation to Mastodon and will continue to consult with EnXnet but will devote such time as necessary to the performance of his duties to us. From 1997 to 2000, Mr. Hoelscher was the Controller for Aperian, Inc. an Austin, Texas based publicly traded company. Prior to joining Aperian, he was the controller for Protos Software Company in Georgetown, Texas from 1996 to 1997. Mr. Hoelscher was Audit Manager with Brown, Graham and Company, P.C. from 1989 to 1996. Mr. Hoelscher received a Bachelor of Business Administration from West Texas A&M University (formerly West Texas State University) in Canyon, Texas in 1981.

Charles Cottrell

Charles Cottrell has been a member of our and EnviroSystems' board of directors since January 10, 2006. Since 2001, Mr. Cottrell has served as a principal of Mountain Green LLC, a manufacturer and distributor of natural cleaning products, located in Scottsdale, Arizona. Prior thereto, from 1979 to 1999, he served as the Chairman and Chief Executive Officer of Cottrell Limited, an Englewood, Colorado based company providing infection control products and services to the national healthcare market. Mr. Cottrell has over 30 years experience in bringing new products to market and developing brands. Mr. Cottrell received a Bachelor of Science from the University of Pittsburgh, and attended the Wharton School of Business' Entrepreneurial Studies and Growth Programs and the Harvard University Business School's Business Owners/President's Program.

Jeffrey Connally

Jeffrey Connally has been a member of our and EnviroSystems' board of directors since January 10, 2006. Mr. Connally also serves a director of CM IT Solutions, Inc. Mr. Connally is a partner in Gener8biz, Inc., a sales and marketing consulting firm which he founded in May of 2003. Mr. Connally leads strategic engagements for Gener8biz' high-tech, healthcare and financial services clientele. Prior thereto, in 1998 Mr. Connally was a founder of UpLink Corporation where he provided sales and marketing leadership and created the marketing, business development, sales, installation and support infrastructure for UpLink's wireless/GPS-based technology. Mr. Connally has also held executive positions with several startup technology companies where he was responsible for establishing the sales process and channel strategy. Mr. Connally received a Bachelors in Business Administration from St. Michaels College in 1969 and an MBA from the University of Texas in 1993.

Stephen A. Schneider

Stephen A. Schneider has been a member of our and EnviroSystems' board of directors since January 10, 2006. From November 2004 until January 2006, Mr. Schneider served as the Interim President and Chief Executive Officer of EnviroSystems. Mr. Schneider is co-founder and a former director of Alexza Pharmaceuticals, Inc., (formerly Alexza Molecular Delivery Corporation), a specialty pharmaceutical company developing drug products delivered by inhalation using a proprietary nano/micro-particle vaporization technology. Alexza was formed in December 2001, through the merger of Alexza Corporation and Molecular Delivery Corporation, a company engaged in developing new pharmaceutical delivery methods, founded in 1997 by Mr. Schneider. From 2001 to 2003, Mr. Schneider served as President and Chief Operating Officer of Alexza. Prior thereto, from 1997 to 2001, he served as the President and Chief Executive Officer of Molecular Delivery Corporation. From January to March 2004, Mr. Schneider served as a consultant to the founder and President of TiNi Alloy Company. Mr. Schneider has 20 years experience in the pharmaceutical, medical device and medical service industries and has developed a number of early stage, start-up companies. Mr. Schneider received a Bachelor of Arts from Earlham College, a Master of Arts from the University of Houston, a JD from Golden Gate University of Law, and attended the Stanford University Graduate School of Business' Stanford Leadership Academy, Executive Program for Growing Companies and Finance and Accounting for Non-Finance Executive programs.

Paul S. Malchesky

Paul S. Malchesky, D. Eng. has served as the Chief Science Officer of our subsidiary, EnviroSystems, since January, 2006. Dr. Malchesky is a former Vice President of Operations and Discovery and Development for NanoScale Materials, Inc. in Manhattan, KS. Previously, he served as Vice President of Investigational Research at STERIS Corporation, Mentor, OH, and Staff Member at the Cleveland Clinic Foundation in Artificial Organs in Cleveland, OH. As an academician, Dr. Malchesky is Associate Professor of Surgery, Baylor College of Medicine, Houston, Texas, Adjunct Staff in Biomedical Engineering, Cleveland Clinic Foundation, and Adjunct Professor in Chemical Engineering at Kansas State University. He is also President of the International Center for Artificial Organs and Transplantation (ICAOT). Dr. Malchesky is also the Editor-in-Chief of  Artificial Organs  and Managing Editor of  Therapeutic Apheresis and Dialysis.  He holds a Doctorate in Engineering from Cleveland State University, M.S. degrees in Chemistry from Case Western Reserve University and in Chemical Engineering from Cleveland State University and a B.S. Degree in Chemistry from St. Francis College (PA).

Jeff Savino

Jeff Savino has served as the Vice President of Marketing & Sales of our subsidiary, EnviroSystems, since January, 2006. Mr. Savino has nearly thirty years of proven experience in medical marketing and sales, spanning from small to large corporations. His background includes, new product introductions, operations experience, and international commerce and business Most recently he built and managed a national distribution network at Boehringer Labs. Previously, Mr. Savino held a number of responsible positions in his ten years of service with STERIS Corporation, including Vice President, International Health Care, Latin American Operations. His marketing and sales career began with Baxter. Mr. Savino holds a B.S. Degree in Biology from City University of New York.

Election of Directors and Officers

Holders of our common stock are entitled to one (1) vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors. Cumulative voting with respect to the election of directors is not permitted by our certificate of incorporation.

The board of directors shall be elected at the annual meeting of the stockholders or at a special meeting called for that purpose. Each director shall hold office until the next annual meeting of stockholders and until the director's successor is elected and qualified. If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, then the stockholders may fill the vacancy at the next annual meeting or at a special meeting called for the purpose, or the board of directors may fill such vacancy.

Compensation of Directors

It is intended that each member of our board of directors who is not also an employee (a “non-employee director”) will receive an annual retainer in cash and/or shares of our common stock as determined by our board of directors and all directors will be reimbursed for costs and expenses related to attending meetings of the board of directors or committees of the board of directors on which they serve.

Our employee directors will not receive any additional compensation for serving on our board of directors or any committee of our board of directors, and our non-employee directors will not receive any compensation from us for their roles as directors other than the retainer, attendance fees and stock option grants described above.

Committees of the Board of Directors

We have appointed an Audit Committee and a Compensation Committee. The board of directors appoints the members of each Committee.

Audit Committee and Code of Ethics.

We have appointed an audit committee, consisting of Directors Cottrell, Hoelscher and Schneider. We have not adopted an audit committee charter or made a determination as to whether any of our directors would qualify as an audit committee financial expert. The Company has not yet adopted a code of ethics applicable to its chief executive officer and chief accounting officer, or persons performing those functions, because of the small number of persons involved in management of the Company.

Compensation Committee

We have appointed a Compensation Committee, consisting of Directors Breedlove, Connally and Schneider. The Compensation Committee is responsible for recommending to the board of directors compensation payable to our senior officers and administration of our stock plans.

Family Relationships

There are no family relationships among our officers or directors.

Legal Proceedings

Based on our inquiries of all of our officers and directors, we are not aware of any pending or threatened legal proceedings involving any of our officers or directors that would be material to an evaluation of our management.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning all cash and non-cash compensation awarded to, earned by or paid to our Chief Executive Officer and other executive officers whose total compensation exceeded $100,000 for the fiscal year ended March 31, 2006 (collectively, the "Named Executive Officers").  For the fiscal years ended September 30, 2004 and 2005, and for the period from October 1, 2005 to January 10, 2006, our Chief Executive Officer and our other executive officers received no compensation.

Summary Compensation Table
					Long-Term Compensation
		Annual Compensation			Awards
Name and Principal Position	Year	Salary ($)*	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards	Securities Underlying Options
J. Lloyd Breedlove, President and Chief Executive Officer	2006	$59,856	50,000	0	0	750,000

* Represents amounts paid for the period from January 10, 2006 to March 31, 2006.

J. Lloyd Breedlove became our President and Chief Executive Officer, in January 2006. Mr. William Sarine, our former President, Chief Executive and Chief Financial Officer, and Tony Summerlin, our former, Vice President, each resigned their respective offices effective January 10, 2006.

Employment Agreements

We are party to an employment agreement with J. Lloyd Breedlove, pursuant to which Mr. Breedlove agreed to serve as our President, Chief Executive Officer and Chairman of the Board, effective January 10, 2006. The agreement has a 3 year term, commencing as of January 10, 2006. The agreement provides for a base salary of $225,000 during the first year of its term and $250,000 during each of the second and third years of its term. In addition, we paid to Mr. Breedlove a signing bonus of $50,000 and granted to Mr. Breedlove 4 year options to purchase up to 750,000 shares of our common stock at an exercise price of $2.50 per share, vesting over a three year period in equal installments. Under the agreement, we have the right to terminate Mr. Breedlove without cause upon 12 months prior written notice. If Mr. Breedlove is terminated without cause by us, he will be entitled to receive a lump sum payment equal to the lesser of 12 months of the base salary then in effect or the balance of this base salary due under the agreement for the remainder of the term of the agreement. In addition, Mr. Breedlove is entitled to participate in all our benefit programs in effect during the term of the agreement and we have agreed to provide Mr. Breedlove with a life insurance policy in the face amount of $2,000,000, the beneficiary of which to be determined by Mr. Breedlove.

Other Compensation

In addition to our employment agreement with J. Lloyd Breedlove, we pay Mr. Hoelscher $140,000 per year in consideration for Mr. Hoelscher serving as our Chief Financial Officer. We have not entered into an employment agreement with Mr. Hoelscher.

In connection with their hiring, we granted to each of Dr. Malchesky and Mr. Savino, options under our 2006 Stock Incentive Plan to purchase up to 200,000 shares of our common stock at an exercise price of $1.55 per share.

We may also issue to our officers and directors stock options on terms and conditions to be determined by the Compensation Committee of our board of directors.

Stock Option Plans

2004 Equity Compensation Plan

We adopted our 2004 Equity Compensation Plan on September 1, 2004. The plan provides for the grant of options intended to qualify as “incentive stock options”, options that are not intended to so qualify or “nonstatutory stock options” and restricted stock. The total number of shares of common stock reserved for issuance under the plan is 1,300,000 shares, subject to adjustment in the event of stock split, stock dividend, recapitalization or similar capital change. No grants have been made under the plan.

The plan is administered by the Compensation Committee of our board of directors, which selects the eligible persons to whom options or stock awards shall be granted, determines the number of shares subject to each option or stock award, the exercise price therefore and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option or stock award granted under the plan shall be evidenced by a written agreement between us and the optionee.

Grants may be made to our employees (including officers) and directors and to certain consultants and advisors.

The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory options is determined by the Compensation Committee of our board of directors. Incentive stock options granted under the plan have a maximum term of ten years, except for grants to 10% stockholders which are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the Compensation Committee of our board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

2006 Stock Incentive Plan

In connection with the merger, our board of directors adopted, subject to stockholder approval, the 2006 Stock Incentive Plan (the “2006 Plan”). The 2006 Plan was approved by our stockholders of record as November 15, 2006 at our special meeting of stockholders which occurred on January 8, 2007.  The 2006 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards and stock appreciation rights. The number of shares of common stock that may be issued under the 2006 Plan is 2,400,000 shares.

The 2006 Plan will be administered by the Compensation Committee of our board of directors, which will select the eligible persons to whom options or stock awards shall be granted, determine the number of shares subject to each option or stock award, the exercise price therefore and the periods during which options are exercisable, interpret the provisions of the plan and, subject to certain limitations, may amend the plan. Each option or stock award granted under the plan shall be evidenced by a written agreement between us and the optionee.

Grants may be made to our employees (including officers) and directors and to certain consultants and advisors.

The exercise price for incentive stock options granted under the 2006 Plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory options will be determined by the Compensation Committee of our board of directors. Incentive stock options granted under the 2006 Plan will have a maximum term of ten years, except for grants to 10% stockholders which are subject to a maximum term of five years. The term of nonstatutory stock options will be determined by the Compensation Committee of our board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

Option Grants during Last Fiscal Year

The following table sets forth certain information concerning options granted to the Named Executive Officers during the fiscal year ended March 31, 2006:

	Individual Grants
Name	Number of Shares Underlying Options	% of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date

J. Lloyd Breedlove	750,000	65.22%	$2.50	1/10/2010

Aggregated option exercises during Last Fiscal Year and option values as of end of Last Fiscal Year

The following table sets forth information with respect to option exercises during the fiscal year ended March 31, 2006 and the number and value of options outstanding at March 31, 2006 held by the Named Executive Officers:

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options as of March 31, 2006		Value of Unexercised In-the- Money Options as of March 31, 2006
			Exercisable	Unexercisable	Exercisable	Unexercisable
J. Lloyd Breedlove	0	0	310,892	500,000	$175,000	$350,000

(1) Amounts calculated by subtracting the exercise price of the options from the market value of the underlying common stock using the closing price on the OTC Bulletin Board of $3.20 per share on January 10, 2006.

Securities Authorized for Issuance under Equity Compensation Plans

The following table shows information about securities authorized for issuance under our equity compensation plans as of March 31, 2006:

Plan Category	Number of Securities to be issued upon exercise of outstanding options (a)	Weighted- average exercise price of outstanding (b)	Number of Securities remaining for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	0	0	1,300,000*
Equity compensation plans not approved by security holders	1,150,000	$2.32	2,400,000**
Total	1,150,000	$2.32	3,700,000

* Represents shares issuable under the 2004 Equity Compensation Plan.

** Represents shares issuable under the 2006 Stock Incentive Plan which was adopted by the board of directors.   The 2006 Stock Incentive Plan was subsequently approved by our stockholders on January 8, 2007.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Effective as of March 6, 2007, our common stock is trading on the OTC Bulletin Board under the stock symbol “ANPG.” Prior thereto, our common stock had traded on the OTC Bulletin Board under the stock symbol “TNSW.”  The first day on which our shares were traded was September 1, 2005. The following table shows the reported high and low closing bid prices per share for our common stock based on information provided by the OTC Bulletin Board. The over-the-counter market quotations set forth for our common stock reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	High	Low

Period from January 1, 2007 to March 31, 2007	$4.39	$2.42
Period from October 1, 2006 to December 31, 2006	$2.45	$1.85
Period from July 1, 2006 to September 30, 2006	$2.25	$1.90
Period from April 1, 2006 to June 30, 2006	$2.50	$1.40
Period from January 1, 2006 to March 31, 2006	$3.25	$1.40
Period from October 1, 2005 to December 31, 2005	$3.45	$.30
Period from September 1, 2005 to September 30, 2005	$.30	$.05

Number of Stockholders

As of April 13, 2007, there were approximately 250 holders of record of our common stock.

Dividend Policy

Historically, we have not paid any dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

Recent Sales of Unregistered Securities

During the three year period prior to the date of this prospectus, we completed the following sales of securities that were not registered pursuant to the Securities Act:

Pursuant to a securities purchase agreement dated as of October 31, 2005, we issued and sold to MV Nanotech Corp. 3,230,000 shares of restricted common stock and a warrant to purchase up to an additional 4,000,000 shares of our common stock. The warrant is exercisable for a period of 4 years commencing 90 days after the date of issuance and has an exercise price of $2.50 per share.  The closing sale price of our common stock on October 28, 2005 was $0.67 per share.  We received $80,750 for the common stock and warrant, of which $40,375 was paid in cash and the remainder of which was paid pursuant to a non-interest bearing promissory note in the principal amount of $40,375, paid on January 12, 2006. The shares of common stock and there warrant were issued in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.  In September 2006, we issued to MV Nanotech, in exchange for the warrant issued in October 31, 2005, an amended warrant which contained limits on exercise such that MV Nanotech could not exercise the warrant if such exercise would result in MV Nanotech owning in excess of 4.9% of our outstanding common stock.  All other terms and provisions of the warrant, including the exercise price and termination date remained unchanged.

In January 2006, we issued 6,400,000 shares of our common stock to the holders of EnviroSystems preferred stock in exchange for all the issued and outstanding shares of EnviroSystems preferred stock, in connection with our acquisition of EnviroSystems through a reverse merger transaction.  The shares of common stock issued in the merger were issued in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.

Concurrently with the closing of the merger, we completed the sale of 4,250,000 shares of common stock at a price of $2.00 per share in a private placement to accredited investors pursuant to the terms of a Confidential Private Placement Memorandum, dated November 16, 2005 (the “January Offering”). We received gross proceeds of $8,500,000 from the sale of these shares.

The Offering was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. None of the shares of our common stock were registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. We made this determination based on the representations of the persons obtaining such securities which included, in pertinent part, that such persons were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution, and that each such persons understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom. In connection with the Offering, we paid an aggregate cash fee of $850,000, to selling agents and issued four-year warrants to purchase up to 637,500 shares of our common stock at an exercise price of $2.50 per share.  We are registering 3,955,004 of the 4,250,000 shares of common stock sold in our January Offering.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 26, 2006 regarding the beneficial ownership of our common stock by (i) each person who, to our knowledge, beneficially owns more than 5% of our Common Stock; (ii) each of our directors and named executive officers; and (iii) all of our named executive officers and directors as a group:

Name and address of Beneficial Owner	Amount (1)	Percent of Class
Directors and Named Executive Officers (2):
J. Lloyd Breedlove (3)	312,624	1.9%
Stephen Hoelscher (4)	293,297	1.8%
Charles Cottrell	0	*
Jeffrey Connally	0	*
Stephen A. Schneider (5)	626,238	3.8%

All directors and named executive officers as a group (5 persons)	938,862	5.8%

Other 5% or Greater Beneficial Owners
The Ferguson Living Trust UDT 8/13/74 (6) 2100 Gold Street San Jose, CA 95164	3,117,604	19.2%

Alma and Gabriel Elias (7) 509 Spring Avenue Elkins Park, PA 19027	1,485,000	9.1%

Other Stockholders
MV Nanotech Corp. (8) 600 Congress Avenue, Suite 1220 Austin, TX 78701	826,797 (8)	4.9% (8)

The Singer Children’s Management Trust 212 Vaccaro Drive Cresskill, NJ 07626	825,000 (9)	4.9% (9)

* Less than 1%.

(1)

Beneficial ownership is calculated based on 16,250,000 shares of our common stock issued and outstanding, which includes the 6,400,000 shares issued in connection with our acquisition of EnviroSystems subject to the Escrow and Lock-Up Agreement. Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days following the date hereof. The shares issuable pursuant to those options or warrants are deemed outstanding for computing the percentage ownership of the person holding these options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder's name, subject to community property laws, where applicable.

(2)

The address for the directors and named executive officers is c/o Anpath Group, Inc., 116 Morlake Drive, Suite 201, Mooresville, North Carolina 28117.

(3)

Includes 250,000 shares of common stock issuable upon the exercise of options at an exercise price of $2.50 per share. Also includes 62,624 shares of common stock issuable upon exercise of options to purchase shares of EnviroSystems preferred stock, using a conversion ratio of 1.956994 shares of our common stock for each share of EnviroSystems preferred stock issuable upon exercise. Mr. Breedlove holds options to purchase 32,000 shares of EnviroSystems preferred stock which are exercisable to purchase up to 62,624 shares of our common stock based on the conversion ratio. Such number of shares was determined assuming the exercise of all options and warrants to purchase EnviroSystems preferred stock. In the event such options and/or warrants expire without being exercised, then any shares of common stock issuable upon exercise shall be distributed pro-rata among the EnviroSystems preferred stockholders. In the event of such a pro-rata distribution, Mr. Breedlove would be eligible to receive additional shares of common stock.  Does not include 500,000 shares of common stock issuable upon the exercise of options at an exercise price of $2.50 per share which have not vested.

(4)

Includes 100,000 shares of common stock owned by Mastodon Ventures, Inc. and 193,797 shares of common stock owned by MV Nanotech Corp., a subsidiary of Mastodon Ventures, Inc. Mr. Hoelscher is a 5% owner and the CFO of Mastodon Ventures, Inc.  Such shares do not include the shares of common stock issuable upon exercise of warrants to purchase common stock held by MV Nanotech Corp.

(5)

Includes 612,687 shares of common stock issuable upon exercise of options to purchase shares of EnviroSystems preferred stock, using a conversion ratio of 1.914646 shares of our common stock for each share of EnviroSystems preferred stock issuable upon exercise. Mr. Schneider holds options to purchase 320,000 shares of EnviroSystems preferred stock which are exercisable to purchase up to 612,687 shares of our common stock based on the conversion ratio. Such number of shares was determined assuming the exercise of all options and warrants to purchase EnviroSystems preferred stock. In the event such options and/or warrants expire without being exercised, then any shares of common stock issuable upon exercise shall be distributed pro-rata among the EnviroSystems preferred stockholders. In the event of such a pro-rata distribution, Mr. Schneider would be eligible to receive additional shares of common stock.

(6)

Consists of 2,797,521 shares of common stock issued in exchange for shares of EnviroSystems preferred stock and 311,321 shares of common stock issuable upon exercise of warrants to purchase EnviroSystems preferred stock using a conversion ratio of 1.914646 shares of our common stock for each share of EnviroSystems preferred stock held and issuable upon exercise of warrants. The Trust holds warrants to purchase 162,600 shares of EnviroSystems preferred stock which are exercisable to purchase up to 311,321 shares of our common stock based on the conversion ratio. Such number of shares was determined assuming the exercise of all options and warrants to purchase EnviroSystems preferred stock. In the event such options and/or warrants expire without being exercised, then any shares of common stock issuable upon exercise shall be distributed pro-rata among the EnviroSystems preferred stockholders. In the event of such a pro-rata distribution, the Trust would be eligible to receive additional shares of common stock.

(7)

Includes 1,000,000 shares of common stock owned by Alma and Gabriel Elias and also includes 485,000 shares of common stock owned by Wholesale Realtors Supply.  Gabriel Elias has voting control over the shares held by Wholesale Realtors Supply.

(8)

Includes 193,797 shares of common stock and 100,000 shares of common stock held by Mastodon Ventures, Inc., an affiliate of MV Nanotech Corp.  Such shares also include only 633,000 shares out of a total of 2,163,344 shares of common stock issuable upon the exercise of warrants held by MV Nanotech Corp.  According to the terms of the warrant held by MV Nanotech Corp., MV Nanotech Corp. is prohibited from exercising its warrants if after such exercise MV Nanotech Corp.’s percentage ownership of common stock would exceed 4.9%.  If there were no such restriction in MV Nanotech Corp.’s warrants, and MV Nanotech Corp. had the right to exercise such warrants for all 2,163,344 shares, MV Nanotech Corp. would beneficially own approximately 12.8% (13.3% if the shares held by Mastodon Ventures, Inc. are included) of our common stock.

(9)

Includes 250,000 shares of common stock and also includes only 575,000 shares out of a total of 750,000 shares of common stock issuable upon the exercise of warrants held by The Singer Children’s Management Trust (the “Singer Trust”).  The Singer Children’s Management Trust acquired its warrants from MV Nanotech.  According to the terms of the warrants held by the Singer Trust, it is prohibited from exercising its warrants if after such exercise the Singer Trust’s percentage ownership of common stock would exceed 4.9%.  If there were no such restriction in the Singer Trust’s warrants, and it had the right to exercise such warrants for all 750,000 shares, the Singer Trust would beneficially own approximately 5.9% of our common stock.  Karen Singer, as trustee for the Singer Trust, has voting control over the shares held by the Singer Trust.

SELLING STOCKHOLDERS

This prospectus relates to the resale form time to time of up to a total of 18,149,103 shares of common stock by the selling stockholders consisting of the following:

•

3,955,004 shares out of a total of 4,250,000 shares of our common stock issued to selling stockholders in our January Offering and 637,500 shares of our common stock underlying warrants, having an exercise price of $2.50 per share which expire January 10, 2010, that were issued to selling agents in our January Offering.

•

193,797 shares of our common stock and 2,163,344 shares of our common stock underlying warrants having an exercise price of $2.50 per share which expire on April 10, 2010, that were issued to MV Nanotech pursuant to our October 2005 private offering.

•

250,000 shares of our common stock and 750,000 shares of our common stock underlying warrants having an exercise price of $2.50 per share which expire on April 10, 2010 held by a selling stockholder who purchased warrants to purchase up to 1,000,000 shares of our common stock from MV Nanotech Corp. in March 2007 and who exercised such warrants to purchase 250,000 shares of our common stock.

•

3,036,203 shares of our common stock and 846,656 shares of our common stock underlying warrants having an exercise price of $2.50 per share which expire on April 10, 2010 held by selling stockholders who received such shares in connection with bridge loan financing provided to EnviroSystems, Inc. through MV Nanotech.

•

6,400,000 shares of our common stock that were issued to selling stockholders in connection with our acquisition of EnviroSystems, Inc. which includes up to 449,326 shares of common stock issuable upon the exercise of warrants and 1,010,298 shares of common stock issuable upon the exercise of options.  We will not receive any proceeds from the exercise of such options and warrants.  All of such 6,400,000 shares of common stock are subject to the terms of an Escrow and Lock-Up Agreement.

Below is information with respect to the number of shares of our common stock owned by each of the selling stockholders. Except as described in the table below, none of the selling stockholders has, or had, any position, office or other material relationship with us or any of our affiliates beyond their investment in, or receipt of, our securities. See “Plan of Distribution” for additional information about the selling stockholders and the manner in which the selling stockholders may dispose of their shares. Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to the shares. Unless otherwise indicated in the table below, to our knowledge, all persons named in the table below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Our registration of these shares does not necessarily mean that the selling stockholders will sell any or all of the shares covered by this prospectus.

We have filed with the Securities and Exchange Commission a registration statement, of which this prospectus forms a part, with respect to the resale of the shares of our common stock from time to time, under Rule 415 under the Securities Act, on the OTC Bulletin Board, in privately negotiated transactions, in underwritten offerings or by a combination of these methods for sale. We have agreed to use our commercially reasonable efforts to keep this registration statement effective until the later of (i) the second anniversary of the date on which this registration statement was declared effective and (ii) the date on which all of the shares of common stock are eligible for resale under Rule 144 under the Securities Act without restrictions as to volume.

The shares of our common stock offered by this prospectus may be offered from time to time by the persons or entities named below. Except as otherwise disclosed, the selling stockholders do not have and within the past three years have not had any position, office or other material relationship with us or any of our predecessors or affiliates.

Selling Stockholder	Shares Beneficially Owned Prior to Offering #	Percentage Beneficially Owned Prior to Offering ##	Number of Shares Offered	Number of Shares Beneficially Owned After Offering	Percentage Beneficially Owned After Offering##
MV Nanotech Corp. (1)	2,357,141	12.6%	2,357,141	0	*
The Ferguson Living Trust UDT 8/13/74 (2)††	3,177,604	19.3%	3,177,604	0	*
Alma Elias and Gabriel Elias JT (3)	1,000,000	6.1%	1,000,000	0	*
Singer Children’s Management Trust (4)	1,000,000	6.1%	1,000,000
Stephen A. Schneider †† (5)	626,238	3.8%	626,238	0	*
Peter Aman ^ § (6)	546,527	3.5%	546,527	0	*
John Harvison (7)	520,773	3.2%	520,773	0	*
Aslan Capital Master Fund, LP † (8)	519,044	3.1%	519,044	0	*
Wholesale Realtors Supply † (9)	485,000	2.9%	485,000	0	*
Arco van Nieuwland †	409,545	2.5%	409,545	0	*
Robert Blessey (10)	400,000	2.4%	400,000	0	*
Stericycle, Inc.††	391,399	2.4%	391,399	0	*
APS Financial Corporation † § ^ (11)	159,700	1.0%	159,700	0	*
James Cannon § (12)	200,000	1.2%	200,000	0	*
Atypical Bioventure Fund (13) ††	49,889	*	49,889	0	*
Gusrae Kaplan Bruno & Nusbaum PLLC (14)	125,000	*	125,000	0	*
Alice and Kenneth Starr††	123,291	*	123,291	0	*
Robert W. Cannon (15)	120,923	*	120,923	0	*
Carl Rountree (16)	108,309	*	108,309	0	*
Paul Higbee § (17)	105,346	*	105,346	0	*
Stephen T. & Vicki J. Childs JT TEN †	100,000	*	100,000	0	*
Mastodon Ventures, Inc. (18)	100,000	*	100,000	0	*
Dennis Barrickman††	97,850	*	97,850	0	*
John Berkley (19)	84,500	*	84,500	0	*
Diane Hart as trustee of the Diane Hart Trust 8/18/95 (20) ††	33,269	*	33,269	0	*
Antonio & Sharon Sclabassi Trust††	78,280	*	78,280	0	*
Coughlin Family Trust††	78,280	*	78,280	0	*
Raymond Hrdlcka††	78,280	*	78,280	0	*
David Druker (21) ††	78,280	*	78,280	0	*
Scott Miller (22) ††	78,280	*	78,280	0	*
Joel Cherande †	75,000	*	75,000	0	*
Peter Licari & Linda Licari JT TEN †	75,000	*	75,000	0	*
James Randolph & Sharon Randolph JT TEN †	75,000	*	75,000	0	*
iQ Ventures (23) ††	70,941	*	70,941	0	*
J. Lloyd Breedlove (24) ††	62,624	*	62,624	0	*
Alice Starr (25) ††	62,624	*	62,624	0	*
James L. Sammet, Trustee JLS Family Trust 11/08/96††	58,710	*	58,710	0	*
Applegreen Partners (26)	54,595	*	54,595	0	*
Gil Gruwer (27)	54,019	*	54,019	0	*

George Van Kampen Foundation § (28)	52,673	*	52,673	0	*
Andersen Family Foundation § (29)	52,673	*	52,673	0	*
Dale A. Crenwelge †	50,000	*	50,000	0	*
Marc De Garidel & Beatrice De Garidel JT TEN †	50,000	*	50,000	0	*
William Jellison & Joanne Jellison JT TEN †	50,000	*	50,000	0	*
Longmont Capital Ltd. † (30)	50,000	*	50,000	0	*
Hans-Juergen Mammitzsch †	50,000	*	50,000	0	*
Walter G. Nollman †	50,000	*	50,000	0	*
Bruce H. Seyburn †	50,000	*	50,000	0	*
Graham Smith †	50,000	*	50,000	0	*
Natan Vishlitsky & Miryam Vishlitsky JT TEN †	50,000	*	50,000	0	*
Dale Williams †	50,000	*	50,000	0	*
Riverstone Financial Group § (31)	50,000	*	50,000	0	*
Richard M. Othus ††	1,957	*	1,957	0	*
Family Trust of David & Kazuko Kikuta††	46,968	*	46,968	0	*
Global Marketing & Development Solutions, Inc. †† (32)	44,304	*	44,304	0	*
Richard Pitt †	41,500	*	41,500	0	*
Robbin Lee††	42,075	*	42,075	0	*
2410 Samaratin Assoc LLC†† (33)	41,097	*	41,097	0	*
Theresa Kersgieter††	41,097	*	41,097	0	*
Steven Mangold†† (34)	40,314	*	40,314	0	*
Steve Kinelski †	38,750	*	38,750	0	*
David Druker & Karen A Druker Trustees, FBO Karen & David Druker Trust (DOT 7/14/95) ††	39,140	*	39,140	0	*
Grizzled Investors†† (35)	39,140	*	39,140	0	*
Jeffrey Rose SP Trust††	39,140	*	39,140	0	*
Reimnitz Family Trust††	39,140	*	39,140	0	*
Simcoe Capital Ltd. (36) ††	39,140	*	39,140	0	*
Marsha D. Wulff††	39,140	*	39,140	0	*
The Witter Family Trust††	39,140	*	39,140	0	*
Debra Strugo (37)	32,302	*	32,302	0	*
Robert Radebaugh (38)	28,992	*	28,992	0	*
Riverstone Wealth Management † ^ (39)	28,950	*	28,950	0	*
Hosfeldt Trust††	29,355	*	29,355	0	*
Charles Mader †	27,500	*	27,500	0	*
David Zinchini††	26,095	*	26,095	0	*
Azar Computer Software Services, Inc. (40)	25,000	*	25,000	0	*
Michael Beall & Anita Beall JT TEN †	25,000	*	25,000	0	*
Russell M. Beckley Jr. & Russell M. Beckley III JT TEN †	25,000	*	25,000	0	*
Theo Bonneu †	25,000	*	25,000	0	*
Gregory Brown †	25,000	*	25,000	0	*

Michael Carroll & Sheila Carroll JT TEN †	25,000	*	25,000	0	*
George Chen & Theresa Chen JT TEN †	25,000	*	25,000	0	*
RBC Dain Rauscher Custodian Donald Sanders IRA †	25,000	*	25,000	0	*
John Eilers †	25,000	*	25,000	0	*
Hans M. Engelbrecht †	25,000	*	25,000	0	*
Pablo A. Garcia & Laura Fernandez JT TEN †	25,000	*	25,000	0	*
Dr. Henry W. Finger †	25,000	*	25,000	0	*
Kirby J. Frank †	25,000	*	25,000	0	*
John Goddard †	25,000	*	25,000	0	*
Donald Gross †	25,000	*	25,000	0	*
Surendranath Kavori †	25,000	*	25,000	0	*
David Kimball †	25,000	*	25,000	0	*
Luc Lissoir †	25,000	*	25,000	0	*
Sheldon Miller †	25,000	*	25,000	0	*
Mark Morgenstern †	25,000	*	25,000	0	*
Bernard Ochs †	25,000	*	25,000	0	*
Carlos Perez †	25,000	*	25,000	0	*
Howard Richmond †	25,000	*	25,000	0	*
B.C. Rinkel †	25,000	*	25,000	0	*
Fredrik Rosman †	25,000	*	25,000	0	*
Robert Sanders †	25,000	*	25,000	0	*
Markus Seiger †	25,000	*	25,000	0	*
Veivo Seppa †	25,000	*	25,000	0	*
Stern Agee & Leache Inc. c/f Klaus Arne Booth III IRA †	25,000	*	25,000	0	*
Alan Taracuk & Deborah Taracuk JT TEN †	25,000	*	25,000	0	*
Stern Agee & Leache Inc. c/f Marcus Topinka r/o IRA †	25,000	*	25,000	0	*
Graham Twaddle & Felicity Twaddle JT TEN †	25,000	*	25,000	0	*
William H. Vandersteel †	25,000	*	25,000	0	*
Marco Wanders †	25,000	*	25,000	0	*
William N. Wendell & Cathy Wendell JT TEN †	25,000	*	25,000	0	*
Jules Scruggs ^ § (41)	62,500	*	62,500	0	*
Troy Corey (42)	25,000	*	25,000	0	*
Mike Green (43)	25,000	*	25,000	0	*
Johan Visser †	24,995	*	24,995	0	*
Investment Venture Partners † (44)	24,994	*	24,994	0	*
Paul C. Karrer †	24,980	*	24,980	0	*
Richard B. Slansky TTEE Slansky Family Trust †	24,250	*	24,250	0	*
Michael Morris††	23,875	*	23,875	0	*
Walter D. McCollam †	14,700	*	14,700	0	*
Stern Agee & Leache Inc. c/f Walter D. McCollam r/o IRA †	8,300	*	8,300	0	*
David Katt & Cynthia Katt JT TEN †	22,500	*	22,500	0	*
Benny Levene †	22,000	*	22,000	0	*

Harold Faulhaber †	20,000	*	20,000	0	*
Norman Rush & Elsa Rush JT TEN †	20,000	*	20,000	0	*
Reinald Schneller †	20,000	*	20,000	0	*
Knudsen & Associates†† (45)	20,548	*	20,548	0	*
Lillian Shapero††	20,224	*	20,224	0	*
Lotman Living Trust††	19,570	*	19,570	0	*
Timothy C. and Chris M. Davis††	19,570	*	19,570	0	*
Robert Garza †	18,000	*	18,000	0	*
Stern Agee & Leache Inc. c/f Roger Countryman IRA †	18,000	*	18,000	0	*
Singh Revocable Trust Naresh P. Singh, Trustee††	16,961	*	16,961	0	*
David B. & Victoria W. Marsing TTEES David B. & Victoria W. Marsing Revocable Trust DTD 4/6/93 †	16,000	*	16,000	0	*
Lawrence M. Lehrner TTEE Lehrner Family Living Trust U/A DTD 02/22/96††	15,656	*	15,656	0	*
Loc Phu Tran††	15,656	*	15,656	0	*
Catherine Dackerman (46) ††	15,656	*	15,656	0	*
Bill Hugie & Nancy Hugie JT TEN †	15,000	*	15,000	0	*
Stefan Kochi †	15,000	*	15,000	0	*
Robert Strougo †	15,000	*	15,000	0	*
Salih J. Wakil	15,000	*	15,000	0	*
Osiris Partners, LP (47)	15,000	*	15,000	0	*
Roy H. Doi††	14,286	*	14,286	0	*
Yves Hertoghs †	13,500	*	13,500	0	*
Rita A. Kinney, IRA††	13,699	*	13,699	0	*
Teresa Stein††	13,699	*	13,699	0	*
Norihiro Edwin Aoki †	12,500	*	12,500	0	*
Tom Benson & Misa Benson JT TEN †	12,500	*	12,500	0	*
Heinz C. Bauman †	12,500	*	12,500	0	*
Harold Deadman †	12,500	*	12,500	0	*
Michael Delaney †	12,500	*	12,500	0	*
Jerry D. Gosselink †	12,500	*	12,500	0	*
Leif Gunther †	12,500	*	12,500	0	*
Robert J. Knebel & Amy Knebel JT TEN †	12,500	*	12,500	0	*
Martin Klaus Kunze †	12,500	*	12,500	0	*
Franck Lize †	12,500	*	12,500	0	*
Randall E. Null & Celeste R. Null JT TEN †	12,500	*	12,500	0	*
David J. Patterson †	12,500	*	12,500	0	*
Joseph Petrocelli †	12,500	*	12,500	0	*
S.M. Poole †	12,500	*	12,500	0	*
Bob Schoo †	12,500	*	12,500	0	*
Stern Agee & Leache Inc. c/f Marc H. Cremer IRA †	12,500	*	12,500	0	*
Stern Agee & Leache Inc. c/f Mary Reid STD IRA †	12,500	*	12,500	0	*

Stern Agee & Leache Inc. c/f Thomas Hall IRA †	12,500	*	12,500	0	*
Charles Thomas †	12,500	*	12,500	0	*
Franz Wyss †	12,500	*	12,500	0	*
Colin Kramer †	11,500	*	11,500	0	*
Elizabeth B. Dubin††	11,742	*	11,742	0	*
Jeffrey L. Sammet††	11,742	*	11,742	0	*
Michael M. Matthews††	11,742	*	11,742	0	*
William Barrett & Karen Barrett JT TEN †	10,000	*	10,000	0	*
H J Bourgeois Jacques †	10,000	*	10,000	0	*
Lance Gelein †	10,000	*	10,000	0	*
Dominique Lubar †	10,000	*	10,000	0	*
Cottrell Family Foundation (48)	10,000	*	10,000	0	*
Heysa Janssen††	9,785	*	9,785	0	*
James Adams, DDS††	9,785	*	9,785	0	*
John H. Clinton Jr. & Lucina C. Clinton TTEES - The Clinton Family Trust††	9,785	*	9,785	0	*
Patricia D. & Gerald Malone, Joint Tenants WROS††	9,785	*	9,785	0	*
Ruth L. O'Sullivan††	10,372	*	10,372	0	*
Sharon Cabello††	9,785	*	9,785	0	*
Vera Goldsmith Living Trust††	9,785	*	9,785	0	*
Ricardo Contreras †	9,000	*	9,000	0	*
SKOPOS Charitable Remainder Trust Del F. Dietrich Trustee††	9,133	*	9,133	0	*
Eldon F. & Linda L. Gomes, Trustees Gomes Family Trust††	8,806	*	8,806	0	*
James P. Davidson††	8,611	*	8,611	0	*
Julia Allen Blake (from estate of Ed Allen) ††	7,828	*	7,828	0	*
Adele M. Newman††	7,828	*	7,828	0	*
John S. & Phylis L. Mapa Trustees JPM FAMILY TRUST††	7,828	*	7,828	0	*
Veronica M. Breuer††	7,828	*	7,828	0	*
Grace Alvarez (49) ††	7,828	*	7,828	0	*
Derek Smith (50) ††	7,828	*	7,828	0	*
Gideon Friedman †	7,500	*	7,500	0	*
Stern Agee & Leache Inc. c/f Brian Pollack IRA †	7,500	*	7,500	0	*
David & Honey Meir-Levi, JTWOS††	6,849	*	6,849	0	*
Dorothy M. Simas††	6,849	*	6,849	0	*
Wendy Arlen††	6,849	*	6,849	0	*
Arthur Stone Trust (51)	6,000	*	6,000	0	*
Breck Robinson††	6,163	*	6,163	0	*
Linda and Harry Aldrich, Wife & Husband††	5,871	*	5,871	0	*
Living Trust for Gary Kono, DDS ††	5,871	*	5,871	0	*
Mary Ann Anthony††	5,871	*	5,871	0	*
Patricia Calhoun††	5,871	*	5,871	0	*

Sally J. Lau††	5,382	*	5,382	0	*
Steven J. Doi††	5,253	*	5,253	0	*
Atef Awadallah †	5,000	*	5,000	0	*
Robert Gaccione Jr. †	5,000	*	5,000	0	*
Cliff Gibson †	5,000	*	5,000	0	*
Arthur Kaufman †	5,000	*	5,000	0	*
Lanzone Family Living Trust, Gale Lanzone TTEE, Frank Lanzone TTEE †	5,000	*	5,000	0	*
Stern Agee & Leache Inc. c/f Susan Zabkar IRA †	5,000	*	5,000	0	*
John Van Drimmelen †	5,000	*	5,000	0	*
Craig Lawrence Whale †	4,990	*	4,990	0	*
Mark P. Stone††	5,108	*	5,108	0	*
Aetos Trust (52)††	4,892	*	4,892	0	*
Kenneth & Diane Thompson, H & W in Community Property††	4,892	*	4,892	0	*
Natalie Jaffe Sammet, Trustee of the NL Jaffe Trust Dated 11/14/92††	4,892	*	4,892	0	*
Paul & Carol Heeren, Husband & Wife††	4,892	*	4,892	0	*
Tom & Nika Wynn, Husband & Wife as Common Property††	4,892	*	4,892	0	*
Garis Smith and Ines Smith (53)	3,983	*	3,983	0	*
Grace & Sean Caffee, JTWOS††	4,012	*	4,012	0	*
Mary A. Schwind††	4,012	*	4,012	0	*
Beninger Trust: Matthew M. & Lori Hart Beninger, Trustees††	3,914	*	3,914	0	*
Christopher Harter††	3,914	*	3,914	0	*
Irene Percy POA Howard Percy††	3,914	*	3,914	0	*
Jesse K & Pauline L Carter as Joint Tenants WROS††	3,914	*	3,914	0	*
John & Dolores Mosman††	3,914	*	3,914	0	*
Lois Bielenberg, Individual Retirement Account††	3,914	*	3,914	0	*
Martin J. Small††	3,914	*	3,914	0	*
Odile Madden††	3,914	*	3,914	0	*
Thelma D. Watkins ††	3,914	*	3,914	0	*
William T. Beams & Merrily Ann Beams, Husband & Wife††	3,914	*	3,914	0	*
Yasuhiro Tsubota††	3,914	*	3,914	0	*
Joan Haynes IRA/WFB (54) ††	3,914	*	3,914	0	*
Harold Shapero††	3,914	*	3,914	0	*
Harold Shapero c/f Mitchel Shapero under UGTMA††	3,914	*	3,914	0	*
James J & Judy A Kegley JTWOS††	3,914	*	3,914	0	*
Lisa Schiller††	2,935	*	2,935	0	*
Michael Grant Matthews††	2,935	*	2,935	0	*
Michael M.& Kristin A. Galvin as community property††	2,935	*	2,935	0	*
Bernard Bielenberg, Individual Retirement Account††	2,611	*	2,611	0	*

Anne W. Farley††	1,957	*	1,957	0	*
Armen & Deborah Janzen, Trustees, Janzen Family Rev Living Trust††	1,957	*	1,957	0	*
Gary & Alexa Hanes H&W as common property††	1,957	*	1,957	0	*
Linda J. Kennedy††	1,957	*	1,957	0	*
Michael L. Toerge††	1,957	*	1,957	0	*
Richard C. and Susan T. Harrington Living Trust 6/14/00††	1,957	*	1,957	0	*
Wilma Vaught††	1,957	*	1,957	0	*
Pat Jednorozec††	1,767	*	1,767	0	*
Rodger J. Richeal††	1,388	*	1,388	0	*
Phillip E. Strong††	978	*	978	0	*
Geiger Unlimited (55) ††	734	*	734	0	*
Deborah Cheryl Jaffe††	587	*	587	0	*
Joel Martin Jaffe††	587	*	587	0	*
Ritchie Froehlich††	196	*	196	0	*
Southdown Fund†† (56)	196	*	196	0	*
Jason Russo † (57)	108,828	*	108,828	0	*
Bonanza Trust † (58)	91,710	*	91,710	0	*
Dianthus LLC † (59)	91,710	*	91,710	0	*
Todd Cirella † (60)	30,983	*	30,983	0	*
Hugh Marasa † ^ (61)	21,734	*	21,734	0	*
Ted Fowler † ^ (62)	20,928	*	20,928	0	*
Robert Bonaventura † ^ (63)	17,071	*	17,071	0	*
Peter Silverman † ^ (64)	12,142	*	12,142	0	*
James Reid † ^ (65)	10,832	*	10,832	0	*
Craig Bonn † ^ (66)	9,000	*	9,000	0	*
Kevin Conners † ^ (67)	9,000	*	9,000	0	*
Joseph Cordi † ^ (68)	8,402	*	8,402	0	*
Peter Malone † ^ (69)	6,405	*	6,405	0	*
Craig Boden † ^ (70)	6,000	*	6,000	0	*
Stephen Giannantonio † ^ (71)	5,063	*	5,063	0	*
Robin Baker-Williams † ^ (72)	3,000	*	3,000	0	*
Glen McKelvey † ^ (73)	1,355	*	1,355	0	*
David Polifroni † ^ (74)	1,181	*	1,181	0	*
Brian Anderson † ^ (75)	1,181	*	1,181	0	*
Heidi Breiland † ^ (76)	1,181	*	1,181	0	*
David Paladino † ^ (77)	844	*	844	0	*
Terazeal Pty Ltd † (78)	50,000	*	50,000	0	*

* Less than 1%.

^ Indicates that the selling stockholder is a broker dealer or person associated with a broker dealer that participated in our January Offering.  Unless otherwise indicted in the applicable footnote, all of such shares were received as compensation for services provided in connection with our January Offering.

§  Indicates that the selling stockholder is a broker dealer or person associated with a broker dealer.  Unless otherwise indicated in the applicable footnote, all of such shares were acquired in transactions other than our January Offering.  Each such selling stockholder has represented and warranted to us that it acquired such shares in the ordinary course of business and, at the time of acquisition of such shares, did not have any agreements, understandings or other plans, directly or indirectly, with any person to distribute such shares.

† Indicates that the selling stockholder acquired the shares being registered in our January Offering.

††  Indicates that the selling stockholder acquired the shares being registered in the merger transaction completed in January 2006.

# Except as otherwise noted, we determine beneficial ownership in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities and Exchange Act of 1934, as amended. We include shares of common stock issuable pursuant to options, warrants and convertible securities, to the extent these securities are currently exercisable or convertible within 60 days of date hereof, as outstanding for computing the percentage of the person holding such securities. Unless otherwise noted, each identified person or group possesses sole voting and investment power with respect to shares, subject to community property laws where applicable. We treat shares not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days as outstanding only to determine the number and percent owned by such person or group.

## Based upon 16,299,269 shares of common stock outstanding as of December 26, 2006.

(1)

Includes 2,163,344 shares of common stock issuable upon the exercise of warrants.  The warrants have an exercise price of $2.50 per share and expire on April 10, 2010.  The warrants have a limit on exercise which restricts MV Nanotech’s ability to exercise the warrants if such exercise would result in MV Nanotech’s ownership exceeding 4.9% of our outstanding common stock.  MV Nanotech is an affiliate of Mastodon Ventures, Inc., and Stephen Hoelscher our Chief Financial Officer is a 5% owner of Mastodon Ventures and is its CFO.  MV Nanotech previously made bridge loans to us in the amount of $850,000, which were repaid out of the proceeds of the January Offering.  Mr. Robert Hersch, President of MV Nanotech, has voting and investment control over such shares.  Such shares do not include 100,000 shares of common stock owned by Mastodon Ventures, a selling shareholder and an affiliate of MV Nanotech Corp.

(2)

Includes 318,207 shares of common stock issuable upon the exercise of warrants to purchase EnviroSystems preferred stock.  Daniel Ferguson has voting and investment control over such shares.

(3)

Such shares do not include 485,000 shares of our common stock owned by Wholesale Realtors Supply, a selling stockholder.  Gabriel Elias is the managing partner of Wholesale Realtors Supply.  Such shares of common stock were acquired in exchange for a note provided to EnviroSystems in connection with bridge financing provided by MV Nanotech Corp.

(4)

Includes 750,000 shares of common stock issuable upon the exercise of warrants.  The warrants have an exercise price of $2.50 per share and expire on April 10, 2010.  The warrants have a limit on exercise which restricts the Singer Children’s Management Trust’s (the “Singer Trust”) ability to exercise the warrants if such exercise would result in the Singer Trust’s ownership exceeding 4.9% of our outstanding common stock.  The Singer Trust acquired warrants to purchase up to 1,000,000 shares of common stock from MV Nanotech in March 2007, pursuant to a securities purchase agreement.  In March 2007 the Singer Trust exercised certain of the warrants to acquire a total of 250,000 shares of common stock for an aggregate exercise price of $625,000.  Pursuant to the terms of the securities purchase agreement, within five days after the Securities and Exchange Commission declares the registration statement, of which this prospectus is a part, effective, the Singer Trust is required to exercise a portion of such warrants and purchase an additional 250,000 shares of common stock for an exercise price of $625,000.  The 250,000 shares held by the Singer Trust, and the additional 250,000 that it may acquire as described herein, may not be resold until the earlier to occur of the date that is thirty (30) days after the date that the registration statement of which this prospectus is a part is declared effective and sixty (60) days after the date of the securities purchase agreement.  Karen Singer, as trustee of the Singer Trust, has voting and investment control over such shares.

(5)

Consists of 626,238 shares of common stock issuable upon the exercise of options to purchase EnviroSystems preferred stock.  Mr. Schneider is one of our directors and was the Chief Executive Officer of EnviroSystems prior to the merger.

(6)

Includes 155,902 shares of common stock issuable upon the exercise of warrants. Mr. Aman acquired 390,625 shares of common stock and warrants to purchase up to 110,902 shares of common stock in exchange for a note provided to EnviroSystems in connection with bridge financing provided by MV Nanotech Corp. Such warrants have an exercise price of $2.50 per shares and expire April 10, 2010. In addition, Mr. Aman received warrants to purchase up to 45,000 shares of common stock as compensation in connection with our January offering. Such warrants have an exercise price of $2.50 per shares and expire January 9, 2010. Mr. Aman is registered representative with APS Financial Corporation, an NASD member and a participating dealer in our January Offering

(7)

Includes 13,252 shares of common stock issuable upon the exercise of warrants. The warrants have an exercise price of $2.50 per share and expire April 10, 2010.  Such shares include 250,000 shares of common stock that Mr. Harvison acquired in our January Offering.  Such shares also include 257,521 shares of our common stock and warrants to purchase 13,252 shares of our common stock acquired in exchange for a note provided to EnviroSystems in connection with bridge financing provided by MV Nanotech

Corp.

(8)

Includes 13,095 shares of common stock issuable upon the exercise of warrants. The warrants have an exercise price of $2.50 per share and expire April 10, 2010.  Such shares include 250,000 shares of our common stock that Aslan Capital Master Fund acquired in our January Offering.  Such shares also include 255,949 shares of our common stock and warrants to purchase 13,095 shares of our common stock acquired in exchange for a note provided to EnviroSystems in connection with bridge financing provided by MV Nanotech Corp.  Bruce W. Gregory, as Managing Director of Aslan Capital Master Fund has voting and investment control over such shares.

(9)

Such shares do not include 1,000,000 shares owned by Alma and Gabriel Elias, who are also selling stockholders.  Gabrial Elias is the managing partner of Wholesale Realtors Supply and has voting and investment control over such shares.

(10)

Includes 350,000 shares of common stock issuable upon the exercise of warrants.  Mr. Blessey is Of Counsel to Gusrae, Kaplan, Bruno & Nusbaum PLLC, which has acted as counsel to our company. Mr. Blessey received such shares and warrants as a designee of MV Nanotech.

(11)

 Includes 127,500 shares of common stock issuable upon the exercise of warrants.  The warrants have an exercise price of $2.50 per share.  Of such warrants, warrants to purchase 60,000 shares of common stock expire April 10, 2010 and warrants to purchase 67,500 shares of common stock expire January 9, 2010.  APS Financial Corporation acquired such 32,200 shares of common stock and warrants to purchase 60,000 shares of common stock which expire April 10, 2010 in exchange for a note issued to EnviroSystems in connection with certain bridge financing provided to EnviroSystems through MV Nanotech Corp.  The remaining warrants to purchase 67,500 shares of common stock which expire January 9, 2010 were issued to APS Financial Corporation as compensation for APS Financial Corporation acting as a participating dealer in connection with our January Offering.  George Conwill as the President of APS Financial Corporation has voting and investment control over such shares. APS Financial Corporation is a registered broker-dealer.

(12)

Mr. Cannon acquired such shares of common stock in exchange for a note provided to EnviroSystems in connection with bridge financing provided by MV Nanotech Corp. Mr. Cannon is registered representative with Riverstone Wealth Management, an NASD member and a participating dealer in our January offering.

(13)

 Such shares were acquired upon the exercise of warrants to purchase EnviroSystems preferred stock. Jeff Margolis has voting and investment control over such shares.

(14)

 Consists of 125,000 shares of common stock issuable upon the exercise of warrants.  Gusrae, Kaplan, Bruno & Nusbaum PLLC has acted as counsel to our company.  Lawrence Nusbaum and Martin Kaplan have voting and investment control over such shares.

(15)

 Includes 4,038 shares of common stock issuable upon the exercise of warrants.  The warrants have an exercise price of $2.50 per share and expire April 10, 2010.  Mr. Cannon acquired such shares of common stock and warrants in exchange for a note provided to EnviroSystems in connection with bridge financing provided by MV Nanotech Corp.  Mr. Cannon’s son, James Cannon, is a registered representative with Riverstone Wealth Management, an NASD member and also a participating dealer in our January Offering.

(16)

Includes 5,301 shares of common stock issuable upon the exercise of warrants. The warrants have an exercise price of $2.50 per share and expire April 10, 2010.  Such shares of common stock and warrants were acquired in exchange for a note issued to EnviroSystems in connection with certain bridge financing provided to EnviroSystems through MV Nanotech Corp.

(17)

 Includes 5,346 shares of common stock issuable upon the exercise of warrants.  The warrants have an exercise price of $2.50 per share and expire April 10, 2010.  Such shares of common stock and warrants were acquired in exchange for a note issued to EnviroSystems in connection with certain bridge financing provided to EnviroSystems through MV Nanotech Corp.  Mr. Higbee is a registered representative and an officer of G.C. Anderson Partners Capital LLC, an NASD member.  Mr. Higbee has represented to us that he acquired such shares in the ordinary course of business and, at the time of acquisition of such shares, he did not have any agreements, understandings or other plans, directly or indirectly, with any person to distribute such shares.

(18)

Stephen Hoelscher our Chief Financial Officer is also the CFO, and a 5% owner of Mastodon Ventures.  MV Nanotech Corp. is an affiliate of Mastodon Ventures, Inc.  Prior to the merger, MV Nanotech provided bridge financing to EnviroSystems consisting of loans to EnviroSystems in the amount of $850,000, which was repaid out of the proceeds of the January Offering.  Certain of the selling stockholders listed herein also participated in such bridge financing for EnviroSystems and certain shares of common stock and warrants to purchase common stock they own were acquired in connection with such bridge financing.  Robert Hersch, as President of Mastodon Ventures, Inc., has voting and investment control over such shares.  Such shares do not include the

193,797 shares of common stock or warrants to purchase up to 2,163,344 shares of common stock owned by MV Nanotech Corp.

(19)

Consists of 84,500 shares of common stock issuable upon the exercise of warrants.  The warrants have an exercise price of $2.50 per share and expire April 10, 2010.  Such warrants were acquired in exchange for a note issued to EnviroSystems in connection with certain bridge financing provided to EnviroSystems through MV Nanotech Corp.

(20)

Includes 47,866 shares of common stock issuable upon the exercise of warrants to purchase EnviroSystems preferred stock.

(21)

Consists of 78,280 shares of common stock issuable upon the exercise of options to purchase EnviroSystems preferred stock.

(22)

Consists of 78,280 shares of common stock issuable upon the exercise of options to purchase EnviroSystems preferred stock.

(23)

 Consists of 70,941 shares of common stock issuable upon the exercise of options to purchase EnviroSystems preferred stock. Greg Pollowitz has voting and investment control over such shares.

(24)

Mr. Breedlove is our President, Chief Executive Officer and Chairman of the Board of Directors.  Such shares consist of 62,624 shares of common stock issuable upon the exercise of options to purchase EnviroSystems preferred stock.  The shares being registered for Mr. Breedlove do not include 250,000 shares of common stock issuable upon the exercise of options issued to Mr. Breedlove under our 2006 Stock Incentive Plan.

(25)

Consists of 62,624 shares of common stock issuable upon the exercise of options to purchase EnviroSystems preferred stock.

(26)

Includes 2,690 shares of common stock issuable upon the exercise of warrants. The warrants have an exercise price of $2.50 per share and expire April 10, 2010.  Such shares and warrants were acquired in exchange for a note issued to EnviroSystems in connection with certain bridge financing provided to EnviroSystems through MV Nanotech Corp.  Jonathan Leiber, as the General Partner of Applegreen Partners has voting and investment control over such shares.

(27)

Includes 2,638 shares of common stock issuable upon the exercise of warrants.  The warrants have an exercise price of $2.50 per share and expire April 10, 2010.  Such shares of common stock and warrants were acquired in exchange for a note issued to EnviroSystems in connection with certain bridge financing provided to EnviroSystems through MV Nanotech Corp.

(28)

 Includes 2,673 shares of common stock issuable upon the exercise of warrants.  The warrants have an exercise price of $2.50 per share and expire April 10, 2010.  Such shares and warrants were acquired in exchange for a note issued to EnviroSystems in connection with certain bridge financing provided to EnviroSystems through MV Nanotech Corp. G. Chris Anderson as the Chairman of the Van Kampen Foundation has voting and investment control over such shares.  Mr. Anderson is an employee and officer of G.C. Anderson Partners Capital LLC, an NASD member.  The selling stockholder has represented to us that it acquired such shares in the ordinary course of its business and, at the time of acquisition of such shares, it did not have any agreements, understandings or other plans, directly or indirectly, with any person to distribute such shares.

(29)

Includes 2,673 shares of common stock issuable upon the exercise of warrants. The warrants have an exercise price of $2.50 per share and expire April 10, 2010.  Such shares and warrants were acquired in exchange for a note issued to EnviroSystems in connection with certain bridge financing provided to EnviroSystems through MV Nanotech Corp. G. Chris Anderson as the Chairman of the Andersen Family Foundation, has voting and investment control over such shares.  Mr. Anderson is an employee and officer of G.C. Anderson Partners Capital LLC, an NASD member.  The selling stockholder has represented to us that it acquired such shares in the ordinary course of its business and, at the time of acquisition of such shares, it did not have any agreements, understandings or other plans, directly or indirectly, with any person to distribute such shares.

(30)

 Anan Anabtawi has voting and investment control over such shares.

(31)

Such shares were acquired in exchange for a note issued to EnviroSystems in connection with certain bridge financing provided to EnviroSystems through MV Nanotech Corp.  Brian Smith, the president of Riverstone Financial Group has voting and investment control over such shares.  Riverstone Financial Group owns Riverstone Wealth Management, Inc., an NASD member, and a participating  dealer in our January Offering.  Such shares do not include 28,950 shares of common stock issuable upon the exercise of warrants held by Riverstone Wealth Management.

(32)

 Patricia Meadows has voting and investment control over such shares.

(33)

 David E.T. Stein, MD has voting and investment control over such shares.

(34)

Includes 3,194 shares of common stock issuable upon the exercise of warrants to purchase EnviroSystems preferred stock.

(35)

 Nicholas H. Gray has voting and investment control over such shares.

(36)

 Matthew Hudson has voting and investment control over such shares.

(37)

Includes 1,573 shares of common stock issuable upon the exercise of warrants. The warrants have an exercise price of $2.50 per share and expire April 10, 2010.  Such shares and warrants were acquired in exchange for a note issued to EnviroSystems in connection with certain bridge financing provided to EnviroSystems through MV Nanotech Corp.

(38)

Includes 3,992 shares of common stock issuable upon the exercise of warrants.  The warrants have an exercise price of $2.50 per share and expire April 10, 2010. Mr. Radebaugh acquired 25,000 shares of common stock and warrants to purchase 3,992 shares of common stock in exchange for a note provided to EnviroSystems in connection with bridge financing provided by MV Nanotech Corp.

(39)

Consists of 28,950 shares of common stock issuable upon the exercise of warrants.  The warrants have an exercise prices of $2.50 per share and expire January 9, 2010. The warrants were issued to Riverstone Wealth Management as compensation for its acting as a participating dealer in connection with our January Offering.  Brian E. Smith as the President of Riverstone Wealth Management has voting and investment control over such shares.  Riverstone Wealth Management is a registered broker-dealer and is owned by Riverstone Financial Group.

(40)

Anthony Azar, as President and 100% owner of Azar Computer Software Services, Inc. has voting and investment control over such shares.

(41)

Consists of 25,000 shares of common stock and 37,500 shares of common stock issuable upon the exercise of warrants. The warrants have an exercise price of $2.50 per share and expire January 9, 2010.  Mr. Scruggs received such warrants as compensation in connection with our January Offering.  Mr. Scruggs is a registered representative with APS Financial Corporation, an NASD member and a participating dealer in our January Offering.  The 25,000 shares of common stock were acquired in exchange for a note provided to EnviroSystems in connection with bridge financing provided by MV Nanotech Corp.

(42)

Such shares were acquired in exchange for a note issued to EnviroSystems in connection with certain bridge financing provided to EnviroSystems through MV Nanotech Corp.

(43)

Such shares were acquired in exchange for a note issued to EnviroSystems in connection with certain bridge financing provided to EnviroSystems through MV Nanotech Corp.

(44)

Marc Snyder, David Snyder and Steven and Jessica Wechsler as partners in Investment Ventures Partners each have voting and investment control over one-third of such shares, respectively.

(45)

Michael Knudsen has voting and investment control over such shares.

(46)

Consists of 15,656 shares of common stock issuable upon the exercise of options to purchase EnviroSystems preferred stock.

(47)

Joseph Wakil has voting and investment control over such shares.

(48)

Charles Cottrell, a trustee of the Cotrell Family Foundation is a member of our board of directors.  Such shares were acquired in exchange for a note issued to EnviroSystems in connection with certain bridge financing provided to EnviroSystems through MV Nanotech Corp.  Charles Cottrell has voting and investment control over such shares.

(49)

Consists of 7,828 shares of common stock issuable upon the exercise of options to purchase EnviroSystems preferred stock.

(50)

Consists of 7,828 shares of common stock issuable upon the exercise of options to purchase EnviroSystems preferred stock.

(51)

Such shares and warrants were acquired in exchange for a note issued to EnviroSystems in connection with certain bridge financing provided to EnviroSystems through MV Nanotech Corp.  Arthur Stone has voting and investment control over such shares.

(52)

Del Detreich has voting and investment control over such shares.

(53)

Consists of 3,983 shares of common stock issuable upon the exercise of warrants.  The warrants have an exercise price of $2.50 per share and expire April 10, 2010.  Such warrants were acquired in exchange for a note issued to EnviroSystems in connection with certain bridge financing provided to EnviroSystems through MV Nanotech Corp.

(54)

Consists of 3,914 shares of common stock issuable upon the exercise of warrants to purchase EnviroSystems preferred stock.

(55)

Steven Geiger has voting and investment control over such shares.

(56)

Scott Miller has voting and investment control over such shares.

(57)

Consists of 108,828 shares of common stock issuable upon exercise of warrants received in connection with our January Offering.  The warrants have an exercise price of $2.50 per share and expire January 9, 2010.  Mr. Russo is a registered representative with Laidlaw & Company (UK) Ltd., an NASD member and a participating dealer in our January Offering.

(58)

Consists of 91,710 shares of common stock issuable upon exercise of warrants received in connection with our January Offering.  The warrants have an exercise price of $2.50 per share and expire January 9, 2010. Jeffrey Zaluda has voting and investment control over such shares.

(59)

Consists of 91,710 shares of common stock issuable upon exercise of warrants received in connection with our January Offering.  The warrants have an exercise price of $2.50 per share and expire January 9, 2010.  Deidre Henderson has voting and investment control over such shares.

(60)

Consists of 30,983 shares of common stock issuable upon exercise of warrants received in connection with our January Offering.  The warrants have an exercise price of $2.50 per share and expire January 9, 2010.

(61)

Consists of 21,734 shares of common stock issuable upon exercise of warrants received in connection with our January Offering.  The warrants have an exercise price of $2.50 per share and expire January 9, 2010.  Mr. Marasa is a registered representative with Laidlaw & Company (UK) Ltd., an NASD member and a participating dealer in our January Offering.

(62)

Consists of 20,928 shares of common stock issuable upon exercise of warrants received in connection with our January Offering.  The warrants have an exercise price of $2.50 per share and expire January 9, 2010.  Mr. Fowler is a registered representative with Laidlaw & Company (UK) Ltd., an NASD member and a participating dealer in our January Offering.

(63)

Consists of 17,071shares of common stock issuable upon exercise of warrants received in connection with our January Offering.  The warrants have an exercise price of $2.50 per share and expire January 9, 2010.  Mr. Bonaventura is President and CEO of Laidlaw & Company (UK) Ltd., an NASD member and a participating dealer in our January Offering.

(64)

Consists of 12,828 shares of common stock issuable upon exercise of warrants received in connection with our January Offering.  The warrants have an exercise price of $2.50 per share and expire January 9, 2010.  Mr. Silverman is a registered representative with Laidlaw & Company (UK) Ltd., an NASD member and a participating dealer in our January Offering.

(65)

Consists of 10,832 shares of common stock issuable upon exercise of warrants received in connection with our January Offering.  The warrants have an exercise price of $2.50 per share and expire January 9, 2010.  Mr. Reid is a registered representative with Laidlaw & Company (UK) Ltd., an NASD member and a participating dealer in our January Offering.

(66)

Consists of 9,000 shares of common stock issuable upon exercise of warrants received in connection with our January Offering.  The warrants have an exercise price of $2.50 per share and expire January 9, 2010. Mr. Bonn is a registered representative with Laidlaw & Company (UK) Ltd., an NASD member and a participating dealer in our January Offering.

(67)

Consists of 9,000 shares of common stock issuable upon exercise of warrants received in connection with our January Offering.  The warrants have an exercise price of $2.50 per share and expire January 9, 2010.  Mr. Conners is a registered representative with Laidlaw & Company (UK) Ltd., an NASD member and a participating dealer in our January Offering.

(68)

Consists of 8,402 shares of common stock issuable upon exercise of warrants received in connection with our January Offering.  The warrants have an exercise price of $2.50 per share and expire January 9, 2010.  Mr. Cordi was a registered representative with Laidlaw & Company (UK) Ltd., an NASD member and a participating dealer in our January Offering.

(69)

Consists of 6,405 shares of common stock issuable upon exercise of warrants received in connection with our January Offering.  The warrants have an exercise price of $2.50 per share and expire January 9, 2010.  Mr. Malone is a registered representative with Laidlaw & Company (UK) Ltd., an NASD member and a participating dealer in our January Offering.

(70)

Consists of 6,000 shares of common stock issuable upon exercise of warrants received in connection with our January Offering.

The warrants have an exercise price of $2.50 per share and expire January 9, 2010.  Mr. Boden is a registered representative with Laidlaw & Company (UK) Ltd., an NASD member and a participating dealer in our January Offering.

(71)

Consists of 5,063 shares of common stock issuable upon exercise of warrants received in connection with our January Offering.  The warrants have an exercise price of $2.50 per share and expire January 9, 2010.  Mr. Giannantonio is a registered representative with Laidlaw & Company (UK) Ltd., an NASD member and a participating dealer in our January Offering.

(72)

Consists of 3,000 shares of common stock issuable upon exercise of warrants received in connection with our January Offering.  The warrants have an exercise price of $2.50 per share and expire January 9, 2010. Ms. Baker-Williams is an employee of Laidlaw & Company (UK) Ltd., an NASD member and a participating dealer in our January Offering.

(73)

Consists of 1,355 shares of common stock issuable upon exercise of warrants received in connection with our January Offering.  The warrants have an exercise price of $2.50 per share and expire January 9, 2010.  Mr. McKelvey was an employee of Laidlaw & Company (UK) Ltd., an NASD member and a participating dealer in our January Offering.

(74)

Consists of 1,181 shares of common stock issuable upon exercise of warrants received in connection with our January Offering.  The warrants have an exercise price of $2.50 per share and expire January 9, 2010.  Mr. Polifroni was a registered representative with Laidlaw & Company (UK) Ltd., an NASD member and a participating dealer in our January Offering.

(75)

Consists of 1,181 shares of common stock issuable upon exercise of warrants received in connection with our January Offering.  The warrants have an exercise price of $2.50 per share and expire January 9, 2010.  Mr. Anderson is a registered representative with Laidlaw & Company (UK) Ltd., an NASD member and a participating dealer in our January Offering.

(76)

Consists of 1,181 shares of common stock issuable upon exercise of warrants received in connection with our January Offering.  The warrants have an exercise price of $2.50 per share and expire January 9, 2010.  Ms. Breiland is the wife of Steven Soler, a registered representative with Laidlaw & Company (UK) Ltd., an NASD member and a participating dealer in our January Offering.

(77)

Consists of 844 shares of common stock issuable upon exercise of warrants received in connection with our January Offering.  The warrants have an exercise price of $2.50 per share and expire January 9, 2010.  Mr. Paladino is a registered representative with Laidlaw & Company (UK) Ltd., an NASD member and a participating dealer in our January Offering.

(78)

  Paul Ford has voting and investment control over such shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EnviroSystems Transactions

In September 2005, EnviroSystems entered into a Settlement and Release Agreement with Diana Hoffman (“Hoffman”), its former President, Chief Executive Officer and Chairman of the Board and at that time a holder of 850,000 shares (83.19%) of EnviroSystems' common stock. Pursuant to the terms of the agreement, EnviroSystems paid to Hoffman $312,314 as payment of back pay with interest and reimbursement of certain expenses, which such amount was paid out of the proceeds of the Offering. In connection therewith, in September 2005, MV Nanotech Corp. entered into a Stock Purchase Agreement with Hoffman, pursuant to which MV Nanotech purchased 850,000 shares of EnviroSystems common stock from Hoffman for an aggregate purchase price of $85,000.

In November 2005, The Ferguson Living Trust UTD 8/13/74 (the “Trust”), the then owner of 1,461,117 shares of EnviroSystems preferred stock, which represented approximately 57.89% of the issued and outstanding EnviroSystems preferred stock, and MV Nanotech, the then owner of 850,000 shares of EnviroSystems common stock, which represented approximately 83.19% of the issued and outstanding EnviroSystems common stock, entered into a Voting and Support Agreement, pursuant to which each of the Trust and MV Nanotech agreed to vote all of their respective shares of EnviroSystems common stock and EnviroSystems preferred stock in favor of the merger transaction pursuant to which we acquired EnviroSystems.  The holders of EnviroSystems common stock received no consideration in connection with our acquisition of EnviroSystems.

In fiscal years 2005 and 2006, MV Nanotech, made bridge loans to EnviroSystems in the aggregate principal amount of $850,000 which were used to fund EnviroSystems' operations. All of such aggregate principal amount of bridge loans (plus accrued but unpaid interest) where were repaid out of the net proceeds of the January Offering. Stephen Hoelscher, our Chief Financial Officer is a 5% owner of and Chief Financial Officer of Mastodon Ventures, Inc., the parent corporation to MV Nanotech, Inc.

Anpath Group, Inc. Transactions

In August 2004, one of our shareholders loaned us $500. The loan, which was unsecured, non-interest bearing, and payable on demand, was repaid in February, 2005.

We previously used office space provided at no charge by Skye Source, LLC, an entity owned by our former director/officers. The value of this space is not considered materially significant for financial reporting purposes.

On October 31, 2005, MV Nanotech purchased from us 3,230,000 shares of common stock and warrants to purchase up to 4,000,000 shares of our common stock for an aggregate purchase price of $80,750. On October 28, 2005, the last trading day prior to the acquisition, the last sale price of our common stock as reported on the OTC Bulletin Board was $0.67 per share.  Half of the purchase price was paid in cash and the remaining $40,375 was paid pursuant to a promissory note made by MV Nanotech in favor of us, which was paid in January 2006.

In January 2006, pursuant to two Repurchase Agreements, each dated as of October 31, 2005, we repurchased from each of our former officers and directors, William Sarine and Tony Summerlin, 1,000,000 shares each of our common stock for a price of $12,500 ($25,000 for all 2,000,000 shares).

In January 2006, we paid to Diana Hoffman, EnviroSystems’ former President, Chief Executive Officer and Chairman of the Board $68,389, which sum represented unpaid compensation owed by EnviroSystems.

As described above, prior to our acquisition of EnviroSystems.  MV Nanotech as the holder of 850,000 shares of EnviroSystems' common stock and 3,230,000 shares of our common stock, was a controlling shareholder of us and of EnviroSystems.   Pursuant to the Merger Agreement, MV Nanotech had the right to convert the remaining principal balance of any bridge loans to EnviroSystems into shares of our common stock and was granted anti-dilution and registration rights.   In addition, under the terms of the Merger

Agreement and the Escrow Lock/Up Agreement, MV Nanotech has the right to make a claim against the shares held in escrow.  MV Nanotech also has the ability under the Escrow Lock/Up Agreement to approve the early release of such shares.  Further, in the event that MV Nanotech exercises any of its warrants and subsequently sells the shares of common stock underlying the warrants prior to the termination of the lock-up period, a pro-rata number of the shares held in escrow shall be released from the lock-up agreement.    In addition, under the Merger Agreement, MV Nanotech had the authority to pre-approve the EnviroSystems employees that we hired.

We were a party to certain sections of a Securities Purchase Agreement dated March 7, 2007, between MV Nanotech Corp., the Singer Children’s Management Trust (the “Singer Trust”) and us pursuant to which MV Nanotech sold to the Singer Trust, out of the warrant to purchase up to 3,163,344 shares of our common stock then held by MV Nanotech Corp., warrants to purchase up to 1,000,000 shares of our common stock.  Such warrants have an exercise price of $2.50 per share and expire on April 10, 2010.  The warrants have a limit on exercise which restricts the Singer Trust’s ability to exercise the warrants if such exercise would result in the Singer Trust’s ownership exceeding 4.9% of our outstanding common stock.  Pursuant to the terms of the Securities Purchase Agreement, the Singer Trust exercised certain of the warrants to acquire a total of 250,000 shares of common stock for an aggregate exercise price of $625,000 in March 2007.  In addition, it is also required within five days after the Securities and Exchange Commission declares the registration statement, of which this prospectus is a part, effective, to exercise a portion of such warrants and purchase an additional 250,000 shares of common stock for an exercise price of $625,000.  The 250,000 shares held by the Singer Trust, and the additional 250,000 that it may acquire as described herein, may not be resold until the earlier to occur of the date that is thirty (30) days after the date that the registration statement of which this prospectus is a part is declared effective and sixty (60) days after the date of the securities purchase agreement.  Further, pursuant to the terms of the Security Purchase Agreement, in the event that we achieve EPA registration of a hospital grade disinfectant, of which there can be no assurance, within ninety (90) days following the public announcement by us of such registration, the Singer Trust is required to exercise certain of such warrants to purchase an additional 250,000 shares of our common stock.  If the Singer Trust does not effect any of such required warrant exercises within the prescribed time limits, the Singer Trust is required to return all remaining warrants to MV Nanotech.

DESCRIPTION OF SECURITIES

Our total authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share and 5,000,000 shares of preferred stock, par value $0.0001 per share.  As of April 13, 2007 there were 16,299,889 shares of our common stock issued and outstanding and no shares of our preferred stock were issued or outstanding.

The following description of our capital stock is a summary.  Additional information can be found in our certificate of incorporation and bylaws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Holders of our common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors from time to time may determine. Holders of our common stock are entitled to one (1) vote for each share held on all matters submitted to a vote of our stockholders. Cumulative voting with respect to the election of directors is not permitted by our certificate of incorporation. Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding stock having prior rights on such distributions and payment of other claims of creditors.

Preferred Stock

Our certificate of incorporation authorizes the issuance of shares of preferred stock in one or more series.  Our board of directors has the authority, without any vote or action by the stockholders, to create one or more series of preferred stock up to the limit of our authorized but unissued shares of preferred stock and to fix: (1) the number of shares constituting such series and the designation of such series, (2) the voting powers (if any) of the shares of such series and the relative participating, option or other special rights (if any), and (3) any qualifications, preferences, limitations or restrictions pertaining to such series; all of which may be fixed by the board of directors pursuant to a resolution or resolutions providing for the issuance of such series duly adopted by the board of directors.

The provisions of a particular series of authorized preferred stock, as designated by the board of directors, may include restrictions on the payment of dividends on common stock. Such provisions may also include restrictions on our ability to purchase shares of common stock or to purchase or redeem shares of a particular series of authorized preferred stock.  Depending upon the voting rights granted to any series of authorized preferred stock, issuance thereof could result in a reduction in the voting power of the holders of common stock.  In the event we dissolve, liquidate or wind up our business, whether voluntarily or involuntarily, the holders of the preferred stock, if any, will receive, in priority over the holders of common stock, any liquidation preference established by the board of directors, together with accumulated and unpaid dividends. Depending upon the consideration paid for preferred stock, the liquidation preference of preferred stock and other matters, the issuance of preferred stock could result in a reduction in the assets available for distribution to the holders of our common stock in the event we liquidate.

There are no shares of preferred stock designated or issued as of the date hereof.

Warrants

In connection with the private offering we completed in January 2006, we issued warrants to purchase up to 637,500 shares of our common stock to selling agents involved in the offering, which we refer to as Agent Warrants.  Such Agent Warrants have an exercise price of $2.50 per share and are exercisable until January 10, 2010 at the election of the Selling Agents. The Agent Warrants are exercisable for cash or pursuant to a cashless exercise provision. The shares of common stock underlying the Agent Warrants are being registered for resale pursuant to the registration rights agreement described below.  The Agent Warrants contain certain anti-dilution provisions which will adjust the number of shares underlying the Agent Warrants and the exercise price in the event we split our common stock, declare a stock dividend or otherwise re-capitalize our company.

When we acquired EnviroSystems in a reverse merger in January 2006, we assumed the outstanding warrants to purchase EnviroSystems preferred stock, which, as of the effective time of the merger, became exercisable to purchase up to 583,201 shares of our common stock.  All shares of our common stock issuable upon the exercise of such warrants are included in the 6,400,000 shares of common stock we issued to the EnviroSystems preferred stockholders in connection with the merger.  All of such 6,400,000 shares are held in an escrow account and the shares of common stock issuable upon the exercise of such warrants shall be delivered to the holders thereof out of the escrow account, after certain restrictions on transfer have terminated.  Accordingly, the exercise of any or all of such warrants will not cause an increase in our issued and outstanding shares of common stock.  In addition, we will not receive any proceeds from the exercise of such warrants.  Such proceeds shall be paid to the EnviroSystems preferred stockholders pro rata.

See “Description of the Merger.”

In connection with the private offering we completed in October 2005, we issued warrants to purchase up to 4,000,000 shares of our common stock.  These warrants have an exercise price of $2.50 per share and are exercisable until April 10, 2010.  The warrants are exercisable for cash or pursuant to a cashless exercise provision. The shares of common stock underlying the warrants are being registered for resale pursuant to the terms of the securities purchase agreement, described below, in which we granted to the holders of such warrants piggyback registration rights with respect to the shares of common stock underlying the warrants.  The warrants contain certain anti-dilution provisions which will adjust the number of shares underlying the warrants and the exercise price in the event we split our common stock, declare a stock dividend or otherwise re-capitalize our company.

Options

In connection with our acquisition of EnviroSystems, we assumed the outstanding options to purchase EnviroSystems preferred stock, which, as of the effective time of the merger, became exercisable to purchase up to 983,329 shares of our common stock.  All shares of common stock issuable upon the exercise of such options are included in the 6,400,000 shares of common stock issued to the EnviroSystems preferred stockholders in connection with the merger.  All of such 6,400,000 shares are being held in an escrow account and the shares of common stock issuable upon the exercise of such options shall be delivered to the holders thereof out of the escrow account, after certain restrictions on transfer have terminated.  Accordingly, the exercise of any or all of such options will not cause an increase in our issued and outstanding shares of common stock.  In addition, we will not receive any proceeds from the exercise of such options.  Such proceeds shall be paid to the EnviroSystems preferred stockholders pro rata.  See “Description of the Merger.”

Stock Option Plans

2004 Equity Compensation Plan

We adopted our 2004 Equity Compensation Plan on September 1, 2004. The plan provides for the grant of options intended to qualify as “incentive stock options”, options that are not intended to so qualify or “nonstatutory stock options” and restricted stock. The total number of shares of common stock reserved for issuance under the plan is 1,300,000 shares, subject to adjustment in the event of stock split, stock dividend, recapitalization or similar capital change. No grants have been made under the plan.

The plan is administered by the compensation committee of our board of directors, which selects the eligible persons to whom options or stock awards shall be granted, determines the number of shares subject to each option or stock award, the exercise price therefore and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option or stock award granted under the plan shall be evidenced by a written agreement between us and the optionee.

Grants may be made to our employees (including officers) and directors and to certain consultants and advisors.

The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory options is determined by the board of directors. Incentive stock options granted under the plan have a maximum term of ten years, except for grants to 10% stockholders which are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

2006 Stock Incentive Plan

In connection with the merger, our board of directors adopted, subject to stockholder approval, the 2006 Stock Incentive Plan, which we refer to as the “2006 Plan”.  The 2006 Plan was approved by our stockholders of record as of November 15, 2007 at our special meeting of stockholders which was held on January 8, 2007.  The 2006 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards and stock appreciation rights.  The number of shares of common stock that may be issued under the 2006 Plan is 2,400,000 shares of common stock.

The 2006 Plan will be administered by the compensation committee of our board of directors, which will select the eligible persons to whom options or stock awards shall be granted, determine the number of shares subject to each option or stock award, the exercise price therefore and the periods during which options are exercisable, interpret the provisions of the plan and, subject to certain limitations, may amend the plan. Each option or stock award granted under the plan shall be evidenced by a written agreement between us and the optionee.

Grants may be made to our employees (including officers) and directors and to certain consultants and advisors.

The exercise price for incentive stock options granted under the 2006 Plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory options will be determined by the compensation committee of the board of directors. Incentive stock options granted under the 2006 Plan will have a maximum term of ten years, except for grants to 10% stockholders which are subject to a maximum term of five years. The term of nonstatutory stock options will be determined by the board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

Registration Rights

In connection with our October 2005 private offering, we entered into a securities purchase agreement with certain of the selling stockholders pursuant to which we granted to such stockholders piggyback registration rights.  Under the terms of the securities purchase agreement, we agreed to include in any registration that we filed to register shares of our common stock under the Securities Act, the shares of common stock, and the shares of common stock underlying warrants, that we sold in the October 2005 private offering.

In connection with our January 2006 private offering, we entered into a registration rights agreement with certain of the selling stockholders, pursuant to which we are filing this registration statement.  Under the terms of the registration rights agreement, we are obligated to file, as promptly as reasonably practicable after January 10, 2006, but in no event later that 90 days following January 10, 2006, a shelf registration statement relating to the resale by the holders of: shares of common stock purchased in the January 2006 private offering; shares of common stock issuable upon exercise of Agents Warrants; and such additional shares of common stock as may be determined by us at our expense.  We agreed to use our best efforts to cause such registration statement to be declared effective within 90 days after the filing date provided, however, that we are not obligated to effect any such registration, qualification or compliance or keep such registration effective: (a) in any particular jurisdiction in which we would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities or blue sky laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where we have not already done so, or (b) during any “blackout period” during which we determine that the distribution of our shares of common stock covered by this registration statement would be detrimental to us and our stockholders, in which case the filing date will be extended to the date immediately following the last day of such “blackout” period.

In connection with our acquisition of EnviroSystems, we granted to the EnviroSystems security holders eligible to receive shares of our common stock in connection with the merger a one (1) time right to demand that we file a registration statement, covering the resale of such shares at our expense.  Such demand must be made no later than sixty (60) days prior to or one (1) year following the expiration date of the applicable lock-up period and must be made in writing and signed by holders owning no less than 50.1% of the shares of our common stock not then freely tradable.  We agreed to use our reasonable efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission as soon as possible, but in no event later than 150 days from the date of such demand.

Delaware Anti-Takeover Law and Charter and Bylaw Provisions

We are subject to the provisions of Section 203 of the Delaware General Corporation Law.  In general, this statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless, with certain exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.  Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder.  Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns or within three years prior, did own 15% or more of the corporation's voting stock.  These provisions may have the effect of delaying, deferring or preventing a change in control of us without further action by our stockholders.

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control of our company, including changes a stockholder might consider favorable.  In particular, our certificate of incorporation and bylaws, as applicable, among other things, will:

•

provide our board of directors with the ability to alter our bylaws without stockholder approval;

•

provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders;

•

provide that  vacancies on our board of directors may be filled by a  majority of directors in office, although less than a quorum; and

•

allow us to issue up to 5,000,000 shares of preferred  stock with rights senior to those of the common stock and that otherwise could  adversely affect the rights and powers,  including voting rights, of the holders of common stock.  In some circumstances, this issuance could have the effect of decreasing the market price of our common stock, as well as having the anti-takeover effects discussed above.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders.  These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company.  These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights.  We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.  However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent and Registrar

Our transfer agent and registrar is Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016.

Listing

Our common stock is listed on the OTC Bulletin Board under the symbol “ANPG”

SHARES ELIGIBLE FOR FUTURE SALE

As of April 13, 2007, we had outstanding 16,299,809 shares of common stock.

Rule 144

Of our outstanding shares, 2,120,000 shares of common stock are immediately eligible for sale in the public market without restriction or further registration under the Securities Act.  All other outstanding shares of our common stock are "restricted securities" as such term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rules 144 or another exemption from registration under the Securities Act. If shares are purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act, their sales of shares would be governed by the limitations and restrictions that are described below.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who may be deemed to be an "affiliate" (as the term "affiliate" is defined under the Securities Act), would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the number of shares of common stock then outstanding, which as of April 13, 2007 would equal approximately 162,000 shares.

Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144, however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the issuer is free to sell shares that are "restricted securities" which have been held for at least two years without regard to the limitations contained in Rule 144. The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

In January 2006, we effected a reverse merger transaction pursuant to which we acquired EnviroSystems and adopted our current business model.  Prior to our acquisition of EnviroSystems, we were a shell company as defined under Section 12b-2 of the Exchange Act and did not have any operations or receive any revenues since inception.

The Securities and Exchange Commission has taken the position that promoters or affiliates of a shell company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of such a company because their resale transactions would appear to be designed to distribute or redistribute securities to the public without compliance with the registration requirement of the Securities Act.  Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.  As of April 13, 2007, 3,230,000 shares of our outstanding common stock, and 4,000,000 shares of our common stock issuable upon the exercise of warrants presently issued and outstanding as of the date hereof are held by promoters or affiliates (or their transferees).  These shares are being registered hereby.

Additionally, stockholders who obtained securities directly from a shell company issuer and through promoters and affiliates, cannot use Rule 144 to resell their securities, since their resale transactions would appear to be designed to distribute or redistribute securities to the public without compliance with the registration requirement of the Securities Act.  As a result, this policy applies to the preferred stockholders of EnviroSystems that received shares of our common stock in the merger.  These shares are being registered hereby.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which such shares are traded or in private transactions. These sales may be at fixed or negotiated prices. No short sales of the shares of common stock being offered for resale under this prospectus are permitted prior to the date that the registration statement, of which this prospectus forms a part, has been declared effective by the Securities and Exchange Commission.  The selling stockholders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers/dealers to participate in sales. Broker-dealers may receive commissions from the selling stockholders (or, if any broker/dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. However, with respect to the warrants we issued in our October and January private offerings, upon exercise of such warrants by payment of cash, we will receive the exercise price of the warrants.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be deemed "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any persons to distribute the common stock.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We are required to pay certain fees and expenses incident to the registration of the shares.  We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier (i) the date that is two (2) years after the last day of the calendar month following the month in which the effective date of the registration statement occurs, (ii) the date when the selling stockholder may sell all securities registered under the registration statement under Rule 144 without volume or other restrictions or limits or (iii) the date the selling stockholders no longer own any of the securities registered under the registration statement.

LEGAL MATTERS

The validity of our shares of common stock being offered by this prospectus are being passed upon for us by Gusrae, Kaplan, Bruno & Nusbaum PLLC, 120 Wall Street, New York, New York 10005.  Gusrae, Kaplan, Bruno & Nusbaum PLLC is also the owner of warrants to purchase up to 125,000 shares of our common stock which are included in this registration statement.  Robert Blessey, who is Of Counsel to Gusrae, Kaplan, Bruno & Nusbaum PLLC is the owner of 50,000 shares of common stock and warrants to purchase up to 350,000 shares of common stock which are included in the this prospectus.

EXPERTS

The financial statements included in the prospectus have been audited by Williams & Webster, P.S., an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

NOTE REGARDING FINANCIAL STATEMENTS FOR YEAR ENDED MARCH 31, 2005

We have included in this prospectus, the previously issued audit report from Weinick Sanders Leventhal & Co., LLP (“Weinick”) on the financial statements of EnviroSystems, Inc., for the fiscal year ended March 31, 2005. We are not able to obtain the reissued audit report covering the 2005 financials statements of EnviroSystems because Weinick is no longer practicing public accounting. Consistent with Security and Exchange Commission’s guidance in paragraph 65 of AU 9508.15, we have included the previously issued audit report of Weinick and disclosed that (a) the report is copy of the previously issued Weinick report and (b) the report has not been reissued by Weinick..  In addition, Weinick did not issue a consent with respect to the inclusion of Weinick’s report in this prospectus and Weinick has not reviewed this prospectus or the registration statement of which this prospectus is a part.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement.. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC, 100 F Street, NE, Washington, DC 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation eliminates the personal liability of directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of the Delaware General Corporation Law, provided that this provision shall not eliminate or limit the liability of a director for: (i) any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) arising under Section 174 of the Delaware General Corporation Law (with respect to unlawful dividend payments and unlawful stock purchases or redemptions); or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, we have included in our certificate of incorporation and our bylaws provisions to indemnify our directors, officers, employees and agents and to purchase insurance with respect to liability arising out of their performance of their duties as directors, officers, employees and agents as permitted by Section 145 of the Delaware General Corporation Law. The Delaware General Corporation Law provides further that indemnification shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under any agreement, vote of stockholders or otherwise.

The effect of the foregoing is to require us, to the extent permitted by law, to indemnify our officers, directors, employees and agents for any claims arising against such person in their official capacities, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

*We have included in this prospectus, the previously issued audit report from Weinick Sanders Leventhal & Co., LLP (“Weinick”) on the financial statements of EnviroSystems, Inc., for the fiscal year ended March 31, 2005 and 2004. We are not able to obtain the reissued audit report covering the 2005 financials statements of EnviroSystems because Weinick is no longer practicing public accounting. Consistent with Security and Exchange Commission’s guidance in paragraph 65 of AU 9508.15, we have included the previously issued audit report of Weinick and disclosed that (a) the report is copy of the previously issued Weinick report and (b) the report has not been reissued by Weinick.

The following financial statements are all as of dates prior to our name change and therefore refer to us using our prior name, Telecomm Sales Network, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheet of Telecomm Sales Network, Inc. as of March 31, 2006 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements of Envirosystems, Inc., a wholly owned subsidiary of Telecomm Sales Network, Inc. as of March 31, 2005, were audited by other auditors who have ceased operations whose report dated April 24, 2005, except for Note 12 as to which the date is April 29, 2005, included an explanatory paragraph that described the conditions present which raised substantial doubt about the Company’s ability to continue as a going concern.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Telecomm Sales Network, Inc., as of March 31, 2006 and the results of its operations, stockholders’ equity (deficit) and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and has an accumulated deficit at March 31, 2006. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Williams & Webster, P.S.

Williams & Webster, P.S.

Spokane, Washington

June 27, 2006

Weinick Sanders Leventhal & Co., LLP

Certified Public Accountants

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

Envirosystems, Inc.

We have audited the accompanying balance sheets of Envirosystems, Inc. as at March 31, 2005 and 2004 and the related statements of operations, stockholders’ equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (Unites States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Envirosystems, Inc. as at March 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in Note 1 to the financial statements, the Company has incurred losses since inception and has working capital deficiencies. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Weinick Sanders Leventhal & Co., LLP.

New York, New York

April 24, 2005 (except for Note 12, as to which

The date is April 29, 2005)

THIS IS A COPY OF THE AUDIT REPORT PREVIOUSLY ISSUED BY WEINICK SANDERS LEVENTHAL & CO., LLP TO ENVIROSYSTEMS, INC. FOR THE YEAR ENDED MARCH 31, 2005 AND 2004. THIS AUDIT REPORT HAS NOT BEEN REISSUED BY WEINICK SANDERS LEVENTHAL & CO., LLP IN CONNECTION WITH THIS TRANSITION REPORT ON FORM 10-KSB.

TELECOMM SALES NETWORK, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,
	2006	2005

ASSETS
CURRENT ASSETS
Cash	$3,420,358	$32,985
Accounts receivable	11,615	64,589
Prepaid expenses	45,947	29,255
Inventory	105,192	292,232
TOTAL CURRENT ASSETS	3,583,112	419,061
FIXED ASSETS
Furniture & fixtures	135,660	155,593
Machinery & equipment	44,357	44,357
Capitalized software	131,843	131,843
Less accumulated depreciation	(240,476)	(202,786)
TOTAL FIXED ASSETS	71,384	129,007
OTHER ASSETS
Product development, net	-	659,254
Trade secret	1,400,000	1,400,000
Deposits	16,550	2,658
TOTAL OTHER ASSETS	1,416,550	2,061,912
TOTAL ASSETS	$5,071,046	$2,609,980
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$277,348	$1,144,786
Reserve for product returns	270,000	-
Notes payable	-	1,160,000
Loans payable	-	380,399
Due to officers	-	68,389
TOTAL CURRENT LIABILITIES	547,348	2,753,574
CONVERTIBLE DEBT	-	61,510
COMMITMENTS AND CONTINGENCIES	-	-
STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.0001 par value; 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 16,000,000 and 6,400,000 shares issued and outstanding, respectively	1,600	640
Additional paid-in capital	22,631,853	14,246,142
Accumulated deficit	(18,109,755)	(14,451,886)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	4,523,698	(205,104)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$5,071,046	$2,609,980

The accompanying notes are an integral part of these financial statements.

TELECOMM SALES NETWORK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended March 31,
	2006	2005

REVENUES	$486,568	$670,214
COST OF SALES	761,563	661,133
Gross Profit (Loss)	(274,995)	9,081
EXPENSES
Marketing	10,378	129,006
Sales	193,513	354,453
Product development	844,113	260,091
Corporate	1,885,588	1,062,655
Finance and administrative	351,867	503,153
Total Expenses	3,285,459	2,309,358
LOSS FROM OPERATIONS	(3,560,454)	(2,300,277)
OTHER INCOME (EXPENSE)
Interest expense	(110,036)	(77,738)
Loss on disposition of assets	(7,245)	(3,846)
Interest income	20,666	174
Total Other Income (Expense)	(96,615)	(81,410)
LOSS BEFORE TAXES	(3,657,069)	(2,381,687)
INCOME TAX EXPENSE	(800)	(800)
NET LOSS	$(3,657,869)	$(2,382,487)
BASIC AND DILUTED NET LOSS PER SHARE	$(0.43)	$(0.44)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	8,518,767	5,398,767

The accompanying notes are an integral part of these financial statements.

TELECOMM SALES NETWORK, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

					Total
			Additional		Stockholders'
	Common Stock		Paid-in	Accumulated	Equity
	Shares	Amount	Capital	(Deficit)	(Deficit)

Balance, March 31, 2004	6,153,500	$615	$13,673,232	$(12,069,399)	$1,604,448
Shares issued for cash	254,440	25	504,975	-	505,000
Shares issued for services	3,396	1	6,739	-	6,740
Purchased and retirement of shares	(11,336)	(1)	(22,499)	-	(22,500)
Other equity issuances	-	-	9,510	-	9,510
Stock options issued	-	-	74,185	-	74,185
Net loss for the year ended March 31, 2005	-	-	-	(2,382,487)	(2,382,487)
Balance, March 31, 2005	6,400,000	640	14,246,142	(14,451,886)	(205,104)
Effect of reverse merger and recapitalization	5,350,000	535	33,148	-	33,683
Common stock issued at a price of $2.00 per share in private placement on January 10, 2006, less related expenses of $1,548,916	4,250,000	425	6,950,659	-	6,951,084
Stock options and warrants issued	-	-	1,401,904	-	1,401,904
Net loss for the year ended March 31, 2006	-	-	-	(3,657,869)	(3,657,869)
Balance, March 31, 2006	16,000,000	$1,600	$22,631,853	$(18,109,755)	$4,523,698

The accompanying notes are an integral part of these financial statements.

TELECOMM SALES NETWORK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,657,869)	$(2,382,487)
Depreciation and amortization	52,165	96,875
Loss on disposition of assets	7,245	-
Stock issued for services	-	6,740
Stock options and warrants issued	1,401,904	74,185
Adjustments to reconcile net loss to net cash used by operations:
Decrease in product development cost	659,253	-
Decrease (increase) in accounts receivable	52,974	(30,724)
Decrease (increase) in prepaid expenses	(16,692)	(14,759)
Decrease (increase) in inventory	187,040	133,647
Decrease (increase) in deposits	(13,892)	19,848
Increase (decrease) in accounts payable & accrued expenses	(878,307)	680,996
Increase (decrease) in reserve for product returns	270,000	-
Net cash provided (used) by operating activities	(1,936,179)	(1,415,679)
CASH FLOWS FROM INVESTING ACTIVITIES
Net property sales	-	4,770
Cash received from acquisition and recapitalization	4,177	-
Proceeds from collection of notes receivable	40,375	-
Purchase of equipment	(1,786)	-
Net cash provided (used) by investing activities	42,766	4,770
CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in due to officers	(68,389)	(7,638)
Proceeds from sales of stock and other equity	6,951,084	514,510
Purchase and retirement of shares	-	(22,500)
Increase in notes payables	700,000	900,000
Payment on notes and convertible debt	(2,301,909)	-
Net cash provided by financing activities	5,280,786	1,384,372
NET INCREASE (DECREASE) IN CASH	3,387,373	(26,537)
CASH - Beginning of period	32,985	59,522
CASH - End of period	$3,420,358	$32,985
SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest expense	$110,036	$-
Income taxes	$800	$-

The accompanying notes are an integral part of these financial statements.

TELECOMM SALES NETWORK, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED MARCH 31, 2006 AND 2005

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Telecomm Sales Network, Inc. (hereinafter “the Company”) was incorporated in the State of Delaware on August 26, 2004. The principal business of the Company is a holding company. The Company’s sole subsidiary is EnviroSystems, Inc. (hereinafter “ESI”) The Company’s headquarters is located in Mooresville, North Carolina. The Company’s year end was September 30 and with this report the Company has adopted a year end of March 31.

ESI provides infection control products on an international basis through both direct sales and channels of distribution. While ESI’s current focus is on the health care market, products are also sold to transportation, military and industrial/institutional markets. ESI products are manufactured utilizing nano-emulsion technology, designed to make the products effective against a broad spectrum of harmful organisms while safe to people, equipment and habitat.

Merger

On January 10, 2006, Telecomm Sales Network, Inc. completed the acquisition of EnviroSystems, Inc. (“EnviroSystems”) in a reverse merger transaction pursuant to an agreement and plan of merger dated as of November 11, 2005 by and among Telecomm. Effective at the closing of the merger, EnviroSystems became an indirect, wholly-owned subsidiary of Telecomm and Telecomm ceased its prior business and going forward its sole business became that of EnviroSystems. Pursuant to the merger agreement, all of EnviroSystems preferred stock was converted into an aggregate of 6,400,000 shares of Telecomm common stock, $0.0001 par value per share.

The transaction has been treated as a reverse merger and a recapitalization of EnviroSystems, Inc for reporting purposes. The financial information for the year ended March 31, 2006 and 2005  is that of EnviroSystems’ activities as the accounting acquirer under this recapitalization. On January 10, 2006, prior to the merger, Telecomm had $4,177 in cash, a note receivable of $40,375, and liabilities of $10,869 with net assets of $33,683.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within thirty days from the invoice date or as specified by the invoice and are stated at the amount billed to the customer. Customer account balances with invoices dated over ninety days or ninety days past the due date are considered delinquent.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management's best estimate of the amount that will not be collected. Management reviews all accounts receivable

TELECOMM SALES NETWORK, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED MARCH 31, 2006 AND 2005

balances that are considered delinquent and, based on an assessment of current credit worthiness, estimates the portion, if any, of the balance that will not be collected. In addition, management periodically evaluates the adequacy of the allowance based on the Company's past experience. Allowance for doubtful accounts amounted to $350 and $9,550 at March 31, 2006 and 2005, respectively.

Advertising

The Company expenses advertising costs as they are incurred.

Basic and Diluted Loss Per Share

Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. At March 31, 2006 and 2005, basic and diluted net loss per share are the same, as for the years ended March 31, 2006 and 2005, potentially dilutive securities have not been included in the diluted loss per common share calculation as they would have been anti-dilutive.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Compensated Absences

Employees earn personal leave time based on hours worked and longevity. These benefits are vested when earned and can be carried from year to year as long as they do not exceed certain limits. Benefits are accrued as they are earned and are reflected in the financial statements.

Contingent Liability

In accordance with Statement of Financial Accounting Standards Interpretation No. 14, the Company may have certain contingent liabilities with respect to material existing or potential claims, lawsuits and other proceedings. The Company accrues liabilities when it is probable that future cost will be incurred and such cost can be measured.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133”, SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, which is effective for the Company as of its inception. These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The Company has not entered

TELECOMM SALES NETWORK, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED MARCH 31, 2006 AND 2005

into derivatives contracts to hedge existing risks or for speculative purposes as of March 31, 2006 and 2005.

Fair Value of Financial Instruments

The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," may include cash, receivables, and advances, accounts payable and accrued expenses. All such instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at March 31, 2006 and 2005.

Fixed Assets

Equipment is recorded at cost. Depreciation and amortization are provided using the straight-line method over the useful lives of the respective assets, typically 3-7 years. Major additions and betterments are capitalized. Upon retirement or disposal, the cost and related accumulated depreciation or amortization is removed from the accounts and any gain or loss is reflected in operations.

The following table summarizes the Company's fixed assets:

	March 31,
	2006	2005
Office Equipment	$49,046	$49,686
Furniture & Fixtures	46,350	46,350
Marketing/Trade Shows	2,659	21,952
Manufacturing Equipment	44,357	44,357
Laboratory Furniture	4,600	4,600
Laboratory Equipment	33,005	33,005
Capitalized Software	131,843	131,843
	311,860	331,793
Allowance for Depreciation	(240,476)	(202,786)
Fixed Assets, net	$71,384	$129,007

Depreciation expense for the periods ended March 31, 2006 and March 31, 2005 was $52,165 and $56,717, respectively.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the financial statements, the Company incurred a net loss for the years ended March 31, 2006 and 2005, and has an accumulated deficit since the inception of the Company. These factors indicate that the Company may be unable to continue in existence. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue existence. The Company anticipates its projected business plan will require a minimum of $2,850,000 to continue operations in the next twelve months.

TELECOMM SALES NETWORK, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED MARCH 31, 2006 AND 2005

Impairment of Long Lived Assets

The Company assesses potential impairment of its long lived assets, which include its property and equipment and its identifiable intangibles such as its trade secrets under the guidance of Statement of Financial Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets.” On an annual basis, or as events and circumstances indicate that an asset may be impaired, the Company assesses potential impairment of its long lived assets. The Company determines impairment by measuring the undisclosed future cash flows generated by the assets, comparing the results to the assets’ carrying value and adjusting the assets to the lower of the carrying value to fair value and charging current operations for any measured impairment.

Inventory

Inventories are stated at the lower of cost or market (first-in, first out basis) and include purchased raw materials, work-in-process and finished goods.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. References herein to the Company include the Company and its subsidiaries, unless the context otherwise requires.

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against the deferred tax asset if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

Recent Accounting Pronouncements

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

TELECOMM SALES NETWORK, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED MARCH 31, 2006 AND 2005

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140” (hereinafter “SFAS No. 155”). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity (“SPE”) may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

In May, 2005, The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections - a Replacement of APB Opinion No. 20 and FASB Statement No. 3 (“hereinafter” “SFAS No. 154”). This statement replaces APB Opinion No. 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Internal Financial Statements” and revises the requirements regarding accounting for and reporting a change in accounting principle. This statement requires retrospective application of the accounting change to the financial statements of prior periods, unless it is impractical to determine the period-specific effects or the cumulative effect of changing to the new accounting principle. This statement also addresses the reporting issues related to a change in accounting principle if it is impractical to determine the period-specific effects or the cumulative effect of the change. The adoption of this statement had no immediate material effect on the Company’s financial condition or results of operations.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153 (hereinafter “SFAS No. 109”). This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion, however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company has determined that there was no financial impact from the adoption of this statement.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, “Accounting for Real Estate Time-Shares Transactions,” an amendment of Statement of Financial Accounting Standards Board No. 66, “Accounting for Sales of Real Estate,” to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, “Accounting for Real Estate Time-Sharing Transactions.” This statement also amends Financial Accounting Standards Board Statement No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects,” to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. Management believes the adoption of this statement will have no immediate impact on the financial statements of the Company.

TELECOMM SALES NETWORK, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED MARCH 31, 2006 AND 2005

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123(R), “Accounting for Stock Based Compensations.” This statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123. This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.” The Company has adopted this statement. See Notes 10 and 11.

In November 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 151, “Inventory Costs— an amendment of ARB No. 43, Chapter 4”. This statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. Management does not believe the adoption of this statement will have any immediate material impact on the Company.

Reclassifications

Certain amounts have been reclassified from the prior financial statements for comparative purposes.

Revenue Recognition

Revenue is generally recognized and earned when all of the following criteria are satisfied: a) persuasive evidence of sales arrangements exists; b) delivery has occurred; c) the sales price is fixed or determinable; and d) collectibility is reasonably assured.

Persuasive evidence of an arrangement is demonstrated via a purchase order from our customers. Delivery occurs when title and all risks of ownership are transferred to the purchaser which generally occurs when the products are shipped to the customer. No right of return exists on sales of product except for defective or damaged products. The sales price to the customer is fixed upon acceptance of purchase order. To assure that collectibility is reasonably assured, credit evaluations are performed on all customers.

Research and Development

Research and development costs are charged to expense as incurred. See Note 13 related to a change the Company made in accounting for product development cost during the year ended March 31, 2006.

Stock Based Compensation

The Company measures compensation cost for its stock based compensation plans under the provisions of Statement of Financial Accounting Standards No. 123(R), “Accounting for Stock Based Compensations.” This statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in

TELECOMM SALES NETWORK, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED MARCH 31, 2006 AND 2005

which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) , "Accounting for Stock-Based Compensation", requires companies to include expenses in net income (loss) and earnings (loss) for each issuance of options and warrants. The Company uses the Black-Scholes option valuation model to value its issuance of options and warrants.

Trade Secret

The recorded value of the Company’s trade secret relating to the formula/formulation of ESI’s products at the time acquired by the Company was based upon the valuation of an independent appraiser. In accordance with SFAS No. 142, the Company has determined that its trade secret has an indefinite life. Accordingly, it is not subject to amortization, but it subject to the Company’s periodic assessment of prospective impairment.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

NOTE 3 - CONCENTRATION OF CREDIT RISK

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash. The Company places its cash and cash equivalents with what management believes to be high credit quality financial institutions. At times such investments may be in excess of the FDIC insurance limit. The Company maintains cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At March 31, 2006, the Company’s uninsured cash balances total was $3,201,749.

NOTE 4 - INVENTORIES

Inventories consist of the following:

	March 31,
	2006	2005
Raw material	$134,710	$249,776
Work-in-progress	-	9,723
Finished goods	30,482	45,493
Allowance for obsolescence	(60,000)	(12,760)
Inventory, net	$105,192	$292,232

NOTE 5 - INCOME TAXES

At March 31, 2006 and 2005, the Company had deferred tax assets calculated at an expected rate of 34% of approximately $6,157,000 and $4,913,000, respectfully.

TELECOMM SALES NETWORK, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED MARCH 31, 2006 AND 2005

As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax asset, a valuation allowance equal to the deferred tax asset has been recorded.

The significant components of the deferred tax assets at March 31, 2006 and 2005 were as follows:

	March 31,
	2006	2005
Net operating loss carryforward:	$18,110,000	$14,452,000
Deferred tax asset	$6,157,000	$4,913,000
Deferred tax asset valuation allowance	(6,157,000)	(4,913,000)
Net deferred tax asset	$-	$-

At March 31, 2006 and 2005, the Company has net operating loss carryforwards of approximately $18,110,000 and $14,452,000, respectively, which begin to expire in the year 2014 through 2026. The change in valuation allowance from March 31, 2005 to March 31, 2006 is $1,244,000.

NOTE 6 - RESERVE FOR PRODUCT RETURNS

During the period ending March 31, 2006, the Company in response to recent communications with the U.S. Environmental Protection Agency (EPA) has decided voluntarily to suspend sales, marketing and distribution of its EcoTru® disinfectant products and has initiated a retrieval program to recover existing stocks of EcoTru® that have been distributed since January 2005 and remain in customer inventories. At March 31, 2006, the Company has accrued $270,000 which is its best estimate of its obligation regarding the EPA action and voluntary recall, which is presented under the caption “reserve for product returns” in the accompanying balance sheet.

NOTE 7 - NOTES, LOANS AND CONVERTIBLE DEBT

Notes payable at March 31, 2006 and 2005 consist of the following:

	March 31,
	2006	2005
3.15% to 12% secured convertible notes payable, convertible into a maximum of 403,410 common shares	$-	$910,000

6% secured convertible notes payable, convertible into a maximum of 76,115 common shares	-	100,000

9% secured convertible notes payable, convertible into a maximum of 154,133 common shares	-	150,000

Total	$-	$1,160,000

TELECOMM SALES NETWORK, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED MARCH 31, 2006 AND 2005

Loans payable at March 31, 2006 and 2005 consist of the following:

	March 31,
	2006	2005
5% unsecured loans payable to the former CEO and CFO of ESI	$-	$380,399

Convertible debt at March 31, 2006 and 2005 consist of the following:

	March 31,
	2006	2005
5% unsecured debt to a former director of ESI with accrued interest of $-0- and $16,501.	$-	$61,510

During the year ended March 31, 2006, the Company received note proceeds from an outside source of $700,000. On January 10, 2006 all notes, loans and convertible debt were paid off along with $110,036 accrued interest from the proceeds of the private placement of common stock on January 10, 2006.

NOTE 8 - COMMITMENT AND CONTINGENCIES

Operating Leases

The Company, which had formal operating leases for all of its office and warehouse space before they expired continues to lease space on a month to month basis. Rent expense relating to operating space leased was approximately $90,518 and $139,308 for the years ended March 31, 2006 and 2005, respectively.

Executive Employment Contracts

The Company has entered into a three year employment contract with a key Company executive that provides for the continuation of salary to the executive if terminated for reasons other than cause, as defined in those agreements. At March 31, 2006, the future employment contract commitment for such key executive based on this termination clause was approximately $18,750 per month through January 9, 2009.

The Company also issued 750,000 stock options to purchase 750,000 common stock shares at $2.50 per share. Of these, 250,000 were fully vested at March 31, 2006 with the balance vesting at a rate of 250,000 each at Mach 31, 2007 and 2008.

U.S. Environmental Protection Agency and Product Recall

The Company announced on February 7, 2006 that in response to recent communications with the U.S. Environmental Protection Agency (EPA) that EnviroSystems, Inc., its wholly owned subsidiary had decided voluntarily to suspend sales, marketing and distribution of its EcoTru disinfectant products and has initiated a retrieval program to recover existing stocks of EcoTru that have been distributed since January 2005 and remain in customer inventories. The Company believes that it has retrieved all of the known product that was still in its distributors’ inventory and has settled all known claims with distributors. The Company has settled with the EPA for a fine and administrative charges of $16,358. The Company has re-submitted to the EPA in June 2006 its EcoTru product for approval as a limited disinfectant and is continuing to test the product to be able to pass the EPA requirement as a hospital grade disinfectant. See Note 6.

TELECOMM SALES NETWORK, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED MARCH 31, 2006 AND 2005

NOTE 9 - PREFERRED STOCK AND COMMON STOCK

Preferred Stock

The Company is authorized to issue 5,000,000 shares of $0.0001 par value preferred stock, which may be issued in one or more series at the sole discretion of the Company’s board of directors. The board of directors is also authorized to determine the rights, preferences, and privileges and restrictions granted to or imposed upon any series of preferred stock. As of March 31, 2006, no preferred stock has been issued by the Company.

Common Stock

The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

In the period ended March 31, 2005, 254,440 shares of common stock were issued for total cash proceeds of $505,000 and 3,396 shares were issued for services performed for the Company in the amount of $6,740.

Also in the period ended March 31, 2005, 11,336 shares of common stock were purchased for $22,500 from shareholders and retired. Other equity issuance transactions in the period ended March 31, 2005 totaled $9,510.

Sale of Common Stock

Pursuant to a securities purchase agreement dated as of October 31, 2005 by and between Telecomm Sales Network and MV Nanotech Corp., a Texas corporation (“MV Nanotech”), the Company issued and sold to MV Nanotech 3,230,000 shares of the Company’s restricted common stock, par value $0.0001 per share and a warrant to purchase up to an additional 4,000,000 shares of common stock. The warrant is exercisable for a period of 4 years commencing 90 days after the date of issuance and has an exercise price of $2.50 per share. Pursuant to the agreement, MV Nanotech paid Telecomm Sales Network $80,750 for the securities, of which $40,375 was paid in cash with the remainder in a non-interest bearing promissory note receivable, later paid on January 12, 2006.

The securities were issued to MV Nanotech in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended in reliance on Section 4(2) of the Act and the safe harbor private offering exemption provided by Rule 506 promulgated under the Act, without the payment of discounts or commissions to any person.

Merger and Recapitalization

Prior to the merger and recapitalization (described below), there were 7,350,000 outstanding shares of Telecomm common stock. This included 4,120,000 common stock shares issued for cash to Telecomm shareholders, officers and directors and the 3,230,000 shares issued to MV Nanotech. Telecomm purchased and retired 2,000,000 common stock shares from its former officers and directors immediately prior to the merger and private placement transactions, leaving 5,350,000 Telecomm common stock shares at the time of the merger and private placement transactions.

On January 10, 2006, the Company completed the acquisition of EnviroSystems, Inc. (“EnviroSystems”) in a merger transaction. The Company issued 6,400,000 shares of common stock in exchange for all the outstanding shares, options and warrants of EnviroSystems, Inc. Pursuant to an agreement and plan of merger dated as of November 11, 2005 (the “Merger Agreement”), by and among Telecomm Sales Network, TSN Acquisition Corporation (“TAC”), a newly formed and wholly owned subsidiary of

TELECOMM SALES NETWORK, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED MARCH 31, 2006 AND 2005

Telecomm Sales Network, and EnviroSystems, Inc. (“EnviroSystems”), TAC merged with and into EnviroSystems, with EnviroSystems as the surviving corporation. On January 10, 2006, prior to the merger, Telecomm had $4,177 in cash, a note receivable of $40,375, and liabilities of $10,869 with net assets of $33,683 and 5,350,000 common stock shares issued and outstanding.

The transaction between Telecomm and EnviroSystems has been treated as a reverse merger and recapitalization of EnviroSystems for reporting purposes. The financial statements reflect the restatement of EnviroSystems stockholders’ equity for the periods ending March 31, 2006 and 2005. The net effect of the merger is that the prior EnviroSystems preferred shareholders received 40% or 6,400,000 shares of the outstanding stock of Telecomm in the transaction for their outstanding shares, warrants and options of EnviroSystems preferred stock.

All shares of Telecomm common stock to be issued to the EnviroSystems shareholders, option holders and warrant holders (6,400,000 shares) in the merger are subject to a lock-up and held in escrow (the “Escrow Shares”) for a period equal to the longer of (a) 12 months following the closing or (b) 9 months after the effective date of a registration statement covering the resale of the shares of Telecomm common stock sold in the offering, provided, that such lock-up period shall not exceed the date 15 months from the closing. The escrow shares will be used to secure indemnification obligations of EnviroSystems shareholders to the Company under the merger agreement.

Outstanding options and warrants to purchase EnviroSystems preferred stock were converted to options to purchase the Company’s common stock at the merger date. In the merger, outstanding options to purchase common stock of EnviroSystems were converted into 982,362 common stock options of the Company. See Note 11. These options range in price from $3.40 to $5.00 per option and start to expire in approximately 4 years to 8 years.

Also in the Merger, outstanding warrants to purchase preferred stock of EnviroSystems were converted into 613,869 common stock warrants of the Company. These warrants are priced at $5.00 per warrant and expire in a range from 3 months to 4 years. See Note 10.

Private Placement

On January 10, 2006, the Company also issued 4,250,000 shares of common stock in a private placement offering (the “Offering”) in exchange for $8,500,000 in gross proceeds on January 10, 2006. The Company received $6,951,084 after paying $1,548,916 in expenses associated with the private placement including legal, escrow and selling agents fees. The merger agreement called for minimum gross proceeds from the private placement of $8,500,000 and net offering proceeds of $7,200,000. The Company’s net offering proceeds were $248,916 lower then the agreed upon amount due to increased expenses of the offering including legal and other expenses of the private placement. This is a violation of the merger agreement but had no effect on the Merger transaction. The parties to the Merger agreed and determined that this violation has no effect on the Merger transaction because there was no penalty specified in the Merger Agreement and all parties were aware of the violation prior to closing.

NOTE 10 - STOCK PURCHASE WARRANTS

Pursuant to a securities purchase agreement dated October 31, 2005, the Company issued and sold to MV Nanotech a warrant to purchase up to 4,000,000 shares of common stock. The warrant is exercisable for a period of 4 years commencing 90 days after the date of issuance and has an exercise price of $2.50 per share. See Note 9. Compensation was required to be recorded for warrants granted to the MV Nanotech using the Black-Scholes option-pricing model for the year ended March 31, 2006 in the amount of $220,033.

TELECOMM SALES NETWORK, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED MARCH 31, 2006 AND 2005

In connection with the private placement offering on January 10, 2006, the Company issued 637,500 common stock warrants to three selling agents of the private placement offering for purchase of the Company’s common stock. The warrants are exercisable for a period of 4 years commencing April 10, 2006 and have an exercise price of $2.50 per share. Consulting expense was required to be recorded for warrants granted to the selling agents using the Black-Scholes option-pricing model for the year ended March 31, 2006 in the amount of $931,763.

The following is a summary of all common stock warrant activity during the two years ended March 31, 2006:

	Number of Shares Under Warrants	Exercise Price Per Share	Weighted Average Exercise Price
Warrants issued and exercisable at: March 31, 2004	613,869	$5.00	$5.00
Warrants granted	-	-	-
Warrants expired	-	-	-
Warrants exercised	-	-	-
Warrants issued and exercisable at: March 31, 2005	613,869	5.00	5.00
Warrants granted	4,637,500	2.50	2.50
Warrants expired	-	-	-
Warrants exercised	-	-	-
Warrants issued and exercisable at: March 31, 2006	5,251,369	$2.50-5.00	$2.79

The following represents additional information related to common stock warrants outstanding and exercisable at March 31, 2006:

	Outstanding and Exercisable
Exercise Price	Number of Shares Under Warrants	Weighted Average Remaining Contract Life in Years	Weighted Average Exercise Price
$5.00	176,968	0.65	$5.00
$5.00	105,420	1.48	5.00
$5.00	242,045	2.56	5.00
$2.50	4,637,500	3.86	2.50
$5.00	89,436	4.16	5.00
	5,251,369	3.65	$2.79

TELECOMM SALES NETWORK, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED MARCH 31, 2006 AND 2005

The Company used the Black-Scholes option price calculation to value the warrants granted in the year ending March 31, 2006 using the following assumptions: risk-free rate of 4.50%; volatility of 63%; zero dividend yield; half the actual exercise term of the warrants granted and the exercise price of warrants granted.

NOTE 11 - EQUITY COMPENSATION PLAN

The Company has two stock option plans: (a) the 2006 Stock Incentive Plan which has been approved by the Board of Directors and is expected to be presented for shareholder approval at the next shareholders’ meeting and (b) the 2004 Equity Compensation Plan which has been approved by both the Board of Directors and the shareholders. An aggregate amount of common stock that may be awarded and purchased under the Plans is 3,700,000 shares of the Company's common stock.

The exercise price for incentive stock options granted under the 2006 and 2004 Plans may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory options is determined by the Compensation Committee of our Board of Directors. Incentive stock options granted under the plans have a maximum term of ten years, except for grants to 10% stockholders which are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the Compensation Committee of our Board of Directors. Options granted under the plans are not transferable, except by will and the laws of descent and distribution.

Under the Plans during the years ended March ended March 31, 2006 and 2005, the Company granted 1,150,000 and -0- stock options to employees. The options were issued with an exercise prices $2.00-2.50 and will fully vest from two to four years of service. The options were valued using the fair value method as prescribed by SFAS No. 123 (R), resulting in a total value associated with these options of $1,040,409. Pursuant to SFAS No. 123(R), this amount will be accrued to compensation expense over the expected service term as vested. The accrued compensation expense related to these options for the year ended March 31, 2006 is $242,060 and has been expensed in the year ended March 31, 2006 pursuant to the application of SFAS No. 123(R), and credited to additional paid-in capital.

The Company also issues stock options to consultants to purchase restricted Rule 144 common stock which is not issued under the Plans. During the year ended March 31, 2006 and 2005, the Company granted 6,720 and 106,053 options to consultants to purchase common stock with exercise prices of $1.61 to $5.00 per share which was equal to or higher than the market price at the date of the grant. Consulting expenses was required to be recorded for options granted to the consultants using the Black-Scholes option-pricing model for the year ended March 31, 2006 and 2005 in the amounts of $8,048 and $74,185, respectively.

The following is a summary of all common stock option activity during the two years ended March 31, 2006:

TELECOMM SALES NETWORK, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED MARCH 31, 2006 AND 2005

	Shares Under Options Outstanding	Weighted Average Exercise Price
Options outstanding at March 31, 2004	3,072,345	$2.35
Options granted	106,053	2.85
Options expired	(515,490)	2.50
Options exercised	-	-
Options outstanding at March 31, 2005	2,662,908	2.34
Options granted	1,156,720	2.32
Options expired	(1,680,546)	2.50
Options exercised	-	-
Options outstanding at March 31, 2006	2,139,082	$2.87

	Options Exercisable	Weighted Average Exercise Price per Share
Options exercisable at March 31, 2005	2,662,908	$2.34

Options exercisable at March 31, 2006	1,230,217	$3.31

The following represents additional information related to common stock options outstanding and exercisable at March 31, 2006:

Range of Exercise Price	Number Outstanding at March 31, 2006	Weighted Average Remaining Contractual Life Years	Weighted Average Exercise Price (Total Shares)	Number Exercisable At March 31, 2006	Weighted Average Exercise Price (Exercisable Shares)
$3.40	913,383	8.59	$3.40	908,943	$3.40
$5.00	68,979	4.64	$5.00	68,979	$5.00
$1.61 - 2.95	6,720	9.76	$2.11	2,295	$2.95
$2.00 - 2.50	1,150,000	6.52	$2.33	250,000	$2.50
$1.61 - 5.00	2,139,082	7.35	$2.87	1,230,217	$3.31

TELECOMM SALES NETWORK, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED MARCH 31, 2006 AND 2005

Total compensation cost related to non-vested stock options as of March 31, 2006 was $798,349.

Weighted average period of non-vested stock options was 7 years as of March 31, 2006.

The Company used the Black-Scholes option price calculation to value the options granted in the year ended March 31, 2006 using the following assumptions: risk-free rate of 4.5%; volatility of 63%; zero dividend yield; half the actual term and exercise price of warrants granted. See Note 9.

NOTE 12 - RELATED PARTY TRANSACTIONS

In August 2004, one of the Company’s shareholders loaned the Company $500. The loan, which was unsecured, non-interest bearing, and payable on demand, was repaid in February 2005. Other related party loans are listed in Note 7.

The Company previously used office space provided at no charge by Skye Source, LLC, an entity owned by the Company’s former director/officers. The value of this space is not considered materially significant for financial reporting purposes.

The Company owed a former officer of EnviroSystems, $68,389 in unpaid payroll from prior years. The Company paid this amount from the proceeds of the private placement in January 2006.

NOTE 13 - CHANGE IN ACCOUNTING ESTIMATE

The Company, during the current period ended March 31, 2006, changed its estimate of the useful life of its capitalized product development cost from a remaining life of 16 years to less than one year. Prior to changing its estimate of the useful life, the Company had recorded product development cost in the amount of $803,153 and had amortized $143,899 of the cost using an estimated life of 20 years. During the current period ending March 31, 2006, the Company expensed the remaining balance of $659,254.

Financial Statements of Telecomm Sales Network, Inc

For December 31, 2006 and the nine months ended December 31, 2006 and 2005

ANPATH GROUP, INC
CONSOLIDATED BALANCE SHEETS
	December 31,	March 31,
	2006	2006
	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$1,212,689	$3,420,358
Accounts receivable, net	21,664	11,615
Prepaid expenses	35,299	45,947
Inventory	100,481	105,192
TOTAL CURRENT ASSETS	1,370,133	3,583,112
FIXED ASSETS
Furniture & fixtures	183,883	135,660
Machinery & equipment	395,138	44,357
Capitalized software	135,052	131,843
Less accumulated depreciation and amortization	(178,226)	(240,476)
TOTAL FIXED ASSETS	535,847	71,384
OTHER ASSETS
Trade secrets	1,400,000	1,400,000
Deposits	12,669	16,550
TOTAL OTHER ASSETS	1,412,669	1,416,550
TOTAL ASSETS	$3,318,649	$5,071,046
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$333,021	$277,348
Reserve for product returns	23,099	270,000
TOTAL CURRENT LIABILITIES	356,120	547,348
COMMITMENTS AND CONTINGENCIES	-	-
STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value; 5,000,000 shares authorized,
no shares issued or outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized,
16,000,000 shares issued and outstanding	1,600	1,600
Additional paid-in capital	22,812,067	22,631,853
Accumulated deficit	(19,851,138)	(18,109,755)
TOTAL STOCKHOLDERS' EQUITY	2,962,529	4,523,698
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$3,318,649	$5,071,046

The accompanying condensed notes are an integral part of these interim financial statements.

Financial Statements of Telecomm Sales Network, Inc

For December 31, 2006 and the nine months ended December 31, 2006 and 2005

ANPATH GROUP, INC
CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES	$9,739	$187,955	$56,975	$409,206
COST OF SALES	22,303	233,604	103,576	445,197
Gross Profit (Loss)	(12,564)	(45,649)	(46,601)	(35,991)
EXPENSES
Sales and marketing	68,829	36,506	196,036	113,681
Product development	93,494	29,860	292,614	77,040
Corporate	209,502	223,778	594,289	130,696
Finance and administrative	354,123	82,025	683,647	210,964
Total Expenses	725,948	372,169	1,766,586	532,381
LOSS FROM OPERATIONS	(738,512)	(417,818)	(1,813,187)	(568,372)
OTHER INCOME (EXPENSE)
Interest income	18,664	62	72,388	488
Interest expense		(38,499)		(101,886)
Other income	216	(6,476)	216	(6,476)
Total Other Income (Expense)	18,880	(44,913)	72,604	(107,874)
LOSS BEFORE TAXES	(719,632)	(462,731)	(1,740,583)	(676,246)
INCOME TAX EXPENSE	-	-	(800)	(800)
NET LOSS	$(719,632)	$(462,731)	$(1,741,383)	$(677,046)
BASIC AND DILUTED NET LOSS PER SHARE	$(0.04)	$(0.07)	$(0.11)	$(0.11)
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING,
BASIC AND DILUTED	16,000,000	6,400,000	16,000,000	6,400,000

The accompanying condensed notes are an integral part of these interim financial statements

 Financial Statements of Telecomm Sales Network, Inc

For December 31, 2006 and the nine months ended December 31, 2006 and 2005

ANPATH GROUP, INC
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	(Deficit)	Equity
Balance, March 31, 2005	6,400,000	$640	$14,246,142	$(14,451,886)	$(205,104)
Effect of reverse merger and recapitalization	5,350,000	535	33,148	-	33,683
Common stock issued at a price of $2.00 per share
in private placement on January 10, 2006	4,250,000	425	6,950,659	-	6,951,084
Stock options and warrants issued	-	-	1,401,904	-	1,401,904
Net loss for the year ended March 31, 2006	-	-	-	(3,657,869)	(3,657,869)
Balance, March 31, 2006	16,000,000	1,600	22,631,853	(18,109,755)	4,523,698
Stock options and warrants issued	-	-	180,214	-	180,214
Net loss for the period ended December 31, 2006	-	-	-	(1,741,383)	(1,741,383)
Balance, December 31, 2006 (unaudited)	16,000,000	$1,600	$22,812,067	$(19,851,138)	$2,962,529

The accompanying condensed notes are an integral part of these interim financial statements.

Financial Statements of Telecomm Sales Network, Inc

For December 31, 2006 and the nine months ended December 31, 2006 and 2005

ANPATH GROUP, INC
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Nine Months Ended
	December 31,
	2006	2005
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,741,383)	$(677,046)
(Gain) Loss on disposal of assets	(216)	6,476
Depreciation and amortization	35,455	72,971
Stock options issued	180,214	-
Adjustments to reconcile net loss to net cash used by operations:
Decrease (increase) in accounts receivable	(10,049)	18,395
Decrease (increase) in prepaid expenses	10,648	17,405
Decrease (increase) in inventory	4,711	189,261
Decrease (increase) in deposits	3,881	608
Increase (decrease) in accounts payable & accrued expenses	55,673	(221,011)
Increase (decrease) in recall reserve for product returns	(246,901)	-
Net cash used by operating activities	(1,707,967)	(592,941)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(503,310)	(1,786)
Net cash used in investing activities	(503,310)	(1,786)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from disposal of assets	3,608	1,100
Increase (decrease) in due to officers	-	(66,694)
Increase in notes payables	-	700,000
Net cash provided by financing activities	3,608	634,406
NET INCREASE (DECREASE) IN CASH	(2,207,669)	39,679
CASH - Beginning of period	3,420,358	32,985
CASH - End of period	$1,212,689	$72,664
SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest expense paid	$-	$-
Income taxes paid	$800	$800

The accompanying condensed notes are an integral part of these interim financial statements.

TELECOMM SALES NETWORK, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

NOTE 1 – BASIS OF PRESENTATION

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Regulation S-B as promulgated by the Securities and Exchange Commission.  Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements.  These unaudited interim financial statements should be read in conjunction with the audited financials statements for the period ended March 31, 2006.  In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.   Operating results for the nine-month period ending December 31, 2006 are not necessarily indicative of the results that may be expected for the year ending March 31, 2007.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133”, SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, which is effective for the Company as of its inception. These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes as of the nine months ended December 31, 2006 and 2005.

Fair Value of Financial Instruments

The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," may include cash, receivables, and advances, accounts payable and accrued expenses. All such instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2006 and March 31, 2006.

Property and Equipment

Equipment is recorded at cost. Depreciation and amortization are provided using the straight-line method over the useful lives of the respective assets, typically 3-7 years. Major additions and betterments are capitalized. Upon retirement or disposal, the cost and related accumulated depreciation or amortization is removed from the accounts and any gain or loss is reflected in operations.

The following table summarizes the Company's fixed assets:

	December 31,	March 31,
	2006	2006
Office Equipment	$51,347	$49,046
Furniture & Fixtures	11,825	46,350
Marketing/Trade Shows	2,659	2,659
Manufacturing Equipment	395,138	44,357
Laboratory Furniture	-	4,600
Laboratory Equipment	118,051	33,005

Capitalized Software	135,053	131,843
	714,073	311,860
Accumulated Depreciation and Amortization	(178,226)	(240,476)
Fixed Assets, net	$535,847	$71,384

Depreciation expense for the nine month periods ended December 31, 2006 and 2005 was $35,455 and $72,971, respectively.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the financial statements, the Company incurred a net loss for the nine months ended December 31, 2006 and 2005, and has an accumulated deficit since the inception of the Company. These factors indicate that the Company may be unable to continue in existence. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue existence. The Company anticipates its projected business plan will require a minimum of $2,250,000 to continue operations in the next twelve months.

Impairment of Long Lived Assets

The Company assesses potential impairment of its long lived assets, which include its property and equipment and its identifiable intangibles such as its trade secrets under the guidance of Statement of Financial Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets.” On an annual basis, or as events and circumstances indicate that an asset may be impaired, the Company assesses potential impairment of its long lived assets. The Company determines impairment by measuring the undisclosed future cash flows generated by the assets, comparing the results to the assets' carrying value and adjusting the assets to the lower of the carrying value to fair value and charging current operations for any measured impairment.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. References herein to the Company include the Company and its subsidiaries, unless the context otherwise requires.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements,” (hereinafter "SFAS No. 157") which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant immediate effect on its financial position or results of operation

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (hereinafter "FIN 48"), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material immediate impact on its financial reporting.  The Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

Reclassifications

Certain amounts have been reclassified from the prior financial statements for comparative purposes.

Revenue Recognition

Revenue is generally recognized and earned when all of the following criteria are satisfied: a) persuasive evidence of sales arrangements exists; b) delivery has occurred; c) the sales price is fixed or determinable; and d) collectibility is reasonably assured.

Persuasive evidence of an arrangement is demonstrated via a purchase order from our customers. Delivery occurs when title and all risks of ownership are transferred to the purchaser which generally occurs when the products are shipped to the customer. No right of return exists on sales of product except for defective or damaged products. The sales price to the customer is fixed upon acceptance of purchase order. To assure that collectibility is reasonably assured, credit evaluations are performed on all customers.

Stock Based Compensation

The Company measures compensation cost for its stock based compensation plans under the provisions of Statement of Financial Accounting Standards No. 123(R), “Accounting for Stock Based Compensations.” This statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R), "Accounting for Stock-Based Compensation", requires companies to include expenses in net income (loss) and earnings (loss) for each issuance of options and warrants. The Company uses the Black-Scholes option valuation model to value its issuance of options and warrants.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

NOTE 3 - CONCENTRATION OF CREDIT RISK

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash. The Company places its cash and cash equivalents with what management believes to be high credit quality financial institutions. At times such investments may be in excess of the FDIC insurance limit. The Company maintains cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2006 and March 31, 2006, the Company's uninsured cash balances total was $1,087,626 and $3,201,749, respectively.

NOTE 4 - INVENTORIES

Inventories consist of the following:

	December 31,	March 31,
	2006	2006
Raw material	$87,161	$134,710
Work-in-progress	-	-
Finished goods	13,320	30,482
Allowance for obsolescence	-	(60,000)
Inventory, net	$100,481	$105,192

NOTE 5 - RESERVE FOR PRODUCT RETURNS

During the period ending March 31, 2006, the Company in response to communications from the U.S. Environmental Protection Agency decided voluntarily to suspend sales, marketing and distribution of its EcoTru® disinfectant products and has initiated a retrieval program to recover existing stocks of EcoTru® that have been distributed since January 2005 and remain in customer inventories. At December 31, 2006 and March 31, 2006, the Company has accrued $23,099 and $270,000, respectively, which is its best estimate of its obligation regarding the EPA action and voluntary recall.  This is presented under the caption “reserve for product returns” in the accompanying balance sheet.

NOTE 6 - COMMITMENT AND CONTINGENCIES

Operating Leases

The Company, has formal operating leases for all of its office and laboratory space. Rent expense relating to operating spaces leased was approximately $88,419and $78,765 for the nine months ended December 31, 2006 and 2005, respectively.

Executive Employment Contracts

The Company has entered into a three year employment contract with a key Company executive that provides for the continuation of salary to the executive if terminated for reasons other than cause, as defined in those agreements. At December 31, 2006, the future employment contract commitment for such key executive based on this termination clause was approximately $18,750 per month through January 9, 2009. The Company also issued 750,000 stock options to purchase 750,000 common stock shares at $2.50 per share. Of these, 250,000 were fully vested at March 31, 2006 with the balance vesting at a rate of 250,000 each at March 31, 2007 and 2008.

U.S. Environmental Protection Agency and Product Recall

The Company announced on February 7, 2006 that in response to communications from the U.S. Environmental Protection Agency (“EPA”) that EnviroSystems, Inc., its wholly owned subsidiary had decided voluntarily to suspend sales, marketing and distribution of its EcoTru disinfectant products and has initiated a retrieval program to recover existing stocks of EcoTru that have been distributed since January 2005 and remain in customer inventories. The Company believes that it has retrieved all of the known product that was still in its distributors' inventory and has settled all known claims with distributors. The Company has settled with the EPA for a fine and administrative charges of $16,358. The Company has re-submitted to the EPA in June 2006 its EcoTru product for approval as a limited disinfectant and is continuing to test the product to be able to pass the EPA requirement as a hospital grade disinfectant.

Lease Agreements

The Company has entered into two lease agreements for office and laboratory facility. The first agreement for laboratory facility requires payments of $10,800 yearly beginning in July 2006. The laboratory is located in Cleveland, OH. The office lease requires payments of $156,000 over a two year period beginning in August 2006.  There are two one year options to extend this lease at a rate of $62,400 per year. The office is located in Mooresville, NC.

NOTE 7 - PREFERRED STOCK AND COMMON STOCK

Preferred Stock

The Company is authorized to issue 5,000,000 shares of $0.0001 par value preferred stock, which may be issued in one or more series at the sole discretion of the Company's board of directors. The board of directors is also authorized to determine the rights, preferences, and privileges and restrictions granted to or imposed upon any series of preferred stock. As of December 31, 2006, no preferred stock has been issued by the Company.

Common Stock

The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

Sale of Common Stock

Pursuant to a securities purchase agreement dated as of October 31, 2005 by and between Anpath Group and MV Nanotech Corp., a Texas corporation (“MV Nanotech”), the Company issued and sold to MV Nanotech 3,230,000 shares of the Company's restricted common stock, par value $0.0001 per share and a warrant to purchase up to an additional 4,000,000 shares of common stock. The warrant is exercisable for a period of 4 years commencing 90 days after the date of issuance and has an exercise price of $2.50 per share. Pursuant to the agreement, MV Nanotech paid Anpath Group $80,750 for the securities, of which $40,375 was paid in cash with the remainder in a non-interest bearing promissory note receivable, later paid on January 12, 2006.

The securities were issued to MV Nanotech in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended in reliance on Section 4(2) of the Act and the safe harbor private offering exemption provided by Rule 506 promulgated under the Act, without the payment of discounts or commissions to any person.

Merger and Recapitalization

Prior to the merger and recapitalization (described below), there were 7,350,000 shares of the Company’s common stock outstanding. This included 4,120,000 shares of common stock issued for cash to the Company’s shareholders, officers and directors and 3,230,000 shares issued to MV Nanotech. The Company purchased and retired 2,000,000 shares of its common stock from its former officers and directors immediately prior to the merger and private placement transactions, leaving 5,350,000 shares of the Company’s common stock outstanding at the time of the merger and private placement transactions.

On January 10, 2006, the Company completed the acquisition of EnviroSystems, Inc. (“EnviroSystems”) in a merger transaction. The Company issued 6,400,000 shares of common stock in exchange for all the outstanding shares, options and warrants of EnviroSystems, Inc. Pursuant to an agreement and plan of merger dated as of November 11, 2005 (the “Merger Agreement”), by and among the Company, TSN Acquisition Corporation (“TAC”), a newly formed and wholly owned subsidiary of the Company, and EnviroSystems, Inc. (“EnviroSystems”), TAC merged with and into EnviroSystems, with EnviroSystems as the surviving corporation. On January 10, 2006, prior to the merger, the Company had $4,177 in cash, a note receivable of $40,375, and liabilities of $10,869 with net assets of $33,683 and 5,350,000 common stock shares issued and outstanding.

The transaction between the Company and EnviroSystems has been treated as a reverse merger and recapitalization of EnviroSystems for reporting purposes. The Company’s filed financial statements reflect the restatement of EnviroSystems stockholders' equity for the periods ending March 31, 2006 and 2005. The net effect of the merger is that the prior EnviroSystems preferred shareholders received 40% or 6,400,000 shares of the outstanding stock of the Company in the transaction for their outstanding shares, warrants and options of EnviroSystems preferred stock.

All shares of the Company’s common stock to be issued to the EnviroSystems shareholders, option holders and warrant holders (6,400,000 shares) in the merger are subject to a lock-up and held in escrow for a period equal to the longer of (a) 12 months following the closing or (b) 9 months after the effective date of a registration statement covering the resale of the shares of the Company’s common stock sold in the offering, provided, that such lock-up period shall not exceed the date 15 months from the closing. The escrow shares will be used to secure indemnification obligations of EnviroSystems shareholders to the Company under the merger agreement.

In November 2006 the Company elected to exercise its right to seek indemnification and made a claim seeking the return of all 6,400,000 shares held in escrow.  Pursuant to the terms of the Escrow and Lock-Up Agreement, if the Company determined that it had a claim for damages under the Merger Agreement, the Company had up to one year from the closing of the Merger to submit a claim seeking the return of shares held in escrow.  The Company is currently in negotiations with representatives of the EnviroSystems preferred stockholders and all parties to the negotiations are hoping to reach an amicable resolution.  The Company has not set a time frame for the conclusion of the negotiations and cannot say when the negotiations will be concluded.  Further, the Company cannot say whether or not its claim will be successful or if the Company will receive any or none of the shares it is seeking.

Outstanding options and warrants to purchase EnviroSystems preferred stock were converted to options to purchase the Company's common stock at the merger date. In the merger, outstanding options to purchase common stock of EnviroSystems were converted into 982,362 common stock options of the Company. These options range in price from $3.40 to $5.00 per option and start to expire in approximately 4 years to 8 years.

Also in the merger, outstanding warrants to purchase preferred stock of EnviroSystems were converted into 613,869 common stock warrants of the Company. These warrants are priced at $5.00 per warrant and start to expire in approximately 3 months to 4 years.

Private Placement

On January 10, 2006, the Company also issued 4,250,000 shares of common stock in a private placement offering in exchange for $8,500,000 in gross proceeds. The Company received $6,951,084 after paying $1,548,916 in expenses associated with the private placement including legal, escrow and selling agents fees. The merger agreement called for minimum gross proceeds from the private placement of $8,500,000 and net offering proceeds of $7,200,000. The Company's net offering proceeds were $248,916 lower then the agreed upon amount due to increased expenses of the offering including legal and other expenses of the private placement. This is a violation of the merger agreement but had no effect on the merger transaction.

NOTE 8 - STOCK PURCHASE WARRANTS

Pursuant to a securities purchase agreement dated October 31, 2005, the Company issued and sold to MV Nanotech a warrant to purchase up to 4,000,000 shares of common stock. The warrant is exercisable for a period of 4 years commencing 90 days after the date of issuance and has an exercise price of $2.50 per share. See Note 9. Compensation was required to be recorded for warrants granted to the MV Nanotech using the Black-Scholes option-pricing model for the year ended March 31, 2006 in the amount of $220,033.

In connection with the private placement offering on January 10, 2006, the Company issued 637,500 common stock warrants to three selling agents of the private placement offering for purchase of the Company's common stock. The warrants are exercisable for a period of 4 years commencing April 10, 2006 and have an exercise price of $2.50 per share.

The following is a summary of all common stock warrant activity during the year ended March 31, 2006 and the nine months ended December 31, 2006:

	Number of Shares Under Warrants	Exercise Price Per Share	Weighted Average Exercise Price
Warrants issued and exercisable at: March 31, 2005	613,869	$5.00	$5.00
Warrants granted	4,637,500	2.5	2.5
Warrants expired	-	-	-
Warrants exercised	-	-	-
Warrants issued and exercisable at: March 31, 2006	5,251,369	2.50-5.00	2.79
Warrants granted	-	-	-
Warrants expired	(176,968)	5.00	5.00
Warrants exercised	-	-	-
Warrants issued and exercisable at: December 31, 2006	5,074,401	$2.50-5.00	$2.72

The following represents additional information related to common stock warrants outstanding and exercisable at December 31, 2006:

	Outstanding and Exercisable
Exercise Price	Number of Shares Under Warrants	Weighted Average Remaining Contract Life in Years	Weighted Average Exercise Price
$5.00	105,420	0.73	5.00
$5.00	242,045	1.80	5.00
$2.50	4,637,500	3.21	2.50
$5.00	89,436	3.41	5.00
	5,074,401	3.09	$2.72

The Company used the Black-Scholes option price calculation to value the warrants granted in the year ending March 31, 2006 using the following assumptions: risk-free rate of 4.50%; volatility of 63%; zero dividend yield; half the actual exercise term of the warrants granted and the exercise price of warrants granted.

NOTE 9 - EQUITY COMPENSATION PLAN

The Company has two stock option plans: (a) the 2006 Stock Incentive Plan which has been approved by the Board of Directors and is expected to be presented for shareholder approval at the next shareholders' meeting and (b) the 2004 Equity Compensation Plan which has been approved by both the Board of Directors and the shareholders. An aggregate amount of common stock that may be awarded and purchased under the Plans is 3,700,000 shares of the Company's common stock.

The exercise price for incentive stock options granted under the 2006 and 2004 Plans may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory options is determined by the Compensation Committee of the Company’s Board of Directors. Incentive stock options granted under the plans have a maximum term of ten years, except for grants to 10% stockholders which are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the Compensation Committee. Options granted under the plans are not transferable, except by will and the laws of descent and distribution.

Under the Plans during the year ended March 31, 2006 and the nine months ended December 31, 2006 the Company granted 325,750 and 1,150,000 stock options to employees and members of the Board of Directors.

The Company also issues stock options to consultants to purchase restricted Rule 144 common stock which is not issued under the Plans. During the nine months ended December 31, 2006 and 2005, the Company granted 15,645 and -0- options to consultants to purchase common stock with exercise prices of $1.70 to $2.95 per share which was equal to or higher than the market price at the date of the grant. Consulting expense was required to be recorded for options granted to the consultants using the Black-Scholes option-pricing model for the nine months ended December 31, 2006 and 2005 in the amounts of $17,825 and $-0-, respectively.

The following is a summary of all common stock option activity during the year ended March 31, 2006 and the nine months ended December 31, 2006:

	Shares Under Options Outstanding	Weighted Average Exercise Price
Options outstanding at March 31, 2005	2,662,908	$2.34
Options granted	1,156,720	2.32
Options expired	(1,680,546)	2.50
Options exercised	-	-
Options outstanding at March 31, 2006	2,139,082	2.87
Options granted	341,395	2.05
Options expired	-	-
Options exercised	-	-
Options outstanding at December 31, 2006	2,480,477	$2.77

	Options Exercisable	Weighted Average Exercise Price per Share
Options exercisable at March 31, 2006	1,230,217	$3.31

Options exercisable at December 31, 2006	1,379,917	$3.17

The following represents additional information related to common stock options outstanding and exercisable at December 31, 2006:

Range of Exercise Price	Number Outstanding at December 31, 2006	Weighted Average Remaining Contractual Life Years	Weighted Average Exercise Price (Total Shares)	Number Exercisable At December 31, 2006	Weighted Average Exercise Price (Exercisable Shares)
$3.40	913,383	7.84	$3.40	913,383	$3.40
$5.00	68,979	3.88	$5.00	68,979	$5.00
$1.61 - 2.95	22,365	9.46	$2.06	21,805	$2.05
$2.00 - 2.50	1,475,750	6.74	$2.29	375,750	$2.35
$1.61 - 5.00	2,480,477	7.09	$2.77	1,379,917	$3.17

Total compensation cost related to non-vested stock options as of December 31, 2006 was $1,049,788.

Weighted average period of non-vested stock options was 9.45 years as of December 31, 2006.

The Company used the Black-Scholes option price calculation to value the options granted in the nine months ended December 31,

2006 using the following assumptions: risk-free rate of 4.5%; volatility of 63%; zero dividend yield; half the actual term and exercise price of warrants granted.

NOTE 10 - RELATED PARTY TRANSACTIONS

The Company previously used office space provided at no charge by Skye Source, LLC, an entity owned by the Company's former director/officers. The value of this space is not considered materially significant for financial reporting purposes.

The Company owed a former officer of EnviroSystems, $68,389 in unpaid payroll from prior years. The Company paid this amount from the proceeds of the private placement in January 2006.

We have not authorized any dealer, salesperson or any other person to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of __________, 2007

Until ______________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ANPATH GROUP, INC. 18,149,103 SHARES OF COMMON STOCK ____________________ PROSPECTUS ____________________

 PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the Delaware General Corporation Law ("DGCL"), permits, under certain circumstances, the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving in a similar capacity for another enterprise at the request of the corporation. To the extent that a director, officer, employee or agent of the corporation has been successful in defending any such proceeding, the DGCL provides that he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorneys' fees), actually and reasonably incurred, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The DGCL provides, however, that indemnification shall not be permitted in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court, upon application, determines that he is entitled to indemnification under the circumstances. With respect to proceedings other than those brought by or in the right of the corporation, notwithstanding the outcome of such a proceeding, such person may be indemnified against judgments, fines and amounts paid in settlement, as well as expenses, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe his conduct was unlawful. Except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraph or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case (1) by majority vote of the directors that are not parties to the proceeding, even though less than a quorum, or (2) by a committee of the directors that are not a party to the proceeding who have been appointed by a majority vote of directors who are not a party to the proceeding, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

The DGCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding, provided that the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. Also, a corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability.

Our certificate of incorporation eliminates the personal liability of directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of the DGCL, provided that this provision shall not eliminate or limit the liability of a director for: (i) any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) arising under Section 174 of the DGCL (with respect to unlawful dividend payments and unlawful stock purchases or redemptions); or (iv) for any transaction from which the director derived an improper personal benefit.  Additionally, we have included in our certificate of incorporation and our bylaws provisions to indemnify our directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by Section 145 of the DGCL.  The effect of the foregoing is to require us, to the extent permitted by law, to indemnify our officers, directors, employees and agents for any claims arising against such person in their official capacities, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The foregoing descriptions are only general summaries. For additional information we refer you to the full text of our certificate of incorporation, as amended, and our bylaws filed as Exhibits 3.1 and 3.2 to our registration on Form SB-2 as filed with the Commission on March 16, 2005, which we incorporate in this filing by reference thereto.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing, or otherwise, the company has been advised that the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by Telecomm Sales Network in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission Registration Fee	$4,387
Printing and Engraving Expenses	15,000
Accounting Fees and Expenses	25,000
Legal Fees and Expenses	30,000
Miscellaneous	5,000

Total	$79,387

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

In January 2006, in connection with our acquisition of EnviroSystems through a reverse merger (the “Merger”), we issued 6,400,000 shares of restricted common stock to the holders of EnviroSystems preferred stock and holders of options and warrants to purchase EnviroSystems preferred stock.  Immediately prior to the Merger, the EnviroSystems preferred stockholders held 2,524,472 shares of EnviroSystems preferred stock and warrants and options to purchase up to an additional 838,850 shares of EnviroSystems preferred stock, for an aggregate of 3,363,322 shares of EnviroSystems’ preferred stock on a fully diluted basis.  All of such preferred shares, including preferred shares underlying options and warrants, were exchanged for 6,400,000 shares of our common stock, which resulted in a conversion ratio of approximately 1.902880 shares of our common stock for each share of EnviroSystems preferred stock, on a fully diluted basis.   Accordingly, of the 6,400,000 shares of our common stock issued in the Merger, 4,833,469 shares represent shares issued in exchange for shares of preferred stock, 583,201 shares represent shares of common stock issuable upon the exercise of warrants to purchase EnviroSystems preferred stock and 983,329 shares represent shares issuable upon the exercise of options to purchase EnviroSystems preferred stock.  The shares of our common stock issued in the Merger were issued in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended (the “Securities Act”) and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.  We made this determination based upon representations made to us by EnviroSystems that each of such preferred stock holders were financial sophisticated and that less than 35 of such preferred stockholders were not “accredited investors” ” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution, and that each such persons understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom

Concurrently with the closing of the Merger in January 2006, we completed the sale of 4,250,000 shares of restricted common stock in a private placement to accredited investors pursuant to the terms of a Confidential Private Placement Memorandum, dated November 16, 2005 (the “Offering”).  We received gross proceeds of $8,500,000 from the sale of these shares.  The Offering was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. None of the shares of our common stock were registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.  We made this determination based on the representations of the persons obtaining such securities which included, in pertinent part, that such persons were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution, and that each such persons understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.  In connection with the Offering, Laidlaw & Company (UK) Ltd, APS Financial Services and Riverstone Wealth Management acted as placement agents.  We paid an aggregate cash fee of $850,000, to the placement agents and issued four-year warrants to purchase up to 637,500 shares of our common stock at an exercise price of $2.50 per share.

In October 2005, pursuant to a Securities Purchase Agreement dated as of October 31, 2005 (the “Agreement”) by and between us and MV Nanotech Corp., a Texas corporation, we issued and sold to MV Nanotech 3,230,000 shares of our restricted common stock and a warrant to purchase up to an additional 4,000,000 shares of common stock. The warrant is exercisable for a period of 4 years commencing 90 days after the date of issuance and has an exercise price of $2.50 per share. Pursuant to the Agreement, MV Nanotech paid us $80,750 for the Securities, of which $40,375 was paid in cash and the remaining $40,375 was paid pursuant to a non-interest bearing promissory note made by MV Nanotech in favor of us, which was paid in January 2006.  The source of funds was MV Nanotech’s available funds.  The shares of our common stock issued to MV Nanotech were issued in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.   We made this determination based on MV Nanotech’s representation to us that it was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

In March 2007, pursuant to the exercise of a warrant to purchase our common stock, we issued 250,000 shares of our restricted common stock to the Singer Children’s Management Trust (the “Singer Trust”) in exchange for the Singer Trust’s payment to us of the exercise price of $625,000.  In March 2007, the Singer Trust acquired warrants to purchase up to 1,000,000 shares of our common stock from MV Nanotech Corp.  Following such exercise, the Singer Trust the holder of 250,000 shares of our restricted common stock and warrants to purchase up to 7500,000 shares of our common stock. The warrants have an exercise price of $2.50 per share and expire on April 10, 2010.  The warrants have a limit on exercise which restricts the Singer Trust’s ability to exercise the warrants if such exercise would result in the Singer Trust’s ownership exceeding 4.9% of our outstanding common stock.  The shares of our common stock issued to the Singer Trust were issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and the rules adopted thereunder and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.   We made this determination based on the representations of the Singer Trust which included, in pertinent part, that it was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that it was acquiring such securities for investment purposes for its own account and not as a nominee or agent, and not with a view to resale or distribution, and that it understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

In March 2007, pursuant to the exercise of warrants to purchase preferred stock of EnviroSystems, Inc., we issued 49,889 shares of our restricted common stock to Atypical Bioventures Fund LLC.  Atypical acquired the warrants in June 2004 pursuant to a Note and Warrant Purchase Agreement with EnviroSystems, Inc.  The shares of our common stock issued to Atypical were issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and the rules adopted thereunder and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.   We made this determination based on the representations of Atypical which included, in pertinent part, that it was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that it was not formed solely for the purpose of making such investment and that it was acquiring such securities for investment purposes for its own account and not as a nominee or agent, and not with a view to resale or distribution, and that it understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

In August, 2004, at the time of our incorporation, we issued 1,000,000 shares of our restricted common stock (for an aggregate of 2,000,000 shares) to each of our founding stockholders, William Sarine and Tony Summerlin, at $0.0001 per share and $200 in the aggregate. Mr. Sarine and Summerlin were accredited investors, and the securities were sold under the exemption from registration provided by Section 4(2) of the Securities Act and the rules adopted thereunder.  We made this determination based on the representations of the persons obtaining such securities which included, in pertinent part, that such persons were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution, and that each such persons understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

During the period from September to November of 2004, we sold 2,120,000 shares of our restricted common stock at a price of $0.05 per share to investors pursuant to a private offering for a total of $106,000.  The private offering was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. None of the shares of our common stock were registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.  We made this determination based on the representations of the persons obtaining such securities which included, in pertinent part, that such persons were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution, and that each such persons understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

ITEM 27. EXHIBITS

Exhibit Number	Exhibit Description

3.1	Certificate of Incorporation (1)
3.1(a)	Certificate of Amendment to Certificate of Incorporation (7)
3.2	By-Laws (1)
4.1	Specimen Certificate of Common Stock (1)
4.2	Form of Warrant (5)
5.1	Opinion of Gusrae, Kaplan, Bruno & Nusbaum PLLC**
10.1	2004 Equity Compensation Plan (1)
10.2	Securities Purchase Agreement, dated as of October 31, 2005 between MV Nanotech Corp. and Telecomm Sales Network, Inc. (2)
10.3

Agreement and Plan of Merger, dated as of November 11, 2005 by and between Telecomm, TSN Acquisition Corporation and EnviroSystems, Inc. (Nonmaterial schedules and exhibits identified in the Agreement and Plan of Merger have been omitted pursuant to Item 601b.2 of Regulation S-K. Telecomm Sales Network, Inc. agrees to furnish supplementally to the Commission upon request by the Commission a copy of any omitted schedule or exhibit.) (3)

10.4	Escrow and Lock-Up Agreement, dated as of November 11, 2005 by and between Telecomm, Daniel Ferguson, as shareholder agent, EnviroSystems and Jerold K. Levien, Esq. as escrow agent.(4)
10.5	Form of Registration Rights Agreement between Telecomm Sales Network, Inc. and the other signatories thereto. (5)
10.6	Commercial Lease Agreement dated June 6, 2006 by and between Morlake Executive Suites and EnviroSystems, Inc. (5)
10.7	Telecomm Sales Network, Inc. 2006 Stock Incentive Plan (5)+
10.8	Form of Incentive Stock Option Agreement (5)+
10.9	Form of Non-Qualified Stock Option Agreement (5)+
10.10	Form of Restricted Stock Agreement (5)+
10.11	Employment Agreement made as of January 19, 2006 between Telecomm Sales Network, Inc. and J. Lloyd Breedlove(4)
10.12	Manufacturing Agreement dated as of August 1, 2006 between EnviroSystems, Inc. and Minntech Corporation (6) *
10.13	Intellectual Property Assignment Agreement between EnviroSystems, Inc. American Children’s Foundation, Richard H Othus, Andrew D.B. Lambie and Cascade Chemical Corporation.
10.14	Consent Agreement and Final Order with United States Environmental Protection Agency (6)
10.15	Securities Purchase Agreement dated as of March 7, 2007 between MV Nanotech Corp., the Singer Children’s Management Trust and, solely with respect to sections 4 and 8, Anpath Group, Inc.
21.1	Subsidiaries of the Registrant (5)
23.1	Consent of Williams & Webster
23.2	Consent of Gusrae, Kaplan, Bruno & Nusbaum PLLC (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature page to this Registration Statement)**

(1)	Filed as an exhibit to the registrant’s Registration Statement on Form SB-2 filed on March 16, 2005 and incorporated herein by reference.
(2)	Filed as an exhibit to the registrant’s Current Report on Form 8-K filed on November 11, 2005 and incorporated herein by reference.
(3)	Filed as an exhibit to the registrant’s Current Report on Form 8-K filed on November 17, 2005 and incorporated herein by reference.
(4)	Filed as an exhibit to the registrant’s Current Report on Form 8-K filed on January 12, 2006 and incorporated herein by reference.
(5)	Filed as an exhibit to the registrant’s Transition Report on Form 10-KSB filed on June 29, 2006 and incorporated herein by reference.
(6)	Filed as an exhibit to the registrant’s Form 10-QSB for the quarter ended September 30, 2006 filed on November 15, 2006.
(7)	Filed as an exhibit to the registrant’s Current Report on Form 8-K filed on January 17, 2007 and incorporated herein by reference.

 + Denotes a management contract or compensatory plan or arrangement

* A request for confidential treatment has been furnished to the SEC for portions of such document. Confidential portions have been omitted and furnished separately to the SEC in accordance with Rule 406(b).

** Previously filed.

ITEM 28. UNDERTAKINGS

The undersigned small business issuer hereby undertakes to:

(1) For determining any liability under the Securities Act, treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

(2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this registration statement, and that offering of the securities at that time as the initial BONA FIDE offering of those securities.

The undersigned small business issuer hereby undertakes with respect to the securities being offered and sold in this offering:

(1) To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act of 1933, treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification by the undersigned small business issuer for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(g)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Amendment No. 2 to the registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mooresville, State of North Carolina, on this 14 day of April, 2007.

ANPATH GROUP, INC.

April 14, 2007	By:	/s/ J. Lloyd Breedlove
J. Lloyd Breedlove President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Lloyd Breedlove	President, Chief Executive Officer and Director (Principal Executive Officer)	April 14, 2007
J. Lloyd Breedlove

/s/ Stephen Hoelscher	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	April 13, 2007
Stephen Hoelscher

/s/ Charles Cottrell	Director	April 14, 2007
Charles Cottrell

/s/ Jeffrey Connally	Director	April 13, 2007
Jeffrey Connally

/s/ Stephen A. Schneider	Director	April 13, 2007
Stephen A. Schneider

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

3.1	Certificate of Incorporation (1)
3.1(a)	Certificate of Amendment to Certificate of Incorporation (7)
3.2	By-Laws (1)
4.1	Specimen Certificate of Common Stock (1)
4.2	Form of Warrant (5)
5.1	Opinion of Gusrae, Kaplan, Bruno & Nusbaum PLLC**
10.1	2004 Equity Compensation Plan (1)
10.2	Securities Purchase Agreement, dated as of October 31, 2005 between MV Nanotech Corp. and Telecomm Sales Network, Inc. (2)
10.3

Agreement and Plan of Merger, dated as of November 11, 2005 by and between Telecomm, TSN Acquisition Corporation and EnviroSystems, Inc. (Nonmaterial schedules and exhibits identified in the Agreement and Plan of Merger have been omitted pursuant to Item 601b.2 of Regulation S-K. Telecomm Sales Network, Inc. agrees to furnish supplementally to the Commission upon request by the Commission a copy of any omitted schedule or exhibit.) (3)

10.4	Escrow and Lock-Up Agreement, dated as of November 11, 2005 by and between Telecomm, Daniel Ferguson, as shareholder agent, EnviroSystems and Jerold K. Levien, Esq. as escrow agent.(4)
10.5	Form of Registration Rights Agreement between Telecomm Sales Network, Inc. and the other signatories thereto. (5)
10.6	Commercial Lease Agreement dated June 6, 2006 by and between Morlake Executive Suites and EnviroSystems, Inc. (5)
10.7	Telecomm Sales Network, Inc. 2006 Stock Incentive Plan (5)+
10.8	Form of Incentive Stock Option Agreement (5)+
10.9	Form of Non-Qualified Stock Option Agreement (5)+
10.10	Form of Restricted Stock Agreement (5)+
10.11	Employment Agreement made as of January 19, 2006 between Telecomm Sales Network, Inc. and J. Lloyd Breedlove(4)
10.12	Manufacturing Agreement dated as of August 1, 2006 between EnviroSystems, Inc. and Minntech Corporation (6) *
10.13	Intellectual Property Assignment Agreement between EnviroSystems, Inc. American Children’s Foundation, Richard H Othus, Andrew D.B. Lambie and Cascade Chemical Corporation.
10.14	Consent Agreement and Final Order with United States Environmental Protection Agency (6)
10.15	Securities Purchase Agreement dated as of March 7, 2007 between MV Nanotech Corp., the Singer Children’s Management Trust and, solely with respect to sections 4 and 8, Anpath Group, Inc.
21.1	Subsidiaries of the Registrant (5)
23.1	Consent of Williams & Webster
23.2	Consent of Gusrae, Kaplan, Bruno & Nusbaum PLLC (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature page to this Registration Statement)**

(1)	Filed as an exhibit to the registrant’s Registration Statement on Form SB-2 filed on March 16, 2005 and incorporated herein by reference.
(2)	Filed as an exhibit to the registrant’s Current Report on Form 8-K filed on November 11, 2005 and incorporated herein by reference.
(3)	Filed as an exhibit to the registrant’s Current Report on Form 8-K filed on November 17, 2005 and incorporated herein by reference.
(4)	Filed as an exhibit to the registrant’s Current Report on Form 8-K filed on January 12, 2006 and incorporated herein by reference.
(5)	Filed as an exhibit to the registrant’s Transition Report on Form 10-KSB filed on June 29, 2006 and incorporated herein by reference.
(6)	Filed as an exhibit to the registrant’s Form 10-QSB for the quarter ended September 30, 2006 filed on November 15, 2006.
(7)	Filed as an exhibit to the registrant’s Current Report on Form 8-K filed on January 17, 2007 and incorporated herein by reference.

 + Denotes a management contract or compensatory plan or arrangement

* A request for confidential treatment has been furnished to the SEC for portions of such document. Confidential portions have been omitted and furnished separately to the SEC in accordance with Rule 406(b).

** Previously filed.